UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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EMERSON ELECTRIC CO.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

St. Louis, Missouri
December 10, 2010
TO THE STOCKHOLDERS OF
  EMERSON ELECTRIC CO.:

The Annual Meeting of the Stockholders of Emerson Electric Co. will be held at the office of the Company, 8000 West Florissant Avenue, St. Louis, Missouri 63136 on Tuesday, February 1, 2011, commencing at 10:00 a.m. Central Standard Time, at which meeting only holders of the common stock of record at the close of business on November 23, 2010 will be entitled to vote, for the following purposes:

1.	To elect as directors the five Directors named in the attached proxy statement;

2.	To re-approve the performance measures under the Emerson Electric Co. 2006 Incentive Shares Plan;

3.	To approve the Emerson Electric Co. 2011 Stock Option Plan;

4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm;

5.	To hold an advisory vote on executive compensation;

6.	To hold an advisory vote to determine the frequency of future advisory votes on executive compensation;

7.	To vote upon the stockholder proposal described in the accompanying proxy statement, if properly presented at the meeting; and

8.	To transact such other and further business, if any, as lawfully may be brought before the meeting.

EMERSON ELECTRIC CO.

By
Chairman of the Board and
Chief Executive Officer

Secretary

Even though you may plan to attend the meeting in person, please vote by telephone or the Internet, or execute the enclosed proxy card and mail it promptly. A return envelope (which requires no postage if mailed in the United States) is enclosed for your convenience. Telephone and Internet voting information is provided on your proxy card. Should you attend the meeting in person, you may revoke your proxy and vote in person.

IMPORTANT
Please note that a ticket is required for admission to the meeting. If you plan to attend in person and are a stockholder of record, please check the box on your proxy card and bring the tear-off admission ticket with you to the meeting. If your shares are held by someone else (such as a broker) please bring with you a letter from that firm or an account statement showing you were a beneficial holder on November 23, 2010.

EMERSON ELECTRIC CO.
8000 WEST FLORISSANT AVENUE, ST. LOUIS, MISSOURI 63136
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 1, 2011

This proxy statement is furnished to the stockholders of Emerson Electric Co. in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. Central Standard Time on February 1, 2011 at the office of the Company, 8000 West Florissant Avenue, St. Louis, Missouri 63136 and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about December 10, 2010. A copy of the Company’s Annual Report to Stockholders for the fiscal year ended September 30, 2010 accompanies this proxy statement.

If you plan to attend and have a disability which requires accommodation at the meeting, please call 314-553-2197. Requests must be received by January 17, 2011. If you have questions regarding admission or directions to the Annual Meeting of Stockholders, please call 314-553-2197.

Stockholders can simplify their voting and save Emerson expense by voting by telephone or by Internet. If you vote by telephone or Internet, you need not mail back your proxy card. Telephone and Internet voting information is provided on your proxy card. A Control Number, located on the proxy card, is designed to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded.

If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from that firm. The availability of telephone or Internet voting will depend on that firm’s voting processes. If you choose not to vote by telephone or Internet, please return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted FOR the nominees for Director in Proposal 1, FOR the re-approval of the performance measures under the Emerson Electric Co. 2006 Incentive Shares Plan in Proposal 2, FOR the approval of the Emerson Electric Co. 2011 Stock Option Plan in Proposal 3, FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm in Proposal 4, FOR the approval of the Company’s executive compensation in Proposal 5, and AGAINST the stockholder proposal in Proposal 7. If your proxy card is signed and returned without specifying a choice on the vote regarding the frequency of advisory votes on executive compensation, the shares will be voted to hold such advisory votes EVERY THREE YEARS in Proposal 6. Otherwise, signed proxy cards without specified choices will be voted in the discretion of the proxies. The Company knows of no reason why any of the nominees for Director named herein would be unable to serve. In the event, however, that any nominee named should, prior to the election, become unable to serve as a Director, your proxy (unless designated to the contrary) will be voted for such other person or persons as the Board of Directors of the Company may recommend.

You may revoke your proxy at any time before it is voted (in the case of proxy cards) by giving notice to the Secretary of the Company or by executing and mailing a later-dated proxy. To revoke a proxy given, or change your vote cast, by telephone or Internet, you must do so by telephone or Internet, respectively (following the directions on your proxy card), by 11:59 p.m. Eastern Standard Time on January 31, 2011.

The close of business on November 23, 2010 was fixed by the Board of Directors as the record date for the determination of stockholders entitled to vote at the Annual Meeting of Stockholders. As of the record date, there were outstanding and entitled to be voted at such meeting 754,284,594 shares of our common stock, par value $0.50 per share. The holders of the common stock will be entitled on each matter to one vote for each share of common stock held of record on the record date. There is no cumulative voting with respect to the election of Directors.

This proxy is solicited by the Board of Directors of the Company. The solicitation will be by mail and the expense thereof will be paid by the Company. The Company has retained Morrow & Co., LLC to assist in the solicitation of proxies at an estimated cost of $12,500 plus expenses. In addition, solicitation of proxies may be made by additional mailings, electronic mail, telephone or in person by Directors, officers or regular employees of the Company.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on February 1, 2011. This proxy statement, form of proxy and our Annual Report to Stockholders are available at www.proxyvote.com. You will need to input the Control Number, located on the proxy card, when accessing these documents.

I. ELECTION OF DIRECTORS

Nominees and Continuing Directors

The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. Five Directors of the Company are to be elected for terms ending at the Annual Meetings specified below, or until their respective successors have been elected and have qualified. Certain information with respect to the nominees for election as Directors proposed by the Company, as well as the other Directors whose terms of office as Directors will continue after the Annual Meeting, is set forth below, including directorships held by each nominee at other public companies in the last five years and additional information regarding each nominee’s specific experience, qualifications, attributes and skills that led the Board to conclude that he or she should serve as a Director. All of the nominees meet the Board membership criteria described on page 12 under “Nomination Process.” The Board of Directors unanimously recommends a vote “FOR” each nominee indicated below.

Served as
Name, Age, Principal Occupation	Director
or Position, Other Directorships	Since

NOMINEES FOR TERMS ENDING IN 2014

D. N. Farr, 55	2000
Chairman of the Board and Chief Executive Officer of Emerson

He is also a former Director of Delphi Corp.

Mr. Farr’s qualifications to serve on the Board also include his leadership, international and planning experience as former Chief Operating Officer of Emerson; former Executive Vice President and Business Leader, Emerson Process Management; former CEO of Astec International, a Hong Kong based Emerson subsidiary; former President, Ridge Tool Company subsidiary of Emerson; and former Vice President, Emerson Corporate Planning and Development.

H. Green, 49	2008
President, Chief Executive Officer and a Director of Premier Farnell plc, a global distribution company

She is also a Non-Executive Director of BAE Systems PLC.

Ms. Green’s qualifications to serve on the Board also include her leadership, international and marketing experience in former regional management positions in Asia-Pacific, the United States, Northern Europe and Africa for Arrow Electronics; former Head of Worldwide Marketing and former Head of Global Strategy and New Business Development for Arrow Electronics; and as former Managing Director of The Macro Group, a United Kingdom semiconductor distributor.

C. A. Peters, 55	2000
Senior Executive Vice President of Emerson

Mr. Peters’ qualifications to serve on the Board also include his leadership, technology and planning experience as former Senior Vice President-Growth Programs for Emerson; former Vice President-Development and Technology of Emerson; former Vice President-Strategic Planning of Emerson; former President, Harris Calorific Division of Emerson; and former Director of Strategic Planning of Emerson’s Skil Corporation subsidiary.

J. W. Prueher, 68	2001
Admiral, U.S. Navy (Retired), and Former U.S. Ambassador to The People’s Republic of China

He is also a Director of The New York Life Insurance Company, Amerigroup Corporation and Fluor Corporation. He is a former Director of Bank of America Corporation, Merrill Lynch & Co., Inc. and Dyncorp International, Inc.

Served as
Name, Age, Principal Occupation	Director
or Position, Other Directorships	Since

Admiral Prueher’s qualifications to serve on the Board also include his knowledge of and experience with the People’s Republic of China, and his leadership, government and international experience as former Commander-in-Chief of the U.S. Pacific Command; former Commandant of the U.S. Naval Academy; and former consulting professor and senior adviser for the Stanford Harvard Preventive Defense Project.

NOMINEE FOR TERM ENDING IN 2012(1)

R. L. Ridgway, 75	1995
Former Assistant Secretary of State for Europe and Canada

She is also a Director of three funds in the American Funds complex of mutual funds and Chairman (non-executive) of the Baltic-American Enterprise Fund, the Baltic-American Freedom Foundation and the Center for Naval Analyses. She is a former Director of The Boeing Company, Manpower, Inc., 3M Company and Sara Lee Corporation.

Ms. Ridgway’s qualifications to serve on the Board also include her leadership, government and international experience as a former senior officer of the U.S. Department of State; former Ambassador to the German Democratic Republic and to Finland; former Chief Executive Officer of The Atlantic Council of the United States; and broad experience as a director and as committee chair of large public companies and non-profit entities.

TO CONTINUE IN OFFICE UNTIL 2013

C. A. H. Boersig, 62	2009
Chairman of the Supervisory Board of Deutsche Bank AG, a global investment bank

He is also a Member of the Supervisory Board of Daimler AG, Linde AG, and Bayer AG, and a former Member of the Supervisory Boards of Lufthansa AG and Heidelberger Druckmaschinen AG.

Mr. Boersig’s qualifications to serve on the Board also include his leadership, financial and international experience as a member of the Supervisory Boards of Bayer AG, Daimler AG and Linde AG; former member of the Management Boards of Deutsche Bank and RWE AG; former Chief Financial Officer and Chief Risk Officer of Deutsche Bank; and former Chief Financial Officer of RWE.

C. Fernandez G., 44	2001
Chairman and Chief Executive Officer of Grupo Modelo, S.A.B. de C.V., a brewery holding company

He is also a Director of Grupo Televisa, S.A.B. and a former Director of Anheuser-Busch Companies, Inc.

Mr. Fernandez’s qualifications to serve on the Board also include his international, operating and marketing experience as former Chief Operating Officer of Grupo Modelo.

W. J. Galvin, 64	2000
Vice Chairman of Emerson

He is also a Director of Ameren Corporation.

Mr. Galvin’s qualifications to serve on the Board also include his leadership and financial experience as former Senior Executive Vice President and Chief Financial Officer of Emerson; former Senior Vice President, Controller and Principal Financial Officer of Emerson; former Executive Vice President-Finance and Administration, U.S. Electrical Motors Division of Emerson; and former Lieutenant (Operations Officer), U.S. Navy.

Served as
Name, Age, Principal Occupation	Director
or Position, Other Directorships	Since

R. L. Stephenson, 50	2006
Chairman, Chief Executive Officer and President of AT&T Inc., telecommunications provider

He is also a former Director of Cingular Wireless.

Mr. Stephenson’s qualifications to serve on the Board also include his leadership, technology, operating and financial experience as former Chief Operating Officer and Chief Financial Officer of AT&T Inc.; and former Chief Operating Officer of SBC Communications Inc.

TO CONTINUE IN OFFICE UNTIL 2012

A. A. Busch III, 73	1985
Retired Chairman of the Board of Anheuser-Busch Companies, Inc., brewery, container manufacturer and theme park operator

He is also a former Director of AT&T Inc.

Mr. Busch’s qualifications to serve on the Board also include his leadership and international experience as former Chief Executive Officer and President of Anheuser-Busch Companies and broad experience as a director of large public companies.

A. F. Golden, 64	2000
Partner of Davis Polk & Wardwell, lawyers

Mr. Golden’s qualifications to serve on the Board include his leadership, international and industry experience in heading Davis Polk teams in private and governmental litigation; in representing large multinational companies in corporate governance matters and acquisition-related transactions; counseling multinational companies on antitrust matters; and as a former member of his firm’s Management Committee.

W. R. Johnson, 61	2008
Chairman, President and Chief Executive Officer of H. J. Heinz Company, a global packaged food manufacturer

He is also a Director of United Parcel Service, Inc.

Mr. Johnson’s qualifications to serve on the Board also include his leadership, international, operating and marketing experience as former Senior Vice President of H. J. Heinz responsible for Heinz operations in the Asia-Pacific area; former Chief Operating Officer of H. J. Heinz; and former Vice President of Marketing for Heinz ketchup, foodservice and sauces.

J. B. Menzer, 59	2002
Chief Executive Officer of Michaels Stores, Inc., retailer

He is also a former director of Wal-Mart de Mexico and The Seiyu, Ltd.

Mr. Menzer’s qualifications to serve on the Board also include his leadership, international and financial experience as retired Vice Chairman and Chief Administrative Officer of Wal-Mart Stores, Inc.; former President and CEO of Wal-Mart International, with operating responsibilities for all Wal-Mart international operations; former Chief Financial Officer of Wal-Mart Stores, Inc.; former President of Ben Franklin Retail Stores, Inc.; and Certified Public Accountant.

(1)	Pursuant to the Company’s Bylaws, a person may not stand for election or re-election as a Director after attaining the age of 72, provided that the Bylaws permit Ms. Ridgway to serve as a member of the Board for an additional one-year term ending at the Company’s annual meeting on February 7, 2012.

Each of the nominees and continuing Directors has had the same position or other executive positions with the same employer during the past five years, except as follows:

•	Mr. Boersig served as a member of the Management Board of Deutsche Bank AG, Frankfurt am Main, from 2001 to 2006.

•	Mr. Farr served as President of Emerson from 2005 to 2010.

•	Mr. Galvin was appointed Vice Chairman of the Company in October 2009. He previously served as Senior Executive Vice President from October 2004 to October 2009. He was Chief Financial Officer of the Company from 1993 until February 2010.

•	Ms. Green served as the President of Arrow Asia-Pacific from 2004 to 2006.

•	Mr. Menzer served as Vice Chairman of Wal-Mart Stores, Inc. from September 2005 until his retirement in March 2008, and as Chief Administrative Officer of Wal-Mart Stores, Inc. from March 2007 until his retirement in March 2008. Mr. Menzer became Chief Executive Officer of Michaels Stores, Inc. in April 2009.

•	Prior to becoming Chairman, Chief Executive Officer and President of AT&T Inc. in June 2007, Mr. Stephenson served as Chief Operating Officer of AT&T Inc. from November 2005 to June 2007.

Stock Ownership of Directors, Executive Officers and 5% Beneficial Owners

The following table shows the number of shares of the Company’s common stock that are beneficially owned by the Directors, by each of the named executive officers in the Summary Compensation Table, and by all Directors and executive officers as a group as of September 30, 2010. No person reflected in the table owns more than 0.5% of the outstanding shares of Emerson common stock.

	Total Shares of
	Emerson Common
	Stock Beneficially
Name	Owned (1)(2)

C. A. H. Boersig	6,011
A. A. Busch III(3)	209,261
F. J. Dellaquila(4)	184,968
D. N. Farr(5)	2,036,793
C. Fernandez G	41,241
W. J. Galvin(6)	1,030,591
A. F. Golden	29,977
H. Green	7,058
R. B. Horton(7)	34,085
W. R. Johnson	8,444
V. R. Loucks, Jr.(8)	29,061
J. B. Menzer	21,793
E. L. Monser	424,403
C. A. Peters(9)	765,434
J. W. Prueher	22,451
R. L. Ridgway	31,281
F. L. Steeves	122,706
R. L. Stephenson	12,531
All Directors and Executive Officers as a group (20 persons)	5,268,849	(10)(11)

(1)	Under rules of the Securities and Exchange Commission (“SEC”), persons who have power to vote or dispose of securities, either alone or jointly with others, are deemed to be the beneficial owners of such securities. Each person reflected in the table has both sole voting power and sole investment power with respect to the shares included in the table, except as described in the footnotes below and except for the following shares of restricted stock over which the person named has no investment power: Mr. Farr-510,000; Mr. Dellaquila, Senior Vice President and Chief Financial Officer-30,000; Mr. Galvin-260,000; Mr. Monser, President and Chief Operating Officer-80,000; Mr. Peters-120,000; Mr. Steeves, Senior Vice President, Secretary and General Counsel-10,000; Mr. Boersig-3,450;

Mr. Busch-29,061; Mr. Fernandez-21,161; Mr. Golden-21,549; Ms. Green-4,497; Sir Robert Horton-29,061; Mr. Johnson-7,366; Mr. Loucks-2,561; Mr. Menzer-17,793; Adm. Prueher-20,361; Ms. Ridgway-2,561; Mr. Stephenson-11,659; and all Directors and executive officers as a group-1,236,080 shares.

(2)	As required by SEC rules, includes the following shares which such persons have, or will have within 60 days after September 30, 2010, the right to acquire upon the exercise of employee stock options: Mr. Farr-700,000; Mr. Dellaquila-40,000; Mr. Galvin-446,673, including 217,180 held by The Galvin Family Trust (see footnote (6)); Mr. Monser-266,666; Mr. Peters-226,666; and Mr. Steeves-100,000. Also includes 2,561 restricted stock units held by each of Mr. Boersig and Ms. Green.

(3)	Includes 1,200 shares held by Mr. Busch as co-trustee of two trusts, as to which Mr. Busch shares voting and investment power and disclaims beneficial ownership.

(4)	Includes 16,407 shares held by the spouse and/or the son of Mr. Dellaquila. Includes 239 shares held in the Emerson Directors’ and Officers’ Charitable Trust over which Mr. Dellaquila exercises investment power but has no financial interest.

(5)	Includes 143,214 shares held by the spouse and/or children of Mr. Farr. Includes 6,437 shares held in the Emerson Directors’ and Officers’ Charitable Trust over which Mr. Farr exercises investment power but has no financial interest.

(6)	Includes 25,656 shares held by or in trust for the spouse and/or children of Mr. Galvin, of which Mr. Galvin disclaims beneficial ownership as to 6,452 shares. Includes 214,000 shares held by JGM Investors, LP, a limited partnership of which The Galvin Family Trust and Mr. Galvin’s spouse are the general partners. The Galvin Family Trust is the controlling general partner of JGM Investors, LP. Mr. Galvin’s children are the trustees of The Galvin Family Trust and Mr. Galvin’s spouse and children are the beneficiaries. The Galvin Family Trust has a 99.9% limited partnership interest in JGM Investors, LP. Mr. Galvin disclaims beneficial ownership in the shares held by JGM Investors, LP that are beneficially owned by his children.

(7)	Sir Robert Horton is not standing for re-election for personal reasons.

(8)	Mr. Loucks is not standing for re-election pursuant to the requirement in the Company’s Bylaws that a person may not stand for election or re-election after the age of 72. Amounts shown include 26,500 shares pledged as security.

(9)	Includes 281,460 shares pledged as security to a commercial bank.

(10)	Includes 1,896,004 shares of common stock which executive officers have, or will have within 60 days after September 30, 2010, the right to acquire upon exercise of employee stock options. Also includes 2,561 restricted stock units held by each of Mr. Boersig and Ms. Green. Shares owned as a group represent 0.70% of the outstanding common stock of the Company.

(11)	Includes 250,760 shares beneficially owned by two other executive officers of the Company, of which 55,000 shares are shares of common stock over which the two other executive officers have no investment power, 115,999 are shares of common stock over which the two other executive officers have, or will have within 60 days after September 30, 2010, the right to acquire upon exercise of employee stock options, and 900 shares held by one of the other executive officers in the Emerson Directors’ and Officers’ Charitable Trust over which the executive officer exercises investment power but has no financial interest.

Capital World Investors, a division of Capital Research and Management Company, filed a Schedule 13G on February 11, 2010 with the SEC indicating that it has sole voting and dispositive power with respect to 43,095,000 shares of the Company’s common stock, or 5.7% of the Company’s outstanding stock as of September 30, 2010. Its address is 333 South Hope Street, Los Angeles, CA 90071. The Company is not aware of any other shareholders who beneficially own more than 5% of its outstanding common stock.

Corporate Governance

The Company’s Corporate Governance Principles and Practices and the charters of all Board Committees are available on the Company’s website at www.Emerson.com, Investor Relations, Corporate Governance. The foregoing documents are available in print to stockholders upon written request delivered to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary.

There were ten meetings of the Board of Directors during fiscal 2010. All of the Directors attended at least 75% of the meetings of the Board and committees on which they served. Directors are strongly encouraged to attend the Annual Meeting of Stockholders unless extenuating circumstances prevent them from attending, although the Company has no formal, written policy requiring such attendance. In 2010, all of the Directors attended the Annual Meeting of Stockholders.

The Board of Directors has appointed a Discussion Leader who chairs regularly scheduled meetings of non-management Directors, as provided in the Company’s Corporate Governance Principles and Practices. The Discussion Leader position rotates annually among the Chairs of each of the independent Board Committees. Stockholders and other interested persons may contact the Discussion Leader in writing c/o Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary. All such letters will be forwarded promptly to the Discussion Leader.

Stockholders may communicate with any of our Directors by sending a letter to the Director, c/o Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary. All such letters will be forwarded promptly to the relevant Director.

Board Leadership Structure and Role in Risk Oversight

The Board believes that it should have the flexibility to make the determination of whether the same person should serve as both the Chief Executive Officer and Chairman of the Board at any given point in time, or if the roles should be separate. The Company has in the past combined the functions of Chairman of the Board with those of the Chief Executive Officer and has also separated those positions. The Board bases this determination on the way that it believes is best to provide appropriate leadership for the Company at the time. The Board believes that its current leadership structure, with Mr. Farr serving as both Chief Executive Officer and as Chairman of the Board, as well as Chairman of our Executive Committee, is appropriate given Mr. Farr’s past success and extensive experience serving in these roles, the efficiencies of having the Chief Executive Officer also serve in the role of Chairman, the Company’s strong corporate governance structure and the Company’s financial success under Mr. Farr’s leadership. As a result, our Bylaws currently require that our Chairman shall also be our Chief Executive Officer. The Board has not found it necessary to designate a “Lead Director” from among the non-management Directors. However, as discussed above, the Board does have an annual rotation of independent Directors who serve as Discussion Leaders to preside at the periodic meetings of non-management Directors. The Chairman and Chief Executive Officer consults periodically with the Discussion Leader and the Chairs of our other Board committees, all of whom are independent, on Board matters and on issues facing the Company. In addition, the Discussion Leader presides at an executive session of non-management directors at each regularly scheduled Board meeting.

The Board as a whole has responsibility for the oversight of the Company’s risk management process. This process is designed to provide to the Board timely visibility about the identification, assessment and management of critical risks. The Audit Committee assists the Board by annually reviewing and discussing with management this process and its functionality. The areas of critical risk include strategic, operational, compliance, environmental and financial risks. The full Board, or the appropriate Committee, receives this information through updates from the appropriate members of management to enable it to understand and monitor the Company’s risk management process. Information brought to the attention of the Committees can then be shared with the full Board, as appropriate.

Director Independence

The Board of Directors has determined that the following of its members are independent, as that term is defined under the general independence standards in the listing standards of the New York Stock Exchange: C. A. H. Boersig, A. A. Busch III, C. Fernandez G., A. F. Golden, H. Green, R. B. Horton, W. R. Johnson, V. R. Loucks, Jr., J. B. Menzer, J. W. Prueher, R. L. Ridgway and R. L. Stephenson. Messrs. Horton and Loucks will not be standing for re-election. All Directors identified as independent in this proxy statement meet the categorical standards adopted by the Board to assist it in making determinations of Director independence. A copy of these standards is set forth under the caption “Emerson Director Independence Standards” in Appendix A attached to this proxy statement and is available on the Company’s website at www.Emerson.com, Investor Relations, Corporate Governance.

In the course of the Board’s determination regarding independence of each non-management Director, it considered any transactions, relationships and arrangements as required by the Company’s independence standards. In particular, with respect to each of the three most recently completed fiscal years, the Board considered for:

•	Each of Messrs. Fernandez, Johnson and Stephenson and Ms. Green, the annual amount of sales to Emerson by the company which the Director serves as an executive officer, and purchases by that company from Emerson, and determined that the amounts of such sales and purchases were consistent with the Emerson Director Independence Standards.

•	Mr. Boersig, the amount of compensation earned by the bank of which he is a director from business with Emerson, and determined that the total amount of such compensation was consistent with the Emerson Director Independence Standards.

•	Mr. Stephenson, the immediate family member who was employed by our independent registered public accounting firm was not a partner of such firm and did not participate in the audit of Emerson or provide any other services to Emerson.

•	Each of Messrs. Busch and Prueher, the annual amount of sales to Emerson by the company which one of his immediate family members serves or served as an executive officer, and purchases by that company from Emerson, and determined that the amounts of such sales and purchases were consistent with the Emerson Director Independence Standards.

•	Mr. Golden, the annual amount paid by Emerson to the law firm of which he is a partner, and determined that the total amount of such payments was consistent with the Emerson Director Independence Standards.

•	Each of Messrs. Boersig, Busch, Fernandez, Golden, Prueher and Stephenson and Ms. Green and Ms. Ridgway, the annual amount of contributions by Emerson, if any, to charitable organizations for whom the Director served as a director, officer or trustee, and determined that such contributions, if any, were consistent with the Emerson Director Independence Standards.

Review, Approval or Ratification of Transactions with Related Persons

We review all transactions and relationships in which the Company and any of our Directors, nominees for Director or executive officers, or any of their immediate family members, are participants, so as to determine whether any of these individuals have a direct or indirect material interest in any such transaction. We have developed and implemented processes and controls to obtain information from the Directors and executive officers about related person transactions, and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in any such transaction. Transactions that are determined to be directly or indirectly material to a related person are disclosed as required.

Pursuant to these processes, all Directors and executive officers annually complete, sign and submit a Director and Executive Officer Questionnaire and a Conflict of Interest Questionnaire that are designed to identify related person transactions and both actual and potential conflicts of interest. We also make appropriate inquiries as to the nature and extent of business that the Company conducts with other companies for whom any of our Directors or executive officers also serve as directors or executive officers. Under the Company’s Code of Business Ethics, if an actual or potential conflict of interest affects an executive officer, he or she is to immediately disclose all the relevant facts and circumstances to the Company’s Ethics and Environmental Policy Committee. If the Committee determines that there is a conflict, it will refer the matter to the Board of Directors, which will review the matter to make a final determination as to whether a conflict exists, and, if so, how the conflict should be resolved. If an actual or potential conflict of interest affects a Director, he or she is to immediately disclose all the relevant facts and circumstances to the Board of Directors, which likewise will review the matter to make a final determination as to whether a conflict exists, and, if so, how it should be resolved.

The Company has a written Code of Business Ethics applicable to all Directors and executive officers of the Company that prohibits Directors and executive officers from entering into transactions, or having any relationships, that would result in a conflict of interest with the interests of the Company. Waivers of the Code of Business Ethics for Directors and executive officers may only be granted by the Board of Directors. The Code of Business Ethics can be found on the Company’s website at www.Emerson.com, Investor Relations, Corporate Governance.

Certain Business Relationships and Related Party Transactions

Based on the review described above, there were no transactions from October 1, 2009 through the date of this proxy statement, and there are no currently proposed transactions, in which the Company was or is to be a participant, in which the amount involved exceeded $120,000 and in which any of the Company’s Directors or executive officers or any of their immediate family members, or any beneficial holder of more than 5% of our common stock, either had or will have a direct or indirect material interest.

Board of Directors and Committees

The members of the Board are elected to various committees. The standing committees of the Board (and the respective Chairmen) are: Executive Committee (Farr), Audit Committee (Busch), Compensation Committee (Loucks), Corporate Governance and Nominating Committee (Golden) and Finance Committee (Horton).

Audit Committee

The Audit Committee met four times in fiscal 2010. The members of the Audit Committee are A. A. Busch III, Chairman, H. Green, R. B. Horton, J. B. Menzer and R. L. Ridgway, all of whom are independent. The functions of the Audit Committee are described under “Report of the Audit Committee” at page 15 below. The Board has determined that all of the Audit Committee members are independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 (the “Exchange Act”) and rules thereunder, as incorporated into the listing standards of the New York Stock Exchange. The Board has also determined that J. B. Menzer and H. Green are Audit Committee Financial Experts as that term is defined in the rules issued pursuant to the Sarbanes-Oxley Act of 2002. See the “Report of the Audit Committee” at page 15 below.

Compensation Committee

The Compensation Committee met five times in 2010. The Compensation Committee Charter requires that the Committee be comprised of at least three Directors. The current Compensation Committee members are V. R. Loucks, Jr., Chairman, C. A. H. Boersig, W. R. Johnson, J. W. Prueher and R. L. Stephenson. The Board has determined that, as required by the Committee Charter, each of the members of the Compensation Committee meets applicable independence requirements, including those of the New York Stock Exchange, and qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code and as a “non-employee director” under Rule 16b-3 of the Exchange Act. For purposes of its independence determination, the Board considered the enhanced independence standards for compensation committees which recently enacted federal legislation (Public Law 111-203) specified must be required by the SEC for the listing standards of national securities exchanges.

The Compensation Committee discharges the Board’s responsibilities relating to compensation of the Company’s executives and produces the Committee’s report on executive compensation included in the Company’s annual proxy statement. Among other things, the Committee:

•	Approves corporate goals and objectives relevant to Chief Executive Officer compensation, evaluates Chief Executive Officer performance, has sole authority to set Chief Executive Officer compensation, and annually reviews the compensation of the Chief Executive Officer with the Board in executive session of non-management Directors only.

•	Approves elements of compensation and oversees the evaluation process for all officers.

•	Administers the Company’s equity incentive plans.

•	Approves Company contributions to benefit plans (other than qualified defined benefit plans), and the adoption, amendment or termination of benefit plans.

•	Approves all additional compensation designed to attract and retain key employees.

•	Monitors and keeps current the Senior Management Succession Plan.

The Compensation Committee operates under a written charter that details the scope of authority, composition and procedures of the Committee. The Committee may, when appropriate in its discretion, delegate authority with respect to specific matters to one or more members, provided that all decisions of any such members are presented to the full

Committee at its next scheduled meeting. For a discussion of delegations of authority the Committee has made to the Chief Executive Officer, see “Equity Compensation Grant Practices” at page 29 below. The Committee reports to the Board of Directors regularly, reviews and reassesses the adequacy of its Charter at least annually and conducts an annual evaluation of its performance.

The Compensation Committee reviewed management’s process for assessing risk in the Company’s compensation programs for its employees, including an assessment by Ernst & Young of the Company’s executive compensation program and practices. The Committee also reviewed management’s longstanding internal process and controls for compensation programs for employees who do not participate in the executive compensation program. The Committee accepted the result of these reviews that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our business. Please see “Alignment with Stockholder Interests” on page 26 for additional information.

Role of Executive Officers and the Compensation Consultant

Executive Officers

The Chief Executive Officer makes recommendations to the Committee regarding total compensation to be paid to the Company’s executive officers other than himself, including salary, annual bonus, stock awards and benefits, as appropriate. Management makes recommendations to the Committee regarding salaries, at or above a level established by the Committee, to be paid to non-executive officer employees of the Company, its divisions and subsidiaries, including the officers of divisions and subsidiaries of the Company who are not officers of the Company, and salaries of all Division Presidents.

Management develops and presents to the Committee recommendations for the design of compensation programs, including stock or other incentive-based programs and other programs designed to attract and retain key employees.

The Committee has unrestricted access to management and may also request the participation of management in any discussion of a particular subject at any meeting. Committee meetings are regularly attended by the Chief Executive Officer, who generally attends all meetings except meetings in executive session and except discussions of Chief Executive Officer compensation, and by the Vice President-Executive Compensation, who is responsible for leading some of the discussions regarding the Company’s compensation programs and is responsible for recording the minutes of the meetings.

The Compensation Committee also meets in executive session without any members of management. The Committee may request the participation of management or outside consultants as it deems necessary or appropriate. The Committee regularly reports to the Board on compensation matters and annually reviews the Chief Executive Officer’s compensation with the Board in executive session of non-management Directors only.

Compensation Consultant

The Committee has sole discretion, at Company expense, to retain and terminate independent advisors, including sole authority to approve the fees and retention terms for such advisors, if it shall determine the services of such advisors to be necessary or appropriate. Any Committee member may request the participation of independent advisors in any discussion of a particular subject at any meeting. The Company engages Frederic W. Cook & Co., Inc. to assist the Company in its executive compensation program design and competitive pay analysis. The Committee reviews this information in determining compensation for its named executive officers. In fiscal 2010, the Committee did not engage a compensation consultant.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee met four times in fiscal 2010. The members of the Committee are A. F. Golden, Chairman, C. Fernandez G., H. Green, V. R. Loucks, Jr., R. L. Ridgway and R. L. Stephenson, all of whom are independent. The Corporate Governance and Nominating Committee reviews the Company’s corporate governance matters and principles and independence standards; oversees the annual self-evaluation by the Board and its committees; discharges the Board’s responsibilities related to compensation of Directors; identifies and evaluates individuals for Board and committee membership and Chairs; makes recommendations to the Board concerning the selection of Director nominees; makes recommendations as to the size and composition of the Board and its committees; and approves and/or reviews the Company’s conflict of interest policies, codes of ethics, political activities and compliance with laws and regulations, and oversees management’s implementation thereof. For a description of the process used by the Committee in evaluating and recommending Director nominees, see “Nomination Process” below.

Nomination Process

The Corporate Governance and Nominating Committee regularly reviews the appropriate size and composition of the Board and anticipates future vacancies and needs of the Board. In the event the Committee recommends an increase in the size of the Board or a vacancy occurs, the Committee may consider nominees submitted by several sources, including current Board members, management of the Company, director search firms, stockholders or other persons.

In evaluating possible Director nominees, the Committee considers the knowledge, experience, integrity and judgment of possible candidates, their potential contribution to the diversity of backgrounds, experience and skills of the Board, and their ability to devote sufficient time and effort to their duties as Directors. The Company’s Statement of Corporate Governance Principles and Practices sets forth the minimum qualifications for Director nominees which include, among other criteria determined by the Board, senior management experience in business, government and/or other relevant organizations. Important experience includes the field of manufacturing, international exposure and Board membership with major organizations. Pursuant to the Company’s Bylaws, a Director may not stand for election or re-election as a Director after attaining the age of 72, provided that the Bylaws permit Ms. Ridgway to serve as a member of the Board for an additional one-year term ending at the Company’s annual meeting on February 7, 2012.

It is the policy of the Company to seek the most qualified candidates for Board membership without regard to race, gender, national origin, religion, disability, age or sexual orientation. The Company does seek a diversity of viewpoints in order to better understand the technical, economic, political and social environments in which it operates. This policy is implemented by using existing Board members and outside agencies to actively seek qualified candidates. The Company’s success in seeking a diversity of viewpoints is measured by the range of viewpoints represented on the Company’s Board.

The Committee evaluates Director nominees at regular or special Committee meetings pursuant to the criteria described above and reviews qualified Director nominees with the Board. The Committee evaluates candidates that meet the Director criteria, and the Committee selects nominees that best suit the Board’s current needs and recommends one or more of such individuals for election to the Board. From time to time, the Company retains an independent search firm to assist the Committee in identifying potential candidates for Board membership and in evaluating their qualifications and availability.

The Committee will consider candidates recommended by stockholders, provided the names of such persons, accompanied by relevant biographical information, are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder nominations in ‘‘IX. Stockholders’ Proposals” at page 53 below. The Secretary will send properly submitted stockholder recommendations to the Committee. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Committee through other means. The Committee also may, in its discretion, consider candidates otherwise recommended by stockholders without accompanying biographical information, if submitted in writing to the Secretary.

In addition, the Company’s Bylaws permit stockholders to nominate Directors at an annual meeting of stockholders or at a special meeting at which Directors are to be elected in accordance with the notice of meeting. The procedures for making such nominations are discussed in “IX. Stockholders’ Proposals” at page 53 below.

Processes and Procedures for Determination of Director Compensation

The Corporate Governance and Nominating Committee annually reviews compensation of the Company’s Directors, as well as the Company’s compensation practices for Directors, and makes recommendations to the Board regarding these matters. The Board makes the final determinations as to Director compensation and compensation practices.

To assist the Committee in performing these duties, Company management periodically engages an outside consultant to prepare a study of outside director compensation trends and best practices in the competitive market, and to make recommendations as to the compensation of the Company’s non-management Directors. Management, including the Chief Executive Officer, presents these recommendations to the Committee for its consideration. No consultant was engaged for fiscal 2010.

Director Compensation

Directors who are employees of the Company do not receive any compensation for service as Directors. Each non-management Director is currently paid an annual retainer, a portion of which is paid in cash and a portion of which is paid in restricted stock and/or restricted stock units, and fees of $1,500 plus expenses for attendance at each Board meeting. The cash portion of the annual retainer, which is paid on a monthly basis, was $70,000 in fiscal year 2010. The amount of the annual retainer paid in restricted stock and/or restricted stock units each year is determined by or upon the recommendation of the Corporate Governance and Nominating Committee. For fiscal 2010, non-management Directors received $115,000 in restricted stock or restricted stock units. See footnote (2) to the Director Compensation table below.

The restricted stock and restricted stock unit awards generally do not vest and the stock cannot be sold until the last day of a Director’s term after the age of 72 or earlier death, disability or a change of control of the Company. If a Director’s tenure on the Board ends for any other reason, the vesting of the award is in the discretion of the Committee. If the restrictions on the awards do not lapse, such awards will be forfeited to the Company. As a result of these restrictions, the amount of restricted stock held by a Director reflects the length of time that a Director has served on the Board. Non-management Directors receive dividends with respect to restricted stock or, in the case of restricted stock units, dividend equivalents which may be paid out regularly or deferred until final settlement, with interest compounded quarterly as determined by the Committee, but in any event no greater than 120% of the applicable federal long-term rate. Restricted stock awards are entitled to voting rights; restricted stock units are not.

Each committee Chairman is currently paid an annual retainer of $12,000, except for the Chairman of the Audit Committee who is paid an annual retainer of $15,000, and each committee member is paid $1,500 plus expenses for attendance at each committee meeting.

Directors may elect to defer all or a part of their cash compensation under the Company’s Deferred Compensation Plan for Non-Employee Directors. Under the plan, which has existed since 1982, such deferred amounts are credited with interest quarterly at the prime rate charged by Bank of America, N.A. Under the rules of the SEC, interest on deferred compensation is considered above-market only if the rate of interest exceeds 120% of the applicable federal long-term rate, which is the rate applying to debt instruments with a term of more than 9 years published monthly by the Internal Revenue Service. During fiscal 2010, the Bank of America prime rate was 3.25%, while 120% of the applicable federal long-term rate ranged from 4.32% to 5.24%. A. A. Busch, A. F. Golden and R. L. Stephenson currently participate in this deferral program. There were no above-market earnings on deferred compensation for each of these Directors in fiscal 2010. In the alternative, Directors may elect to have deferred fees converted into units equivalent to shares of Emerson common stock and their accounts credited with additional units representing dividend equivalents. Regardless of the election, all deferred amounts are payable only in cash.

For Directors who assumed office on or after June 4, 2002, the Company has eliminated its Continuing Compensation Plan for Non-Management Directors. Non-management Directors continuing in office on that date who are not fully vested continue to vest in the plan. A non-management Director who assumed office prior to June 4, 2002 and who served as a Director for at least five years will, after the later of termination of service as a Director or age 72, receive for life a percentage of the annual $30,000 cash retainer for non-management Directors in effect on June 4, 2002. This percentage is 50% for five years service and an additional 10% for each year of service to 100% for ten or more years of service. In the event that service as a covered Director terminates because of death, the benefit will be paid to the surviving spouse for five years. Amounts relating to the aggregate change in the actuarial present value of the accumulated benefit for fiscal year 2010 pursuant to the Company’s Continuing Compensation Plan for Non-Management Directors are set forth in the Director Compensation table.

As part of the Company’s overall charitable contributions practice, the Company may, in the sole and absolute discretion of the Board and its Committees, make a charitable contribution in the names of Emerson and a Director upon his or her retirement from the Board (as determined by the Board and its Committees), taking into account such Director’s tenure on the Board, his or her accomplishments and service on the Board, and other relevant factors.

The table below sets forth amounts for non-management Director compensation for fiscal 2010.

Director Compensation

			Change in Pension
			Value and
	Fees		Nonqualified
	Earned	Stock	Deferred	All Other
	or Paid in	Awards	Compensation	Compensation
Name(1)	Cash ($)	($)(2)(3)	Earnings ($)(4)	($)(5)	Total ($)
C. A. H. Boersig	97,000	114,989	—	—	211,989
A. A. Busch III	112,000	114,989	23,000	10,000	259,989
C. Fernandez G.	91,000	114,989	18,000	—	223,989
A. F. Golden	109,000	114,989	38,000	10,000	271,989
H. Green	97,000	114,989	—	—	211,989
R. B. Horton(6)	107,500	114,989	23,000	10,000	255,489
W. R. Johnson	92,500	114,989	—	—	207,489
V. R. Loucks, Jr.(6)	115,000	114,989	—	10,000	239,989
J. B. Menzer	95,500	114,989	—	—	210,489
J. W. Prueher	98,500	114,989	39,000	10,000	262,489
R. L. Ridgway	95,500	114,989	—	10,000	220,489
R. L. Stephenson	98,500	114,989	—	10,000	223,489

(1)	Messrs. D. N. Farr, W. J. Galvin and C. A. Peters are named executive officers who are also Directors and their compensation is set forth in the Summary Compensation Table and related tables. They did not receive any additional compensation for their service as Directors.

(2)	In fiscal 2010, the Directors in office on February 2, 2010 were awarded 2,561 shares of restricted stock, or restricted stock units in the cases of Mr. Boersig and Ms. Green, with a total value of $114,989 ($115,000 divided by the grant date fair market value of Emerson stock, rounded down to the nearest whole share). Each amount constitutes the aggregate grant date fair value of restricted stock and restricted stock unit awards for fiscal 2010 calculated in accordance with FASB ASC Topic 718, which is also the dollar amount recognized for financial statement reporting purposes for fiscal 2010.

(3)	The total number of shares of restricted stock held by each of the non-management Directors at September 30, 2010 (the end of fiscal 2010) is as follows: C. A. H. Boersig-3,450; A. A. Busch III-29,061; C. Fernandez G.-21,161; A. F. Golden-21,549; H. Green-4,497; R. B. Horton-29,061; W. R. Johnson-7,366; V. R. Loucks, Jr.-2,561; J. B. Menzer-17,793; J. W. Prueher-20,361; R. L. Ridgway-2,561; and R. L. Stephenson-11,659. In addition, C. A. H. Boersig and H. Green each hold 2,561 restricted stock units, which they received instead of restricted stock in fiscal 2010 as provided in the Company’s Restricted Stock Plan for Non-Management Directors.

(4)	Represents the aggregate change in the actuarial present value of the accumulated pension benefit for fiscal year 2010 pursuant to the Company’s Continuing Compensation Plan for Non-Management Directors who assumed office prior to June 4, 2002. Pursuant to applicable regulations, does not include the following negative amounts relating to the change in actuarial present value: V. R. Loucks. Jr.-$3,000; and R. L. Ridgway-$3,000. The Company has eliminated its Continuing Compensation Plan for Non-Management Directors who assumed office on or after June 4, 2002. Non-management Directors continuing in office on that date who are not fully vested continue to vest in the plan. The actuarial present value changes reflect in part the continued vesting of these Directors. Please see the narrative above for more information.

(5)	Represents Company matching contributions under the Company’s charitable matching gifts program which matches charitable gifts of up to $10,000 for all employees and Directors of the Company.

(6)	Messrs. Horton and Loucks are not standing for re-election.

Code of Ethics

The Company has adopted a Code of Ethics that applies to the Company’s chief executive officer, chief financial officer, chief accounting officer, and controller; has posted such Code of Ethics on its website; and intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting such information on its website at www.Emerson.com, Investor Relations, Corporate Governance. The Company has adopted a Code of Business Ethics for Directors, officers and employees, which is available at the same location on the Company’s website. Printed copies of the foregoing documents are available to stockholders upon written request delivered to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary.

Compensation Committee Interlocks and Insider Participation

The functions and members of the Compensation Committee are set forth above under “Board of Directors and Committees — Compensation Committee.” All Committee members are independent and none of the Committee members has served as an officer or employee of the Company or a subsidiary of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s Directors and executive officers are required, pursuant to Section 16(a) of the Exchange Act, to file statements of beneficial ownership and changes in beneficial ownership of common stock of the Company with the SEC and the New York Stock Exchange, and to furnish copies of such statements to the Company. Based solely on a review of the copies of such statements furnished to the Company and written representations that no other such statements were required, the Company believes that during fiscal year 2010 its Directors and executive officers complied with all such requirements.

Report of the Audit Committee

The Audit Committee assists the Board in providing oversight of the systems and procedures relating to the integrity of the Company’s financial statements, the Company’s financial reporting process, its systems of internal accounting and financial controls, the internal audit process, risk management, the annual independent audit process of the Company’s annual financial statements, the Company’s compliance with legal and regulatory requirements and the qualification and independence of the Company’s independent registered public accounting firm. The Audit Committee reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor, mitigate and control such exposures. Management has the responsibility for the implementation of these activities. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls.

The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The Committee reviewed with the independent registered public accounting firm the firm’s judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under auditing standards of the Public Company Accounting Oversight Board (PCAOB) (United States), including the matters required to be discussed by PCAOB Interim Auditing Standard AU Section 380, Communication with Audit Committees. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the impact of non-audit-related services provided to the Company and the matters in the independent registered public accounting firm’s written disclosures required by Rule 3526 of the Public Company Accounting Oversight Board (United States), as may be modified or supplemented.

The Committee also discussed with the Company’s internal auditors and the independent registered public accounting firm in advance the overall scope and plans for their respective audits. The Committee meets regularly with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 for filing with the Securities and Exchange Commission. The Committee also reappointed KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2011.

Audit Committee

  A. A. Busch III, Chairman
  H. Green
  R. B. Horton
  J. B. Menzer
  R. L. Ridgway

Fees Paid to KPMG LLP

The following are the fees of KPMG LLP, the Company’s independent registered public accounting firm, for services rendered in 2009 and 2010 ($ in millions):

	2009	2010

Audit Fees	$25.6	$27.0
Audit-Related Fees	3.0	2.7
Tax Fees	1.6	3.0
All Other Fees	0	0

Total KPMG LLP Fees	$30.2	$32.7

Audit Fees primarily represent the cost for the audit of the Company’s annual financial statements, reviews of SEC Forms 10-Q and 10-K and statutory audit requirements at certain non-U.S. locations.

Audit-Related Fees are primarily related to acquisition and divestiture due diligence, audits of employee benefit plans and statutory filings.

Tax Fees are primarily related to tax compliance services, which represented $2.0 million and $1.5 million in 2010 and 2009, respectively. The remaining tax fees related to tax consulting services and represented $1.0 million and $0.1 million in 2010 and 2009, respectively.

The Audit Committee approved in advance all services provided by KPMG LLP. The Audit Committee’s pre-approval policies and procedures are included within the Audit Committee Charter, which can be found on the Company’s website at www.Emerson.com, Investor Relations, Corporate Governance.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Emerson is a performance-driven, financially focused company that has a long track record of consistently delivering increased value to our stockholders. Continuity, stability, and rigorous execution of our business plans — combined with a continuous drive to develop innovative solutions for our customers — are hallmarks of our management team and management process. As a result, the Company has achieved the following:

•	An increase in earnings per share in the last five years at a compound annual growth rate of 10.8%.

•	Increases in dividends per share for the last 54 consecutive years, at a compound annual growth rate of 10.9%.

•	Consistent generation of substantial cash flow which the Company uses for strategic acquisitions, investment in new technology, and funding of dividend payments and share repurchases.

The Company has built this performance record in good and bad economic times — in the face of various recessions, inflationary periods, technological revolutions, and intense global competition. Our executive compensation program, with its pay for performance philosophy, is a part of our consistent and rigorous management process. We believe it has effectively motivated and rewarded Emerson executives to meet all these challenges, and continues to do so today.

We continually evaluate the individual elements of our compensation program in light of market conditions and governance requirements and make changes where appropriate for Emerson’s business. However, we believe that the core of our compensation program, which is substantially unchanged since 1977, continues to result in outstanding financial performance for the Company and its stockholders over the long term in a variety of business conditions. We carefully consider any changes to the program so that we do not imperil its long record of success.

Executive Summary

In the past two fiscal years, Emerson’s senior executives reacted quickly and decisively to changing economic circumstances to protect the Company and to deliver value to its stockholders. In fiscal 2009, management responded to the challenge of the severe global recession by taking aggressive restructuring actions without sacrificing the Company’s continued investment in acquisitions, technology innovation and global positioning. In fiscal 2010, they realigned and strengthened the Company’s overall long-term growth profile through a number of key acquisitions and divestitures.

In fiscal 2010, these actions bore fruit, as the Company achieved markedly improved results over fiscal 2009 while operating in an uncertain global economy. Our management’s persistent commitment to invest during a downturn — while generating substantial cash flow — has positioned the Company well to address future challenges and opportunities. The Company’s fiscal 2010 financial results and the individual performance of our named executive officers (the senior executives included in the Summary Compensation Table on page 30 below) are discussed under “Setting Total Compensation” beginning on page 19.

In this Compensation Discussion and Analysis, you will see the following for fiscal 2010:

•	Base salaries that were reduced early in fiscal 2009 were restored during fiscal 2010 to prior levels.

•	Bonus payouts reflect significantly improved financial performance in fiscal 2010.

•	Participants in the 2007 performance shares program, which covered the four-year performance period ended September 30, 2010, earned a 96% payout.

•	Consistent with our historical practice of making triennial awards, in October 2009 performance share awards were made under the 2010 performance shares program, which covers the four-year performance period from the beginning of fiscal 2010 through the end of fiscal 2013.

Compensation Objectives and Elements

Emerson’s executive compensation program is designed to support the interests of stockholders by rewarding executives for achievement of the Company’s specific business objectives, such as growth in earnings per share and cash flow. The fundamental principles underlying the program are:

•	Rewarding for superior performance rather than creating a sense of entitlement.

•	Maximizing stockholder value by allocating a significant percentage of compensation to performance based pay that is dependent on achievement of the Company’s performance goals, without encouraging excessive or unnecessary risk taking.

•	Aligning executives’ interests with stockholder interests by providing significant stock-based compensation and expecting executives to hold the stock they earn.

•	Attracting and retaining talented executives by providing competitive compensation opportunities.

•	Rewarding overall corporate results while recognizing individual contributions.

Our executive compensation program includes incentive plans that communicate to participants the Company’s critical business values, strategies and performance objectives, and are clear and simple to understand. This understanding focuses their efforts on the performance objectives that drive Emerson’s success and encourages them to make career commitments to the Company. The program offers a balanced approach to compensation and consists of the primary components illustrated below. Taken together, we refer to these components as “total compensation.” Individual compensation packages and the mix of base salary, annual cash bonus opportunity and long-term stock compensation for each named executive officer vary depending upon the executive’s level of responsibilities, potential, performance and tenure with the Company. Each of the elements shown below is designed for a specific purpose, with the overall goal of achieving a high and sustainable level of Company and individual performance. The performance based portion of total compensation generally increases as an executive’s level of responsibilities increases. The chart below is not to scale for any particular named executive officer.

The percentage ranges in the chart above are based on annualized total compensation values and do not necessarily correspond to, and are not a substitute for, the values disclosed in the Summary Compensation Table and supplemental tables. Annualized values for long-term stock compensation are based on the grant date value of awards annualized over the three-year award cycle for performance shares and options and over the vesting terms for restricted stock, based on data provided by our compensation consultant. We use these annualized values because competitive data is calculated in the same manner.

Competitive Market Pay Information and Philosophy

In determining total compensation levels and mix for our Chief Executive Officer (“CEO”) and our other named executive officers, the Compensation Committee reviews market trends in executive compensation and a competitive analysis prepared by Frederic W. Cook & Co. which is derived from the most recent proxy data of the companies in the comparator group described below. The analysis compares the total compensation (cash and long-term stock compensation) of each of our named executive officers with the median range of total compensation for comparable positions at the comparator group companies. The Company’s compensation philosophy is to target total compensation in the median range of this competitive data, as adjusted based on revenue, which we refer to as the “median range”, with actual pay delivered dependent on Company and individual performance. Equity awards are valued at grant and annualized over their award frequency. This approach is consistent with long-standing Company practices.

The Committee used the same comparator group of 25 companies in fiscal 2010 that it had used in fiscal 2009 to assist it in making its compensation decisions. The Committee confirmed that such companies continued to satisfy the same numeric screening criteria (industry classifications, size and scope, and financial metrics) that had been used in a special study prepared by Frederic W. Cook & Co. in fiscal 2009 of potential comparator group companies. In fiscal 2009, the Committee chose the comparator group from these companies based upon one or more of the following criteria: (1) companies in the primary industry segments in which the Company operates; (2) companies with annual revenues greater than $5 billion; (3) companies with profiles similar to the Company’s based on business complexity, industries or markets served, innovation and technology, customers targeted, investor profiles and global strategy; and (4) companies with which we compete for executive talent. The comparator group companies are as follows:

Alcoa Caterpillar Cisco Systems Danaher Deere	DuPont Eaton Fluor Freeport McMoRan Copper General Dynamics	General Electric Goodyear Tire Honeywell Illinois Tool Works International Paper	Johnson Controls Lockheed Martin Northrop Grumman Raytheon Schlumberger	Tyco Union Pacific US Steel United Technologies 3M

In fiscal 2010, Frederic W. Cook & Co. provided analysis of competitive pay (cash and long term) at the median for the proxy reported positions of the companies in the Company’s comparator group.

The Committee considers this comparator group competitive pay analysis as a frame of reference in making its pay decisions. The pay decisions are not formulaic and the Committee exercises judgment in making them. This analysis is not used to establish performance goals in the Company’s compensation programs.

Setting Total Compensation

Each year as part of the Company’s continuing, disciplined management development and succession planning process, management meets with division and corporate executives to evaluate the individual performance and leadership potential of our key executives. Our CEO uses these performance and leadership evaluations to develop individual pay recommendations to the Committee for senior executives, including the named executive officers (other than himself). The Committee reviews the performance evaluations and pay recommendations for the named executive officers and the other senior executives. The Committee separately meets in executive session without the CEO present to review the CEO’s performance and set his compensation.

CEO Compensation. In setting the CEO’s compensation, the Committee first considered the Company’s financial results, which they believed were extraordinary under the circumstances. The Committee compared the Company’s financial performance in fiscal 2010 with fiscal 2009 results, with particular focus on the following:

•	The Company’s net sales in fiscal 2010 were $21.0 billion, compared to fiscal 2009 net sales of $20.1 billion.

•	Earnings per share increased 25.1 percent to $2.84 from the $2.27 achieved in fiscal 2009, as the Company undertook significant global restructuring for a stronger global best cost position.

•	Operating cash flow remained strong at $3.3 billion in fiscal 2010, versus $3.1 billion in fiscal 2009.

•	Free cash flow (operating cash flow less capital expenditures) was $2.8 billion in fiscal 2010, a record level, versus $2.6 billion in fiscal 2009 (with capital expenditures of $0.5 billion in both fiscal 2010 and fiscal 2009).

•	Return on total capital was 18.9 percent, an increase of 2.7 percentage points.

•	The Company increased its dividend to stockholders to $1.34 per share from $1.32 per share in fiscal 2009 — its 54th consecutive year of increased dividends.

When comparing current and prior year results, the Committee looks at the Company’s financial performance in totality, without mechanically weighting individual factors. Sales, earnings and cash flow are key factors considered, but the other factors shown above are considered as well. The Committee does not set specific financial targets related to cash compensation. The Committee does set performance objectives used to establish maximum bonus amounts for compliance with Section 162(m) of the Internal Revenue Code (see “Regulatory Considerations” at page 28 below).

In addition to financial performance, the Committee evaluates the CEO’s day-to-day performance and leadership. In setting the CEO’s compensation, the Committee noted that in his tenth year as CEO Mr. Farr continued to provide exceptional, consistent leadership for the Company’s long-term success. In addition to executing the financial performance described above, Mr. Farr, leading his executive team:

•	Aggressively repositioned and strengthened the Company’s overall long-term growth profile through a number of key acquisitions and divestitures, notably:

¡	Acquisitions in the Emerson Network Power segment of Chloride Group PLC and Avocent Corporation, providing a broader and deeper capability and footprint in global uninterruptible power supply (UPS) and data center infrastructure management.

¡	Divestiture of the Company’s appliance motors and U.S. commercial and industrial motors businesses.

•	Increased investment in technology, innovation and the Company’s global position to address changing and emerging customer needs and global trends, including:

¡	Expansion of Emerson Climate Technologies’ presence and capabilities in China and other Asian countries through energy-efficient technology development and strengthened customer relationships.

¡	Enhancement of offshore software and automation technology and Smart Wireless capabilities in the Emerson Process Management business.

¡	Creation of a stronger, more focused organization to address global opportunities in wind and solar power.

•	Continued to build stronger, shared internal and customer service capabilities through engineering, technology and shared service facilities in key regions of the world.

•	Maintained strong emphasis on global development of the Company’s leadership and management capabilities.

The Committee uses the competitive pay analysis for the comparator group to compare Mr. Farr’s total compensation to the median range for total compensation of CEOs in the comparator group. The Committee also reviews the relative internal compensation relationships between the CEO and the other named executive officers, as compared to the pay relationships in the Frederic W. Cook & Co. survey data. While the Committee monitors these pay relationships, it does not target any specific pay ratios. The Committee notes that Mr. Farr’s responsibilities as CEO are greater than those of the other named executive officers.

The Committee also receives and reviews a summary for the CEO showing all elements of his compensation, including base salary, annual cash bonus, long-term stock compensation, retirement and other benefits and perquisites. The summary shows compensation that may be paid upon voluntary or involuntary termination of employment, retirement, death or disability, or upon a change of control. This CEO compensation summary, along with competitive market and other data, is also annually reviewed and discussed by the non-management Directors in a private session.

Mr. Farr does not have an employment, severance or change in control agreement with the Company.

The Committee reviewed alternatives for delivering the appropriate level of total compensation for Mr. Farr based on the Company’s and his performance, as described above. These alternatives took into account current cash compensation and the value of long-term awards allocable to the current year, based on annualization of the grant date fair value over the three-year award cycle or vesting period of the awards. These alternatives reflected that fiscal 2011 is a triennial award year for stock options.

Other Named Executive Officer Compensation. In setting compensation for the other named executive officers, the Committee follows a similar process. The Committee first considered the financial performance of the Company for fiscal 2010. The Committee reviewed the competitive pay analysis at the median range for each named executive officer as compared to the comparable positions at the companies in the comparator group as a frame of reference in exercising its judgment regarding pay decisions. The Committee then reviewed the CEO’s evaluations of the individual performance of each named executive officer, which in each case he determined to be outstanding. The Committee also took into account its own evaluations of the named executive officers based on their frequent interactions with, and presentations to, the members of the Board of Directors. The Committee considered the following accomplishments:

•	Mr. Galvin successfully transitioned the Chief Financial Officer role to Mr. Dellaquila; improved international cash utilization; provided financial input to Emerson’s acquisition and divestiture strategy; and actively managed governmental relations in a changing political environment.

•	Mr. Monser managed the recovery of Emerson operating profit from the downturn to near record high levels; effectively reduced inventory levels; improved cash flow with trade working capital at record low levels; oversaw excellent growth in emerging markets with sales in Asia-Pacific reaching $5 billion; and was involved in both the Chloride and Avocent acquisition teams.

•	Mr. Peters furthered new solutions business models; built and applied price optimization tools; initiated a social media program targeting key customer communities; migrated key applications into the new data center infrastructure; completed a directory of and worked with the Company’s internal legal counsel to review Emerson’s principal business information; and was involved in both the Chloride and Avocent acquisition teams.

•	Mr. Dellaquila effectively transitioned into the role of Chief Financial Officer; implemented financing and currency strategies to fund acquisitions totaling nearly $3 billion; issued long-term debt to enhance Company liquidity; provided assistance with financial aspects of acquisitions and divestitures; and implemented actions to improve international cash utilization.

•	Mr. Steeves met the demands of increasingly complex litigation, regulatory and political environments; continued his success in Emerson litigation worldwide; introduced programs and controls necessary to meet the demands of changing trade regulations; initiated employee legal and regulatory education programs; managed the Company’s intellectual property; and successfully provided legal support for the Company’s acquisition activities in fiscal 2010.

None of the named executive officers has an employment, severance or golden parachute agreement with the Company.

For the named executive officers, the Committee made its annual pay decisions for each of the compensation components as outlined below.

Annual Cash Compensation

The Committee targets total annual cash compensation in the median range of market total cash compensation, while placing more emphasis on performance based annual cash bonus than on base salary.

Base salary: For the named executive officers, the Committee awards base salary increases (if any) after reviewing the Company’s performance, individual performance, and competitive market compensation. As described in last year’s proxy statement, in October 2008 each of the then named executive officers received a normal merit increase for fiscal 2009 based on fiscal 2008 financial performance and individual responsibilities, performance and potential. However, in response to the economic downturn that began in late calendar year 2008, the base salary rate for each of those executive officers was reduced effective January 1, 2009. Mr. Farr’s base salary rate was reduced to his fiscal 2007 rate, and the base salary rates for Messrs. Galvin, Monser, Peters and Steeves were reduced to their respective fiscal 2008 levels. No merit increases were made in fiscal 2010; however, effective April 1, 2010 the Committee restored the previously approved and reported fiscal 2009 base salary rates, as business conditions were determined to have improved consistent with fiscal year 2010 expectations. For fiscal 2011, the Committee reviewed predicted base salary merit increases, which averaged approximately 3%, and, in October 2010, approved the following base salaries for 2011:

	FY2010	FY2010
	Oct. 1, 2009-	April 1, 2010-
	Mar. 31, 2010	Sept. 30, 2010	FY2011	Percentage
Name	(Rate)	(Rate)	(Rate)	Increase
D. N. Farr	$1,150,000	$1,225,000	$1,225,000	0%
W. J. Galvin	$710,000	$735,000	$755,000	2.7%
E. L. Monser	$600,000	$625,000	$642,000	2.7%
C. A. Peters	$540,000	$565,000	$580,000	2.7%
F. L. Steeves	$560,000	$580,000	$595,000	2.6%

In connection with his promotion to Chief Financial Officer on February 2, 2010, Mr. Dellaquila’s base salary was increased from $385,000 to $450,000. For fiscal 2011, his base salary is $500,000, an increase of 11.1%.

Annual bonus: The determination of individual bonus amounts for the named executive officers is discretionary, subject to the Section 162(m) limitation established by the Committee (see “Regulatory Considerations” on page 28), but is based on the Company’s financial performance and the individual performance factors referred to above. The Committee did not assign individual weights to any of these factors but used them collectively to make its compensation determinations. The Committee noted that fiscal 2010 financial performance improved significantly compared to fiscal 2009 financial results as summarized in the bullets on pages 19 and 20. The Committee took these factors into account and exercised its discretion to determine the bonus amounts for fiscal 2010 as shown below:

		2008-2009		2009-2010
		Percentage		Percentage
Name	FY2009	Change	FY2010	Change
D. N. Farr	$1,500,000	(50.0)%	$2,200,000	46.7%
W. J. Galvin	$800,000	(31.9)%	$1,025,000	28.1%
E. L. Monser	$600,000	(29.4)%	$780,000	30.0%
C. A. Peters	$585,000	(29.9)%	$750,000	28.2%
F. L. Steeves	$500,000	(16.7)%	$640,000	28.0%

Mr. Dellaquila’s bonus for fiscal 2010 was $590,000 (34.1% increase from 2009).

Total cash compensation: As a result of these base salary and bonus determinations, the aggregate cash compensation for the named executive officers increased for 2010, but remained less than in 2008.

Long-Term Stock Compensation

The Committee may make long-term stock compensation awards to the Company’s executives, including the named executive officers. Executives participate in these programs based on their: (1) ability to make a significant contribution to the Company’s financial results, (2) level of responsibility, (3) performance and (4) leadership potential. No executive is entitled to participate automatically based on title, position or salary level. We require participants to accept confidentiality, non-competition and non-solicitation obligations. In general, we target long-term stock compensation in the median range of market long-term compensation, with more emphasis on performance based equity compensation.

Our long-term stock compensation consists of three programs: performance shares, stock options and restricted stock. We allocate the largest portion to performance shares, which are the primary incentive for delivery of superior longer-term financial performance, with a small portion allocated to stock options and the remainder through the selective use of restricted stock. We make awards of stock options and performance shares periodically, generally every three years, instead of annually, and restricted stock awards have no set award cycle, as illustrated below.

For purposes of its analysis, the Committee considers values of these awards based on the grant date value annualized over the three-year award cycle for performance shares and options and over the vesting terms for restricted stock, because the values are consistent with competitive data considered by the Committee. These estimates do not necessarily correspond to and are not a substitute for, the values described for the awards in the Summary Compensation Table or in the tables that follow it.

Performance Shares Program. Our performance shares program is the primary element of long-term stock compensation for our named executive officers. This plan is the linchpin of the Company’s pay for performance philosophy and is used to align the interests of participants and stockholders and for retention and succession purposes. For over thirty years, the program has reinforced the Company’s long-term financial objective, enhancing stockholder value. We limit participation in the programs to individuals who can most directly influence our long-term success. The long-term stock compensation opportunities for our senior executives are heavily weighted towards performance shares, which on an annualized basis generally represent approximately 45-55% of total compensation and 70-80% of long-term stock compensation.

Unlike many companies, Emerson awards performance shares every three years rather than annually, and the payout is based on four-year performance. This means that participants have the opportunity to earn a payout every three years, not annually. Awards of performance shares are made in share units. Participants can earn from 0-100% of the awarded units depending upon the Company’s financial results at the end of the performance period measured against the pre-established target. Participants cannot earn greater than 100%, regardless of the extent to which actual Company performance exceeds the target. For performance in excess of the targets, participants benefit only to the extent that performance results in increases in the price of the Emerson stock received upon payout of the performance shares.

As a result of the three-year award cycle for performance share awards, certain years involve an “overlap” in which two sets of awards are in effect as illustrated below. For example, fiscal 2010 was an “overlap” year, both the final year of the

2007 program performance period, which ended on September 30, 2010, and the first year of the 2010 program performance period, which began on October 1, 2009 and ends on September 30, 2013.

Payout is made as soon as practicable after the achievement of the performance target at the end of the four-year performance period, provided that the Committee may establish additional vesting conditions for retention purposes. For the 2007 and 2010 performance shares programs, the Committee specified that 60% of any earned performance share units would be paid at the end of the four-year performance period, and the remaining 40% would be paid one year later subject to continued service. The 40% holdback periods for both the 2007 and 2010 performance share programs are shown above.

Cash dividend equivalents are paid on 40% of the award during the four-year performance period and on the 40% portion of the earned award during the one-year holdback period. Payment of the cash dividend equivalents during the performance period is a key feature of this program, as it promotes executive behavior that inures to the long-term benefit of our stockholders, and reinforces our pay-for-performance philosophy. Program participants’ interests are aligned with the interests of our stockholders: the achievement of the plan’s performance objective historically has rewarded both with higher stock value and increased dividends. During the four-year performance period and three-year award/payout cycles described above, this feature encourages continued participant engagement and focus on the plan’s long-term performance objectives. In fiscal 2009, the Committee considered eliminating this feature, but concluded that doing so would dilute the effectiveness of the Company’s primary long-term stock program that has served our stockholders well for more than 30 years. Payment of these dividends is authorized pursuant to the Company’s 2006 Incentive Shares Plan approved by our shareholders. We expect to again reconsider this feature when we propose our next incentive shares compensation plan.

In order to earn a 100% payout under the 2007 and 2010 programs, the Company’s actual earnings per share in the last year of the four-year performance period must equal or exceed fiscal year 2006 and 2009 earnings per share, respectively, multiplied by the compounded average annual growth rate in the U.S. Gross National Product plus three percentage points over the four-year performance period. We target growth in earnings per share which exceeds the growth in the economy because we believe this focus on above-market growth over the long-term performance period drives participants in the program to produce superior financial returns for our stockholders. The payout is made primarily in common stock, with a portion paid in cash to cover tax obligations of participants.

At the end of fiscal 2010, the four-year performance period for the 2007 performance shares program ended. The compounded average annual growth rate in the U.S. Gross National Product plus three percentage points over the four-year performance period for the 2007 performance shares program was 5.4%. The Committee determined that the Company’s earnings per share from continuing operations in fiscal year 2010, compared with the target at the end of the performance period, resulted in a 96% payout, with the units earned set forth in the table below.

		40% One-Year
	60% Payout	Holdback
Name	(units)	(units)
D. N. Farr	264,960	176,640
W. J. Galvin	115,200	76,800
E. L. Monser	92,160	61,440
C. A. Peters	69,120	46,080
F. J. Dellaquila	31,104	20,736
F. L. Steeves	51,840	34,560

The payout of the 60% portion is shown in the Option Exercises and Stock Vested table on page 35 and the remaining 40% hold-back is shown in the Outstanding Equity Awards at Fiscal Year-End table on page 33.

As reported in last year’s proxy statement, in October 2009, the beginning of fiscal 2010, as part of the triennial award cycle for performance share awards, the Committee made performance awards under the 2010 performance shares program as follows: D. N. Farr-450,000 units; E. L. Monser-175,000; C. A. Peters-135,000; F. J. Dellaquila-80,000; and F. L. Steeves-110,000. Mr. Dellaquila received in February 2010 an additional award of 20,000 units upon his promotion to Chief Financial Officer. These performance share units are subject to the achievement of the performance target over the four-year performance period. These awards reflected the Committee’s judgment that these named executive officers’ leadership, performance and their potential to enhance long-term stockholder value would continue to be significant factors in the Company’s future success. The Committee also determined that these awards were consistent with targeting, on an annualized basis, 45-55% of total compensation and 70-80% of long-term stock compensation in the form of performance shares.

Stock Options Program. Our stock option awards provide long-term focus and are the primary form of long-term stock compensation for a broader group of key employees. Although an important incentive, stock options represent a smaller portion of long-term stock compensation for the named executive officers, and generally represent 5-15% of their total compensation. We made no stock option awards to the named executive officers in fiscal 2010. As part of our triennial award cycle, in early fiscal 2011, the Committee awarded stock options as follows: D. N. Farr-250,000; W. J. Galvin-125,000; E. L. Monser-130,000; C. A. Peters-120,000; F. J. Dellaquila-95,000; and F. L. Steeves-110,000. The Committee determined that these amounts are consistent with targeting 5-15% of total compensation in the form of stock options.

Restricted Stock Program. Our restricted stock program is designed to retain key executives and future leaders of the Company and participation in the program is highly selective. The Committee views this program as an important management succession planning, retention and recognition tool. The objective is to lock in top executives and their potential replacements identified through the succession planning process. Restricted stock, along with stock options, supplement performance shares to achieve the target of long-term compensation in the median range of market compensation, and in some cases may provide compensation above the median range. Restricted stock generally represents 5-20% of the named executive officers’ total compensation. Restricted stock provides participants with dividends and voting rights beginning on the award date. There is no set frequency of restricted stock awards, and they are granted with long-term cliff vesting periods of up to ten years and no less than three years.

As reported in last year’s proxy statement, in October 2009 Mr. Farr was awarded 80,000 shares of restricted stock in recognition of his outstanding leadership and Mr. Galvin was awarded 150,000 shares of restricted stock in recognition of his promotion to Vice Chairman and continued commitment to the Company. In addition, in October 2009 Mr. Dellaquila was awarded 20,000 shares of restricted stock in recognition of his additional duties. In October 2010, the Committee awarded 80,000 shares of restricted stock to Mr. Farr, reflecting the outstanding performance of the Company in 2010, and 10,000 shares of restricted stock to Mr. Steeves in recognition of his individual contributions and performance. Succession planning and retention continue to be key considerations of the Committee in its review of the total compensation of the named executive officers. The Committee believes these awards help meet the Company’s retention and succession planning needs. In making these awards, the Committee took into account the continued financial success of the Company under these key leaders, their valuable and seasoned experience and the challenges the Company faces in its efforts to continue its financial success in the future.

Total Compensation

In the Committee’s judgment, Mr. Farr’s total compensation reflects the Company’s performance under his leadership as well as his individual performance, and his total compensation is in the median range of competitive market pay. The combination of the performance share awards, stock option awards and annual cash bonus represents performance based compensation of approximately 71% of Mr. Farr’s total compensation. For the other named executive officers, except for Mr. Galvin, the combination of the performance shares, stock option awards and annual cash bonus awarded by the Committee represents performance based compensation for the named executive officers of approximately 70-80% of their total compensation. These performance based incentives, and the way we allocate them, reward the named executive officers for the achievement of outstanding long-term Company performance, which builds stockholder value.

The table below illustrates how total compensation for our named executive officers for fiscal 2010 was allocated between performance based and fixed components, how performance based compensation is allocated between annual and long-term components, and how total compensation is allocated between cash and equity components. These percentages are based on annualized total compensation values and do not necessarily correspond to, and are not a substitute for, the values disclosed in the Summary Compensation Table and supplemental tables.

	Fiscal 2010 Total Compensation Mix*
			Percentage of
	Percentage of Total		Performance Based		Percent of Total
	Compensation that is:		Total that is:		Compensation that is:
	Performance			Long-
Name	Based	Fixed	Annual	Term	Cash	Equity
D. N. Farr	71%	29%	27%	73%	29%	71%

W. J. Galvin	35%	65%	55%	45%	33%	67%

E. L. Monser	78%	22%	23%	77%	32%	68%

C. A. Peters	75%	25%	25%	75%	33%	67%

F. J. Dellaquila	78%	22%	32%	68%	42%	58%

F. L. Steeves	80%	20%	26%	74%	40%	60%

*	The percentage ranges in the table above are based on amounts for annualized base salary, annual bonus and long-term compensation (performance shares, stock options and restricted stock). Other forms of compensation that are shown in the Summary Compensation Table were not included. Annualized values for long-term stock compensation are based on the grant date fair value of awards annualized over the triennial award cycle for performance shares and stock options and over the vesting terms for restricted stock, based on data provided by our compensation consultants. The competitive data we use is calculated in the same manner. For purposes of this table, (i) annual bonus, performance shares and stock options are performance based compensation, (ii) performance shares and stock options are long-term, performance based compensation, (iii) base salary and annual bonus are the only forms of cash compensation, and (iv) performance shares, stock options and restricted stock are equity compensation.

Summary Compensation Table Analysis

Please see the “Summary Compensation Table” on page 30 and the supplemental compensation tables for a quantitative summary of the compensation of our named executive officers. As a result of our multi-year award cycles, the numbers in our Stock Awards and Option Awards columns, and therefore the Total column, in the Summary Compensation Table will fluctuate from year to year. The 2010 Stock Awards column reflects the full grant date value of triennial awards made in 2010 under the 2010 performance shares program and which cover the four-year performance period beginning on October 1, 2010 and ending on September 30, 2013. Performance share awards were not made in fiscal 2009 or 2008. SEC rules require that the entire grant date fair value be included in the table in the year of grant even though payout of these awards is contingent upon the Company’s financial performance over a four-year performance period and a portion is contingent upon completing an additional year of service. Those amounts do not correspond to the actual value that will be realized by the named executive officers. The supplemental tables reflect the payout of earned awards for the four-year performance period ended September 30, 2010 under the 2007 performance shares program.

The amounts shown in the Change in Pension Value and Non-Qualified Deferred Compensation column of the Summary Compensation Table in part reflect the change in the discount rate from year to year. For fiscal 2009, the applicable discount rate used to value pension plan liabilities was reduced from 6.5% to 5.5%. This change in the discount rate caused pension values to increase significantly compared to other years, resulting in the amounts reported in 2009 being approximately 70% higher than they would have been if the discount rate had not changed. No changes were made in the method of calculating benefits under the plans, and no additional benefits were awarded. See footnote (4) to the Summary Compensation Table on page 30 for additional detail.

The totals in the Summary Compensation Table for 2010 include larger amounts primarily as a result of the 2010 performance share awards as discussed above and the other changes described herein. The three-year average column reflects the average of reported compensation for our named executive officers over our triennial award cycle.

Alignment with Stockholder Interests

We believe our balanced executive compensation program, coupled with our stock ownership guidelines and “clawback” policy, aligns the interests of our executives with stockholders by encouraging long-term superior performance, without encouraging excessive or unnecessary risk taking.

Our long standing compensation philosophy is a key component of our history of sustainable growth, which demonstrates an alignment of the interests of participants and stockholders and rewards each with increased value over the long-term. As shown in the Fiscal 2010 Total Compensation Mix table above, our compensation for our senior management is primarily based on performance over a long-term period. Under the performance shares program, earnings per share performance over the four-year performance period is required to earn compensation, which drives long term decision making, discourages adverse risk taking that may occur due to year-over-year performance measurements, and rewards for growth over the long term. Our restricted stock and option awards have long vesting terms that reward participants for increased value over the vesting terms. Annual cash amounts are limited and subject to Committee discretion, which discourages short-term risk taking.

The significant stock ownership of our named executive officers reflects their commitment to the Company for the long term. Our executive stock ownership guidelines provide that our Chief Executive Officer should generally hold Emerson stock, including share equivalents and shares in retirement accounts and restricted stock, equal to at least five times base salary. For our Chief Financial Officer the amount is three times, and for other named executive officers the amount is one time. Named executive officers generally have five years from the later of the date of the policy or becoming named executive officers to meet the guidelines. The Committee has discretion to adjust the guidelines for executives who are age 60 or over. The Compensation Committee monitors the stock ownership of the named executive officers, which substantially exceeds the guidelines. Based on beneficial ownership of Emerson stock, as shown on page 6, and the closing stock price at fiscal year end, the named executive officers’ holdings of Emerson stock are valued at multiples of between approximately 10 and 85 times their respective base salaries. Our stock trading policy also requires elected Company officers to obtain written permission from two other senior executives before engaging in transactions in Emerson stock.

Our clawback and anti-hedging policies further align the interests of our executives with stockholders. Under our clawback policy, our Board may in certain cases reduce or cancel, or require recovery of, any executive officer’s annual bonus or long-term incentive compensation award, or portions thereof, if the Board determines that such award should be adjusted because that executive officer has engaged in intentional misconduct that has led to a material restatement of the Company’s financial statements. Under our anti-hedging policy, our executives (as well as our directors) are prohibited from engaging in the following transactions (which could hedge or offset decreases in the market value of our common stock): short selling, put or call options, forward sale or purchase contracts, equity swaps and exchange funds.

Severance, Executive Termination and Retirement

Emerson does not provide employment agreements, severance agreements, or golden parachute agreements for the named executive officers. The terms of all executive terminations and retirements are determined individually based on specific facts and circumstances at the time of such events, and not on formulaic rules. In general, we follow these principles:

•	We do not pay lump sum, non-forfeitable cash severance payments.

•	Departing executives sign extended non-competition, non-solicitation and confidentiality agreements, or reaffirm existing agreements on these matters.

•	As permitted under stockholder-approved plans, departing plan participants, including named executive officers, may have additional time to exercise previously granted stock options, with accelerated vesting for retirees. However, the additional time cannot exceed the time permitted in the original grants.

•	The Committee may also allow continuation (without accelerated vesting) of previously granted long-term performance shares or restricted stock awards, which would be paid if and when the Company achieves specified performance targets or time vesting requirements are met.

•	Executives forfeit these awards if they breach their non-competition, non-solicitation or confidentiality agreements.

In 2006, the Committee adopted an Executive Officer Severance Policy, reflecting these principles. In addition to the foregoing principles, the Executive Officer Severance Policy provides that the Company shall not implement individual severance or change of control agreements providing certain benefits (as described in the Policy) to any of the named executive officers in excess of 2.99 times the sum of the officer’s then current base salary and most recently earned cash bonus without stockholder ratification. The Executive Officer Severance Policy can be found on the Company’s website at www.Emerson.com, Investor Relations, Corporate Governance.

Change of Control

Emerson has no employment agreements, severance agreements or golden parachute agreements with the named executive officers. If a change of control occurs, we protect all employees who participate in long-term stock plans, the Savings Investment Restoration Plan and the Pension Restoration Plan as described under “Potential Payments Upon Termination or Change of Control” at page 38 below. To provide this protection, we accelerate vesting of stock awards and pay accrued benefits under the Savings Investment Restoration Plan and the Emerson Pension Restoration Plan. We do not credit additional years of service under any plans, or continue medical or other benefits. We do not make additional cash payments related to stock compensation plans, although stock awards vest upon a change of control. We do not increase payouts to cover payment of taxes and do not provide tax gross-ups.

Security and Perquisites

We provide security services to help ensure the safety of all employees while they are on Company business. Due to increased security risks that are inherent in senior executive positions, we provide the named executive officers with residential security monitoring and personal security as needed. The Company’s security policy and the Committee require that the CEO use the Company aircraft for all business and personal travel. On a very limited basis, other named executive officers have access to Company aircraft for personal use subject to reimbursement at first class rates. The Company also provides leased cars, club memberships and financial planning for executives. These are long-standing perquisites which assist in retaining and attracting executives and which we believe are similar to those generally provided to executives at other similarly-sized companies. Named executive officers and other employees may receive Company tickets for sporting or other local events. The Committee reviews these perquisites annually. Total perquisite costs and related information appear in the Summary Compensation Table at page 30 below. The Company does not provide any reimbursement for taxes on perquisites provided to its named executive officers.

Other Benefits

The named executive officers are eligible for medical, life and disability insurance, and other Company-provided benefits that are generally available to all other employees, including the Company’s charitable matching gifts program. Retirement plans for U.S. employees may be qualified defined-benefit pension plans, 401(k) plans and/or profit-sharing plans as determined by each business unit’s competitive market. The Company continues to maintain a defined-benefit pension plan for a majority of U.S. employees. These other benefits are available to the named executive officers, as follows:

•	A qualified 401(k) savings plan and a non-qualified savings plan which allows participating executives to defer up to 20 percent of their cash compensation and continue to receive the Company match after they reach the Internal Revenue Service (“IRS”) qualified plan limits.

•	A qualified defined-benefit pension plan and a non-qualified defined-benefit pension plan (the “Pension Restoration Plan”) which provides benefits based on the qualified plan without regard to IRS limits and does not provide additional credited years of service. Participation in the Pension Restoration Plan is by award and based on the executive’s individual contributions and long-term service to the Company.

•	A group term life insurance policy under the same terms as other employees and a term life insurance policy which was converted from the former split dollar program.

•	A voluntary annual physical paid for by the Company.

Regulatory Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the Company’s CEO or any of the Company’s other named executive officers, other than the Chief Financial Officer, who are employed as of the end of the fiscal year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by stockholders). The Company’s incentive compensation plans are designed to qualify under Internal Revenue Code Section 162(m) to ensure tax deductibility. However, restricted stock awards do not qualify under Section 162(m) and the Committee retains the flexibility to design and administer compensation programs that are in the best interests of Emerson and its stockholders.

Annual bonuses for our named executive officers are discretionary, subject to maximum bonus amounts based on the achievement of the Section 162(m) performance objectives established by the Committee annually. These objectives are selected by the Committee from among the performance objectives in the annual incentive plan but are not communicated to participants as individual performance targets. For fiscal 2010, the performance objective was earnings per share and the maximum amount of bonus that could be paid to each covered named executive officer was $6 million. The Committee may exercise “negative discretion” to reduce the award based on an assessment of Company and individual performance. For 2010 the Committee awarded less than the maximum amount. We have also adopted amendments to our compensation plans to comply with the requirements of Internal Revenue Code Section 409A, which requires that nonqualified deferred compensation arrangements must meet specific requirements.

In accordance with FASB ASC Topic 718, for financial statement purposes, we expense all equity-based awards over the period earned based upon their estimated fair value at grant date, or subsequently, depending on the terms of the award. FASB ASC Topic 718 has not resulted in any significant changes in our compensation program design.

Equity Compensation Grant Practices

The Committee approves all grants of equity compensation, including performance shares, stock options and restricted stock, to executive officers of the Company, as defined in Section 16 of the Exchange Act. All elements of executive officer compensation are reviewed by the Committee annually at its October meeting. Generally, the Company’s awards of performance shares, stock options and restricted stock are made at that meeting, but may be made at other meetings of the Committee. The Committee meeting date, or the next business day if the meeting falls on a non-business day, is the grant date for stock option, performance share and restricted stock awards. The Company may also make awards of stock options in connection with acquisitions or promotions, or for retention purposes. Under the Company’s stock option plans, the Committee may delegate to the Company’s CEO the authority to grant stock options to any employees of the Company other than executive officers of the Company as that term is defined in Section 16 of the Exchange Act. The Committee has exercised this authority and delegated to the CEO the ability to make stock option grants in connection with retention and acquisitions, which he uses on an infrequent basis. This delegation of authority does not extend to executive officers or other officers who are subject to the Company’s trading blackout policy.

Compensation Committee Report

The Compensation Committee of the Board of Directors acts on behalf of the Board to establish and oversee the Company’s executive compensation program in a manner that serves the interests of the Company and its stockholders. For a discussion of the Compensation Committee’s policies and procedures, see “Compensation Committee” at page 10 above.

Management of the Company has prepared the Compensation Discussion and Analysis describing the Company’s compensation program for senior executives, including the named executive officers. See “Compensation Discussion and Analysis” beginning on page 17 above. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for fiscal year 2010 (included in this proxy statement) with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the fiscal year ended September 30, 2010, for filing with the Securities and Exchange Commission.

Compensation Committee

V. R. Loucks, Jr., Chairman
C. A. H. Boersig
W. R. Johnson
J. W. Prueher
R. L. Stephenson

Summary Compensation Table

The following information relates to compensation received or earned by our Chief Executive Officer, our current and former Chief Financial Officers and each of our other three most highly compensated executive officers for the last fiscal year (the “named executive officers”).

						Change in
						Pension Value
						and
						Nonqualified
						Deferred
					Option	Compensation	All Other		Three year
	Fiscal			Stock Awards	Awards	Earnings	Compensation		average
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	Total ($)	($)(6)
D. N. Farr	2010	1,187,500	2,200,000	19,081,600	—	1,862,000	474,865	24,805,965
Chairman of the Board and	2009	1,168,750	1,500,000	3,735,000	—	3,598,000	496,237	10,497,987
Chief Executive Officer(7)	2008	1,200,000	3,000,000	—	2,180,000	1,219,000	472,485	8,071,485
									14,458,479

W. J. Galvin	2010	722,500	1,025,000	5,781,000	—	1,435,000	125,056	9,088,556
Vice Chairman and former	2009	716,250	800,000	373,500	399,000	2,131,000	145,627	4,565,377
Chief Financial Officer(7)(8)	2008	710,000	1,175,000	1,554,900	1,417,000	994,000	143,610	5,994,510
									6,549,481

E. L. Monser	2010	612,500	780,000	6,221,600	—	390,000	122,833	8,126,933
President and Chief	2009	606,250	600,000	373,500	319,200	428,000	139,440	2,466,390
Operating Officer(9)	2008	600,000	850,000	538,350	1,090,000	211,000	137,007	3,426,357
									4,673,227

C. A. Peters	2010	552,500	750,000	4,799,520	—	736,000	96,366	6,934,386
Senior Executive Vice	2009	546,250	585,000	747,000	319,200	977,000	114,830	3,289,280
President(7)	2008	540,000	835,000	—	1,090,000	310,000	163,117	2,938,117
									4,387,261

F. J. Dellaquila	2010	428,333	590,000	4,402,960	—	82,000	78,972	5,582,265
Senior Vice President and Chief Financial Officer(8)									N/A

F. L. Steeves	2010	570,000	640,000	3,910,720	—	35,000	69,189	5,224,909
Senior Vice President,	2009	565,000	500,000	—	259,350	33,000	70,284	1,427,634
Secretary and General Counsel	2008	560,000	600,000	538,350	—	16,000	148,290	1,862,640
									2,838,394

(1)	Represent bonus amounts paid after the end of the fiscal year with respect to that fiscal year’s performance.

(2)	The amounts relate to awards of performance shares and restricted stock made in the fiscal year and reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and do not correspond to the actual value that will be realized by the named executive officers. For performance share awards, the grant date fair value included assumes the maximum award is earned. See Note 14 to the Company’s fiscal year 2010 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718. See the Grants of Plan-Based Awards table at page 32 below for information on performance shares and restricted stock granted in fiscal 2010.

(3)	The amounts relate to awards made in the fiscal year and reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and do not correspond to the actual amount that will be realized upon exercise by the named executive officers. See Note 14 to the Company’s fiscal year 2010 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718.

(4)	Includes for each fiscal year the aggregate change in the actuarial present value of the named executive officers’ accumulated benefits under the Company’s defined benefit pension plans. For fiscal 2009, the applicable discount rate used to value pension plan liabilities was reduced from 6.5% to 5.5%, consistent with the overall decline in interest rates. This change in the discount rate caused pension values to increase significantly. The changes in pension values reported for 2009 above were approximately 70% higher as a result of this decrease in the discount rate than they would have been if the discount rate had not changed. No changes were made in the method of calculating benefits under the plans, and no additional benefits were awarded.

(5)	Includes the following amounts for 2010:

Name	Perquisites(a)	Savings Plan(b)	Life Insurance(c)	Charitable Match(d)	Total(e)
D. N. Farr	$385,976	$67,109	$11,780	$10,000	$474,865
W. J. Galvin	$54,431	$38,037	$22,588	$10,000	$125,056
E. L. Monser	$64,001	$30,286	$18,546	$10,000	$122,833
C. A. Peters	$46,266	$28,411	$11,689	$10,000	$96,366
F. J. Dellaquila	$44,499	$21,634	$10,239	$2,600	$78,972
F. L. Steeves	$22,559	$26,729	$9,901	$10,000	$69,189

(a)	The perquisites provided are: tax and financial planning, leased Company car, club dues, annual physical, tickets for sporting or other local events and costs related to personal security provided to each of the named executive officers under the Company’s security program. The Company’s security program and the Board of Directors require that the Chairman and Chief Executive Officer use Company aircraft for all business and personal air travel. The Company also provides limited personal use of Company aircraft outside of the security program requirements to the named executive officers, who reimburse the Company at first class rates. Amounts for personal use of Company aircraft represent the incremental cost to the Company, calculated based on the variable operating costs per hour of operation, which include fuel costs, maintenance, and associated travel costs for the crew, less any reimbursements. For Mr. Farr and Mr. Monser, the incremental amounts of personal use of Company aircraft were $325,488 and $30,618, respectively, which is included in the perquisites amount above.

(b)	Contributions by the Company for the named executive officers to the Company’s savings plans.

(c)	Premiums paid by the Company on behalf of the named executive officers for term life insurance.

(d)	Matching contributions under the Company’s charitable matching gifts program which matches charitable gifts of up to $10,000 for all employees of the Company.

(e)	None of these amounts was grossed up for taxes.

(6)	This number is the arithmetic average of total compensation for the three years displayed in the table.

(7)	Messrs. Farr, Galvin and Peters do not receive any separate compensation for service as Directors.

(8)	Mr. Dellaquila succeeded Mr. Galvin as Chief Financial Officer in February 2010.

(9)	Mr. Monser became President in October 2010.

Grants of Plan-Based Awards

The following table provides information about equity awards granted to the named executive officers in fiscal 2010.

		Estimated Future Payouts Under Equity				All Other
		Incentive Plan Awards				Option		Grant
					All Other	Awards:	Exercise	Date Fair
					Stock Awards:	Number of	or Base	Value of
					Number of	Securities	Price of	Stock and
					Shares of	Underlying	Option	Option
	Grant				Stock or	Options	Awards	Awards
Name	Date	Threshold (#)(1)	Target (#)(1)	Maximum (#)(1)	Units (#)(2)	(#)	($/Sh)	($)(3)
D. N. Farr	10/5/2009	N/A	450,000	450,000				15,998,400
	10/5/2009				80,000			3,083,200

W. J. Galvin	10/5/2009				150,000			5,781,000

E. L. Monser	10/5/2009	N/A	175,000	175,000				6,221,600

C. A. Peters	10/5/2009	N/A	135,000	135,000				4,799,520

F. J. Dellaquila	10/5/2009	N/A	80,000	80,000				2,844,160
	10/5/2009				20,000			770,800
	2/1/2010	N/A	20,000	20,000				788,000

F. L. Steeves	10/5/2009	N/A	110,000	110,000				3,910,720

(1)	Includes performance share awards granted in fiscal 2010 under the 2010 performance shares program (under our 2006 Incentive Shares Plan), which are subject to the achievement of the financial target for the performance period ending September 30, 2013. The target and maximum number of shares that can be earned under these awards are shown in these columns. Participants cannot earn greater than 100% of the maximum. Payout for a performance period is made as soon as practicable after the achievement of the performance target, provided that the Committee may establish additional vesting conditions for retention purposes. Earned performance shares are paid in stock, with a portion paid in cash to cover tax obligations of participants. Under the 2010 performance shares program, 60% of any earned performance share units will be paid at the end of the four-year performance period, and the remaining 40% will be paid one year later subject to continued service. See “Performance Shares Program” at page 23 above for additional information regarding the program and additional detail on performance shares.

(2)	Includes restricted stock granted in fiscal 2010 under the 2006 Incentive Shares Plan which cliff vests over 5, 3 and 10 years from the date of grant for Messrs. Farr, Galvin and Dellaquila, respectively. Please see “Restricted Stock Program” at page 25 above for additional information regarding restricted stock awards.

(3)	Includes the grant date fair value of awards of performance shares and/or restricted stock computed in accordance with FASB ASC Topic 718, applying the same valuation model and assumptions applied for financial reporting purposes. These amounts do not correspond to the actual value that will be realized by the named executive officers. For restricted stock, the aggregate amount that the Company would expense in its yearly financial statements over the vesting period is equal to the grant date fair value reported above. For performance awards, the grant date fair value included assumes the maximum award is earned. Amounts expensed for performance share awards in the Company’s annual financial statements during the performance period reflect the difference between the financial reporting value of the award at the beginning and the end of each fiscal year during the program term, which varies depending upon stock price and the probability that targets will be reached, and therefore will generally not be equal to the grant date fair value reported above. See Note 14 to the Company’s fiscal year 2010 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of stock options, performance shares and restricted stock by our named executive officers at the end of fiscal 2010. This table includes unexercised stock options, unvested restricted stock and performance shares with performance conditions or service requirements that have not been satisfied.

				Option Awards							Stock Awards
												Equity
												Incentive
												Plan
												Awards:
												Number of
												Unearned	Equity
												Shares,	Incentive Plan
									Number of			Units or	Awards: Market
		Number of		Number of					Shares or		Market Value	Other	or Payout Value
		Securities		Securities					Units of		of Shares or	Rights	of Unearned
		Underlying		Underlying					Stock That		Units of	That Have	Shares, Units or
		Unexercised		Unexercised		Option	Option		Have Not		Stock That	Not	Other Rights
	Date of	Options (#)		Options (#)		Exercise	Expiration	Date of	Vested		Have Not	Vested	That Have Not
Name	Award	Exercisable(1)		Unexercisable(1)		Price ($)	Date	Award	(#)		Vested ($)(8)	(#)(10)	Vested ($)(8)
D. N. Farr	1/16/02	250,000				26.4150	1/16/2012	(7)	510,000	(7)	26,856,600
	10/5/04	250,000				31.6275	10/5/2014	10/2/06	176,640	(9)	9,301,862
	10/1/07	133,333	(2)	66,667	(2)	53.8350	10/1/2017	10/5/09				450,000	23,697,000

W. J. Galvin	1/16/02	113,340	(3)			26.4150	1/16/2012	(7)	260,000	(7)	13,691,600
	10/5/04	170,000	(4)			31.6275	10/5/2014	10/2/06	76,800	(9)	4,044,288
	10/1/07	86,666	(2)	43,334	(2)	53.8350	10/1/2017
	2/19/09	33,333	(6)	66,667	(6)	30.0250	2/19/2019

E. L. Monser	1/16/02	40,000				26.4150	1/16/2012	(7)	80,000	(7)	4,212,800
	10/5/04	100,000				31.6275	10/5/2014	10/2/06	57,600	(9)	3,033,216
	10/1/07	66,666	(2)	33,334	(2)	53.8350	10/1/2017	11/7/06	3,840	(9)	202,214
	2/19/09	26,666	(6)	53,334	(6)	30.0250	2/19/2019	10/5/09				175,000	9,215,500

C. A. Peters	10/5/04	100,000				31.6275	10/5/2014	(7)	120,000	(7)	6,319,200
	10/1/07	66,666	(2)	33,334	(2)	53.8350	10/1/2017	10/2/06	46,080	(9)	2,426,573
	2/19/09	26,666	(6)	53,334	(6)	30.0250	2/19/2019	10/5/09				135,000	7,109,100

F. J. Dellaquila	1/16/02	10,000				26.4150	1/16/2012	(7)	30,000	(7)	1,579,800
	10/5/04	10,000				31.6275	10/5/2014	10/2/06	20,736	(9)	1,091,958
	10/1/07	10,000		5,000	(2)	53.8350	10/1/2017	10/5/09				80,000	4,212,800
	2/19/09	5,000	(6)	10,000	(6)	30.0250	2/19/2019	2/1/10				20,000	1,053,200

F. L. Steeves	4/3/07	100,000	(5)			42.9100	4/3/2017	(7)	10,000	(7)	526,600
	2/19/09			43,334	(6)	30.0250	2/19/2019	4/3/07	34,560	(9)	1,819,930
								10/5/09				110,000	5,792,600

(1)	Consists of stock options granted under the Company’s stock option plans.

(2)	The options became exercisable in three equal annual installments beginning on October 1, 2008.

(3)	Includes 56,660 options which were transferred to The Galvin Family Trust for estate planning purposes. See footnote (6) under Stock Ownership of Directors and Executive Officers.

(4)	Includes 160,520 options which were transferred to The Galvin Family Trust for estate planning purposes. See footnote (6) under Stock Ownership of Directors and Executive Officers.

(5)	The options became exercisable in three equal annual installments beginning on April 3, 2008.

(6)	The options become exercisable in three equal annual installments beginning on February 19, 2010.

(7)	Consists of restricted stock for each of the named executive officers which vests as follows:

	Number of	Vesting Term
Name	Shares	(in years)	Grant Date	Vesting Date
D. N. Farr	120,000	10	10/2/2000	10/2/2010
	110,000	6	10/4/2005	10/4/2011
	100,000	10	10/1/2002	10/1/2012
	80,000	5	10/5/2009	10/5/2014
	100,000	10	10/7/2008	10/7/2018

W. J. Galvin	20,000	10	10/2/2000	10/2/2010
	50,000	6	10/4/2005	10/4/2011
	30,000	4	11/5/2007	11/5/2011
	10,000	4	10/7/2008	10/7/2012
	150,000	3	10/5/2009	10/5/2012

E. L. Monser	20,000	10	10/2/2000	10/2/2010
	20,000	10	11/4/2002	11/4/2012
	20,000	8	11/7/2006	11/7/2014
	10,000	8	10/1/2007	10/1/2015
	10,000	7	10/7/2008	10/7/2015

C. A. Peters	60,000	10	10/2/2000	10/2/2010
	40,000	10	10/4/2005	10/4/2015
	20,000	10	10/7/2008	10/7/2018

F. J. Dellaquila	10,000	10	10/7/2008	10/7/2018
	20,000	10	10/5/2009	10/5/2019

F. L. Steeves	10,000	10	10/1/2007	10/1/2017

(8)	Based on the closing market price of the Company’s common stock of $52.66 on September 30, 2010.

(9)	Consists of performance share awards granted in fiscal 2007 under the 2007 performance shares program (under our 2006 Incentive Shares Plan) which were subject to the achievement of the financial target for the performance period ended September 30, 2010. The percentage earned was 96%. Amounts shown represent the 40% portions of the earned awards which remain subject to forfeiture as participants must remain employed by the Company for an additional year. The 60% portions of those awards earned at the end of the performance period were paid out in stock, with a portion paid in cash to cover tax obligations of participants, and are set forth in the Option Exercises and Stock Vested table. See “Performance Shares Program” at page 23 above for additional information regarding the program and additional detail on performance shares, including how the shares are earned.

(10)	Consists of performance share awards granted in fiscal 2010 under the 2010 performance shares program (under our 2006 Incentive Shares Plan), which are subject to the achievement of the financial target for the performance period ending September 30, 2013. The target and maximum number of shares that can be earned under these awards are shown in this column. Participants cannot earn greater than 100% of the maximum, regardless of the extent to which actual Company performance exceeds the target. Payout for a performance period is made as soon as practicable after the achievement of the performance target, provided that the Committee may establish additional vesting conditions for retention purposes. Earned performance shares are paid to participants in stock, with a portion paid in cash to cover tax obligations of participants. Under the 2010 performance shares program, 60% of any earned performance share units will be paid at the end of the four-year performance period, and the remaining 40% will be paid one year later, subject to continued service. See “Performance Shares Program” at page 23 above for additional information regarding the program and additional detail on performance shares, including how the shares are earned.

Option Exercises and Stock Vested

The following table provides information for fiscal 2010 for our named executive officers on (1) stock option exercises during fiscal 2010, including the number of shares acquired on exercise, (2) the earning of performance shares that are not subject to additional service requirements, and (3) the vesting of restricted stock, and, in each case, the values realized therefrom.

	Option Awards		Stock Awards
			Number of Shares
	Number of Shares	Value Realized	Acquired		Value Realized
	Acquired on	on Exercise	on Vesting		on Vesting
Name	Exercise (#)	($)(1)	(#)		($)(4)
D. N. Farr	300,000	6,497,110	264,960	(2)	14,714,554
			100,000	(3)	3,854,000

W. J. Galvin	56,660	1,315,645	115,200	(2)	6,397,632

E. L. Monser	10,000	240,487	92,160	(2)	5,118,106

C. A. Peters	190,000	4,541,183	69,120	(2)	3,838,579

F. J. Dellaquila	10,302	247,750	31,104	(2)	1,727,361
			20,000	(3)	770,800

F. L. Steeves	21,666	487,702	51,840	(2)	2,878,934

(1)	Values for stock options represent the difference between the exercise price of the options and the market price of the Company’s common stock at exercise, based on the average of the high and low market prices on the day of exercise.

(2)	Numbers reflect the earning of performance shares granted under the 2007 performance shares program. The performance shares were subject to the achievement of the financial target for the four-year period ended September 30, 2010, and the percentage earned was 96%. The performance shares shown are the 60% portions of the awards earned and paid out in stock, with a portion paid in cash to cover tax obligations of participants, after the end of fiscal 2010. Amounts shown exclude the 40% portions of the earned 2007 performance share awards which remain subject to forfeiture, as participants must remain employed by or in service to the Company for an additional year, and which are set forth in the Outstanding Equity Awards at Fiscal Year End table.

(3)	Represents the vesting of 100,000 and 20,000 shares of restricted stock with five-year and ten-year vesting terms for Messrs. Farr and Dellaquila, respectively.

(4)	Values realized for performance shares earned reflect the market value based on the average of the high and low market prices ($55.5350) on November 1, 2010, the date the Compensation Committee determined the payout for the performance period ended September 30, 2010. Value realized for restricted stock described in footnote (3) above reflects the market value based on the average of the high and low market prices on October 5, 2009, the date of vesting.

Pension Benefits

The table below presents information on the pension benefits for the named executive officers under each of the following pension plans.

Emerson Retirement Plan

The Emerson Electric Co. Retirement Plan is a tax-qualified retirement program that covered approximately 75,000 participants as of September 30, 2010. As applicable to the named executive officers, the plan provides benefits based primarily on a formula that considers the highest consecutive five-year average of the executive’s annual cash earnings (final average earnings). Earnings for this plan include base salary plus bonus payments, but may not exceed an IRS-prescribed limit applicable to tax-qualified plans ($245,000 for 2010).

The formula provides an annual benefit accrual for each year of service of 1.0% of final average earnings up to “covered compensation” and 1.5% of final average earnings in excess of “covered compensation,” limited to 35 years of service. When the employee has attained 35 years of service, the annual accrual is 1.0% of final average earnings. “Covered compensation” is based on the average of Social Security taxable wage bases, and varies per individual based on Social Security retirement age. A small portion of the accrued benefits payable from the Emerson Retirement Plan for

Messrs. Farr, Galvin, and Peters includes benefits determined under different but lesser pension formulas for periods of prior service at various Company divisions or subsidiaries.

The accumulated benefit that an employee earns over his or her career with the Company is payable upon retirement on the basis of an annuity on a monthly basis for life with a guaranteed minimum term of five years. The normal retirement age is defined for this plan as 65. Employees are eligible to retire early under the plan once they have attained age 55 and 10 years of service. As of September 30, 2010, Messrs. Farr, Galvin, Monser and Peters have met the eligibility requirements for early retirement under the Plan. In the event the employee retires before normal retirement age, the accrued benefit is reduced for the number of years prior to age 65 that the benefit commences (4% for each of the first 5 years that retirement precedes age 65, and 5% for each year thereafter). Employees vest in their accrued benefit after 5 years of service. The Plan provides for spousal joint and survivor annuity options. No employee contributions are required.

Benefits under the Emerson Retirement Plan are subject to the limitations imposed under Section 415 of the Internal Revenue Code (which in fiscal 2010 is $195,000 per year for a single life annuity payable at an IRS-prescribed retirement age). This ceiling may be actuarially adjusted in accordance with IRS rules for items such as other forms of distribution and different annuity starting dates.

Emerson Pension Restoration Plan

The Emerson Electric Co. Pension Restoration Plan is a non-qualified plan that is an unfunded obligation of the Company. Benefits are payable from the Company’s general operating funds. Participation in, and benefits payable from, the Plan are by award, subject to the approval of the Compensation Committee. Messrs. Farr, Galvin, Monser, and Peters have been selected to participate in the Plan. At age 65 or later termination of employment, the Plan will provide a benefit based on the same final average earnings formula as described above for the Emerson Retirement Plan, for all years of service at Emerson, and without regard to the IRS-prescribed limitations on benefits and compensation as described in the Emerson Retirement Plan. The benefit payable from the Pension Restoration Plan is reduced by the benefit received from the Emerson Retirement Plan. Benefits payable from the Pension Restoration Plan are generally payable in the same annuity form as the benefits paid from the Emerson Retirement Plan. In the event a named executive officer leaves the Company before normal retirement age, the benefit payable to the executive is determined in the discretion of the Committee. No pension benefits were paid to any of the named executive officers during the 2010 fiscal year.

The amounts reported in the table below equal the present value of the accumulated benefit at September 30, 2010 for the named executive officers under each plan based upon the assumptions described in footnote (2).

Pension Benefits

		Number	Present	Payments
		of Years Credited	Value of Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)(1)	($)(2)	($)
D. N. Farr	Emerson Electric Co. Retirement Plan	30	681,000	—
	Emerson Electric Co. Pension Restoration Plan	30	10,746,000	—

W. J. Galvin	Emerson Electric Co. Retirement Plan	38	1,276,000	—
	Emerson Electric Co. Pension Restoration Plan	38	8,357,000	—

E. L. Monser	Emerson Electric Co. Retirement Plan	9	268,000	—
	Emerson Electric Co. Pension Restoration Plan	9	1,255,000	—

C. A. Peters	Emerson Electric Co. Retirement Plan	34	667,000	—
	Emerson Electric Co. Pension Restoration Plan	34	3,056,000	—

F. J. Dellaquila	Emerson Electric Co. Retirement Plan	20	395,000	—

F. L. Steeves	Emerson Electric Co. Retirement Plan	4	99,000	—

(1)	The number of years of service credited under the plans is computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the Company’s financial statements for the last completed fiscal year. Mr. Monser has 29 years of service with the Company, but only 9 years of credited service under our Retirement Plan as he previously participated in a divisional profit sharing plan.

(2)	The accumulated benefit is based on service and earnings (as described above) considered by the plans for the period through September 30, 2010. The present value has been calculated assuming that the named executive officers will remain in service until age 65, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable under the stated form of annuity. Except for the assumption that the executives remain in service and retire at age 65, the present value is based on the assumptions as described in Note 10 to the Company’s fiscal year 2010 financial statements in the Company’s Annual Report on Form 10-K.

Nonqualified Deferred Compensation

The Emerson Electric Co. Savings Investment Restoration Plan (“Savings Investment Restoration Plan”) is a nonqualified, unfunded defined contribution plan. The plan provides participants with benefits that would have been provided under the Emerson Electric Co. Employee Savings Investment Plan, the Company’s qualified 401(k) plan (the “ESIP”), but could not be provided due to Internal Revenue Code (“IRC”) qualified plan compensation limits.

Participants in the Savings Investment Restoration Plan are individuals who have been designated by the Compensation Committee. Under the Plan, participants may elect to defer up to 20% of compensation and the Company will make matching contributions for participants who elect to defer at least 5% of compensation in an amount equal to 50% of the first 5% of those deferrals (but not to exceed 2.5% of compensation) less the maximum matching amount the participant could have received under the ESIP. Compensation includes cash pay (base salary plus annual cash bonus) received by a participant and excludes any reimbursements, payments under incentive shares plans, stock option gains, any other stock-based awards and any severance payments. Amounts deferred under the plan (which are 100% vested) will be credited with returns based on the same investment alternatives selected by the participant under the ESIP, which include an Emerson common stock fund and 25 other mutual fund investment alternatives. The Company matching contributions vest 20% each year for the first 5 years of service, after which the participant is 100% vested. The matching contributions are credited to a book-entry account reflecting units equivalent to Emerson stock. There are no “above-market earnings” as all earnings are market-based consistent with the investment funds elected. All deferred amounts and the Company matching contributions are accounted for on the Company’s financial statements and are unfunded obligations of the Company which are paid in cash when benefit payments commence.

Generally, distribution of vested account balances occurs no later than one year following termination of employment in a lump sum. Upon retirement, or in other certain instances, participants may elect to receive their account balances in up to ten annual installments. Unvested matching contributions shall be fully vested in the event of (i) retirement with the approval of the Compensation Committee on or after the age of 55, (ii) death or disability, (iii) termination of the plan, or (iv) a change of control of the Company. All or a portion of any participant’s vested account balance may be distributed earlier in the event of an unforeseeable emergency, if approved by the Compensation Committee. For amounts deferred or vested as of December 31, 2004, a participant may receive a distribution of after-tax deferrals upon 30 days notice.

Non-Qualified Deferred Compensation

			Aggregate
	Executive	Registrant	Earnings	Aggregate
	Contributions	Contributions in	in Last	Withdrawals/	Aggregate Balance at Last
	in Last FY	Last FY	FY	Distributions	FYE
Name	($)(1)	($)(1)	($)(1)	($)	($)(2)
D. N. Farr	134,219	60,984	557,004	—	3,995,004
W. J. Galvin	152,146	31,912	323,561	—	3,369,078
E. L. Monser	96,917	24,318	119,071	—	906,449
C. A. Peters	56,823	22,286	190,027	—	1,281,384
F. J. Dellaquila	94,453	15,509	77,596	—	1,660,174
F. L. Steeves	152,958	20,604	63,999	—	624,688

(1)	Includes amounts contributed by each named executive officer and by the Company, respectively, to the Savings Investment Restoration Plan. Executive and Company contributions in the last fiscal year have been included in the

Salary and All Other Compensation columns, respectively, of the Summary Compensation Table. Aggregate earnings under the plan are not above-market and are not included in the Summary Compensation Table.

(2)	Includes amounts reported as compensation for the named executive officers in the Summary Compensation Table for previous years. For fiscal 2010, the amounts referred to in footnote (1) above are included in the Summary Compensation Table as described. The following aggregate amounts of executive and Company contributions were included in the Summary Compensation Table for fiscal 2009 and 2008, respectively (with the Company portion of the aggregate amount in parentheses): Mr. Farr-$303,313 ($97,271), $431,615 ($93,073); Mr. Galvin-$226,959 ($40,792), $203,543 ($38,459); Mr. Monser-$114,343 ($30,031), $122,516 ($28,099); Mr. Peters-$96,156 ($28,219), $79,609 ($26,536); and Mr. Steeves-$251,125 ($22,792), $94,500 ($10,500). For prior years, all amounts contributed by a named executive officer and by the Company in such years have been reported in the Summary Compensation Table in our previously filed proxy statements in the year earned, to the extent the executive was named in such proxy statements and the amounts were so required to be reported in such tables.

Potential Payments Upon Termination or Change of Control

As described in the Compensation Discussion and Analysis beginning on page 17, the named executive officers do not have any written or oral employment agreements with the Company and have no other agreements that contain severance or “golden parachute” provisions.

The information below generally describes payments or benefits under the Company’s compensation plans and arrangements that would be available to all participants in the plans, including the named executive officers, in the event of the participant’s termination of employment or of a Change of Control of the Company. Any such payments or benefits that a named executive officer has elected to defer would be provided in accordance with the requirements of Internal Revenue Code Section 409A. Payments or benefits under other plans and arrangements that are generally available to the Company’s employees on similar terms are not described.

Conditions and Obligations Applicable to Receipt of Termination/Change of Control Payments

In the event of any termination or Change of Control, all executives participating in stock options, performance shares, restricted stock or the Pension Restoration Plan have the following obligations to the Company.

Stock Options. Named executive officers awarded stock options are obligated to maintain the confidentiality of Company information, to assign to the Company intellectual property rights, and not to compete with, or solicit the employees of, the Company. If these obligations are breached, any unexercised portion of the option will be void and, for options exercised within twelve months prior to the breach, the named executive officer owes the Company the excess of (i) the fair market value of the shares acquired over (ii) the exercise price.

Performance Shares and Restricted Stock. Named executive officers awarded performance shares or restricted stock are obligated not to compete with, or solicit the employees of, the Company during and for two years after termination of employment.

Pension Restoration Plan. If any participating named executive officer is discharged for cause, enters into competition with the Company, interferes with the Company’s relations with a customer, or engages in any activity that would result in a decrease in or loss of sales by the Company, the named executive officer’s rights to benefits under this Plan will be forfeited, unless the Compensation Committee determines that the activity is not detrimental to the Company’s interests.

Additionally, upon retirement and involuntary termination, named executive officers generally execute letter agreements reaffirming their applicable confidentiality, non-competition and non-solicitation obligations and may enter into extended non-competition agreements with the Company.

Payments Made Upon Retirement

Upon retirement, the Company’s compensation plans and arrangements provide as follows:

•	The Compensation Committee has the discretion to determine whether any annual cash bonus award, or any part of it, would be paid, subject to satisfaction of pre-established performance conditions;

•	All unvested stock options would vest immediately, and all unexercised options could be exercised for a period of up to five years after retirement, but no longer than the original option term;

•	Upon retirement after age 65, the named executive officer would receive a prorated payout of performance shares, as reasonably determined by the Compensation Committee, subject to satisfaction of pre-established performance conditions, to be paid after the end of the applicable performance period. Before age 65, the Compensation Committee has the discretion to determine whether the named executive officer would receive a prorated, other or no payout of performance shares, which payout would be made after the performance period, subject to the satisfaction of performance conditions;

•	The Compensation Committee has the discretion to determine whether to allow the named executive officer to continue to vest in restricted stock following retirement, or to reduce the vesting period (to not less than three years);

•	If not previously vested, the named executive officer would be vested in Company contributions to his or her Savings Investment Restoration Plan account if retirement occurs with the approval of the Compensation Committee on or after age 55; and

•	Under the Company’s Pension Restoration Plan, a named executive officer’s benefit commences at age 65 (or retirement, if later) and is paid in the form of an annuity on a monthly basis (no lump sum distributions).

Payments Made Upon Death or Disability

Upon death or total disability, the Company’s compensation plans and arrangements provide as follows:

•	The Compensation Committee has the discretion to determine whether any annual cash bonus award, or any part of it, would be paid, subject to satisfaction of pre-established performance conditions;

•	All unvested stock options would vest immediately upon death, and all unexercised options could be exercised for a period of up to one year after death, but no longer than the original option term. Upon termination due to disability, the named executive officer would have up to one year, but no longer than the original option term, to exercise any previously vested options (no accelerated vesting);

•	The Compensation Committee has the discretion to determine whether the named executive officer would receive full, partial or no payout of performance shares, subject to satisfaction of pre-established performance conditions;

•	Awards of restricted stock will be prorated for the period of service during the restriction period and distributed free of restriction at the end of the vesting period and the Compensation Committee has the discretion to determine whether to reduce the vesting period to not less than three years;

•	If not previously vested, the named executive officer would be vested in Company contributions to his or her Savings Investment Restoration Plan account;

•	Upon the death of a named executive officer participating in the Pension Restoration Plan, the surviving spouse would receive, in the form of an annuity payment on a monthly basis commencing at the named executive officer’s date of death, benefits equal to 50% of the actuarially equivalent accrued benefit. Upon termination due to disability, benefits would start when the named executive officer reaches age 65 (or termination, if later) and be paid in the form of an annuity on a monthly basis; and

•	Upon a named executive officer’s death, the beneficiaries would receive proceeds from term life insurance provided by the Company.

Payments Made Upon Other Termination

If the named executive officer’s employment terminates for a reason other than as described above (i.e., voluntary termination, termination for cause or involuntary termination), he or she would only receive:

•	Payment of the vested portion of the named executive officer’s Savings Investment Restoration Plan account, which payment would be made after termination, in a single lump sum.

Under the Company’s compensation plans and arrangements, the Compensation Committee may also, in its discretion, determine whether any of the additional payments or benefits described below would be paid to the named executive officer. However, this exercise of discretion is unlikely to result in the payment of any additional benefits in the case of voluntary quit or termination for cause.

•	The Compensation Committee has the discretion to determine whether any annual cash bonus award, or any part of it, would be paid, subject to satisfaction of pre-established performance conditions;

•	If termination occurs with Company consent, the Compensation Committee may permit the named executive officer to have up to three months after termination, but no longer than the original option term, to exercise any previously vested stock options;

•	The Compensation Committee has the discretion to determine whether the named executive officer would receive full, partial or no payout of performance shares, subject to satisfaction of pre-established performance conditions;

•	The Compensation Committee has the discretion to determine whether to allow the named executive officer to continue to vest in restricted stock following termination, or to reduce the vesting period (to not less than three years); and

•	Subject to the discretion of the Compensation Committee, a named executive officer participating in the Pension Restoration Plan would be eligible to receive his or her vested benefits starting at age 65 (or upon termination, if later), paid in the form of an annuity on a monthly basis.

The estimated amounts of the foregoing benefits, based on certain assumptions regarding the exercise of the Committee’s authority, are identified in the tables below.

Payments Made Upon Change of Control

Upon a Change of Control, the Company’s compensation plans and arrangements provide as follows:

•	Annual cash bonus awards are not paid upon a Change of Control;

•	All unvested stock options would vest immediately, and all unexercised options could be exercised for their remaining terms;

•	Performance objectives of outstanding performance share awards would be deemed to be satisfied, with payout to be made immediately;

•	All restricted stock awards would vest immediately;

•	If not previously vested, the named executive officer would be vested in Company contributions to his or her Savings Investment Restoration Plan account, and the vested amount would be paid in a single lump sum; and

•	A named executive officer participating in the Pension Restoration Plan would become fully vested and plan benefits would be paid immediately in a lump sum.

“Change of Control” Definition and Payment Approach

“Change of Control” generally means: (i) the acquisition of beneficial ownership of 20% or more of the Company’s common stock, (ii) individuals who currently make up the Company’s Board of Directors (or who subsequently become Directors after being approved for election by at least a majority of current Directors) ceasing for any reason to make up at least a majority of the Board, or (iii) approval by the Company’s stockholders of (a) a reorganization, merger or consolidation which results in the ownership of 50% or more of the Company’s common stock by persons or entities that were not previously stockholders; (b) a liquidation or dissolution of the Company; or (c) the sale of substantially all of the Company’s assets. With respect to participants who have deferred payment of earned awards under the 2006 Incentive Shares Plan, the Change of Control must also meet the requirements of Internal Revenue Code Section 409A and any transaction referenced in (iii) must have actually occurred, rather than merely have been approved; and, provided further that, with respect to the Company’s Pension Restoration Plan and Savings Investment Restoration Plan, a Change of Control refers to a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as such terms are defined under Section 409A of the Internal Revenue Code and the regulations promulgated thereunder.

As described above, immediately upon a Change of Control, named executive officers may exercise all their outstanding stock options, all their outstanding performance shares will be paid out, and their restricted stock vests. This is the so-called “single” trigger treatment for outstanding equity awards, which does not require an additional, or “double” trigger for receiving the benefit, such as termination or significant change in the named executive officers’ duties as a result of a Change of Control. The Company has believed that “single” trigger treatment is appropriate for equity awards for the following reasons:

•	It provides employees with the same opportunities as stockholders of the Company, who are free to sell their equity at the time of the Change of Control and to realize the value created at the time of the transaction.

•	It ensures that continuing employees are treated the same as terminated employees.

•	It is an effective retention device during Change of Control discussions, especially for more senior executives for whom equity represents a significant portion of their total pay.

•	It is particularly appropriate for performance based equity, given the potential difficulty of replicating or meeting the performance goals after the Change of Control.

Although our current equity compensation plans contain a “single” trigger, the new 2011 Stock Option Plan, which has been submitted for approval in this proxy statement, contains a “double” trigger which provides that the options will be triggered if they are not appropriately assumed by an acquirer, but if they are so assumed, are only triggered if within two years of the change of control, the optionee is terminated other than for cause, his or her compensation, title, duties or responsibilities are substantially reduced or adversely affected, or he or she is required to relocate as a condition for continued employment.

Quantification of Payments and Benefits

The following tables quantify the potential payments and benefits upon termination or a Change of Control of the Company for each of the named executive officers, assuming the named executive officer’s employment terminated on September 30, 2010, given the named executive officer’s compensation and service level as of that date and, if applicable, based on the Company’s closing stock price of $52.66 on that date. Other assumptions made with respect to specific payments or benefits are set forth in applicable footnotes to the tables. Due to the number of factors that affect the nature and amount of any payments or benefits provided upon a termination or Change of Control, including, but not limited to, the date of any such event, the Company’s stock price and the named executive officer’s age, any actual amounts paid or distributed may be different. None of the payments set forth below would be grossed-up for taxes.

D. N. Farr

Executive Benefits and				Voluntary or For	Invol. Term. not	Change of
Payments Upon Termination	Retirement ($)	Death ($)	Disability ($)	Cause Term. ($)	for Cause ($)	Control ($)
Annual Cash Incentive	—(1)	—(1)	—(1)	—(2)	—(1)	—(3)

Stock Options	—(4)	—(4)	—	—	—	—(4)

Performance Shares	9,689,400(5)(6)	9,689,400(5)(6)	9,689,400(5)(6)	—(2)(5)	9,689,400(5)(6)	33,386,440(7)

Restricted Stock	—(8)	17,254,927(9)	17,254,927(9)	—(8)	—(8)	26,856,600(10)

Pension Restoration Plan	N/A	N/A	N/A	N/A	N/A	—(11)

Life Insurance Benefits	—	200,000(12)	—	—	—	—

W. J. Galvin

Executive Benefits and				Voluntary or For	Invol. Term. not	Change of
Payments Upon Termination	Retirement ($)	Death ($)	Disability ($)	Cause Term. ($)	for Cause ($)	Control ($)
Annual Cash Incentive	—(1)	—(1)	—(1)	—(2)	—(1)	—(3)

Stock Options	1,509,008(4)	1,509,008(4)	—	—	—	1,509,008(4)

Performance Shares	4,212,800(5)(6)	4,212,800(5)(6)	4,212,800(5)(6)	—(2)(5)	4,212,800(5)(6)	4,212,800(7)

Restricted Stock	—(8)	7,328,517(9)	7,328,517(9)	—(8)	—(8)	13,691,600(10)

Pension Restoration Plan	N/A	N/A	N/A	N/A	N/A	—(11)

Life Insurance Benefits	—	200,000(12)	—	—	—	—

E. L. Monser

Executive Benefits and				Voluntary or For	Invol. Term. Not	Change of
Payments Upon Termination	Retirement ($)	Death ($)	Disability ($)	Cause Term. ($)	for Cause ($)	Control ($)
Annual Cash Incentive	—(1)	—(1)	—(1)	—(2)	—(1)	—(3)

Stock Options	1,207,215(4)	1,207,215(4)	—	—	—	1,207,215(4)

Performance Shares	3,370,240(5)(6)	3,370,240(5)(6)	3,370,240(5)(6)	—(2)(5)	3,370,240(5)(6)	12,585,740(7)

Restricted Stock	—(8)	2,770,292(9)	2,770,292(9)	—(8)	—(8)	4,212,800(10)

Pension Restoration Plan	N/A	N/A	N/A	N/A	N/A	—(11)

Life Insurance Benefits	—	200,000(12)	—	—	—	—

C. A. Peters

Executive Benefits and				Voluntary or For	Invol. Term. not	Change of
Payments Upon Termination	Retirement ($)	Death ($)	Disability ($)	Cause Term. ($)	for Cause ($)	Control ($)
Annual Cash Incentive	—(1)	—(1)	—(1)	—(2)	—(1)	—(3)

Stock Options	1,207,215(4)	1,207,215(4)	—	—	—	1,207,215(4)

Performance Shares	2,527,680(5)(6)	2,527,680(5)(6)	2,527,680(5)(6)	—(2)(5)	2,527,680(5)(6)	9,636,780(7)

Restricted Stock	—(8)	4,423,440(9)	4,423,440(9)	—(8)	—(8)	6,319,200(10)

Pension Restoration Plan	N/A	N/A	N/A	N/A	N/A	—(11)

Life Insurance Benefits	—	200,000(12)	—	—	—	—

F. J. Dellaquila

Executive Benefits and				Voluntary or For	Invol. Term. Not	Change of
Payments Upon Termination	Retirement ($)	Death ($)	Disability ($)	Cause Term. ($)	for Cause ($)	Control ($)
Annual Cash Incentive	—(1)	—(1)	—(1)	—(2)	—(1)	—(3)

Stock Options	226,350(4)	226,350(4)	—	—	—	226,350(4)

Performance Shares	1,137,456(5)(6)	1,137,456(5)(6)	1,137,456(5)(6)	—(2)(5)	1,137,456(5)(6)	6,403,456(7)

Restricted Stock	—(8)	210,640(9)	210,640(9)	—(8)	—(8)	1,579,800(10)

Pension Restoration Plan	N/A	N/A	N/A	N/A	N/A	—(11)

Life Insurance Benefits	—	200,000(12)	—	—	—	—

F. L. Steeves

Executive Benefits and				Voluntary or For	Invol. Term. Not	Change of
Payments Upon Termination	Retirement ($)	Death ($)	Disability ($)	Cause Term. ($)	for Cause ($)	Control ($)
Annual Cash Incentive	—(1)	—(1)	—(1)	—(2)	—(1)	—(3)

Stock Options	980,865(4)	980,865(4)	—	—	—	980,865(4)

Performance Shares	1,895,760(5)(6)	1,895,760(5)(6)	1,895,760(5)(6)	—(2)(5)	1,895,760(5)(6)	7,688,360(7)

Restricted Stock	—(8)	157,980(9)	157,980(9)	—(8)	—(8)	526,600(10)

Pension Restoration Plan	N/A	N/A	N/A	N/A	N/A	—(11)

Life Insurance Benefits	—	—	—	—	—	—

(1)	The Committee has discretion as to whether to pay or not pay a bonus, subject to satisfaction of performance conditions. For illustrative purposes only, the bonuses paid for fiscal year 2010 were: Mr. Farr-$2,200,000; Mr. Galvin-$1,025,000; Mr. Monser-$780,000; Mr. Peters-$750,000; Mr. Dellaquila-$590,000; and Mr. Steeves-$640,000.

(2)	The Committee has discretion as to whether to pay or not pay a bonus, subject to satisfaction of performance conditions. This column assumes the Committee would not pay a bonus or make a performance shares payout.

(3)	There would be no additional acceleration or special treatment for annual cash incentive opportunities for the fiscal year in which the Change of Control occurs.

(4)	Represents market value of $52.66 per share minus exercise price for all unvested options (but not less than zero). The number of unvested options for each named executive officer is set forth in the Outstanding Equity Awards at Fiscal Year-End table at page 33 above.

(5)	The Committee has discretion to provide a prorated, other or no payout, subject to the achievement of performance conditions.

(6)	For illustrative purposes only, assumes Committee exercises its discretion to allow the immediate vesting of the 40% portion of the awards granted in 2007, which are subject to forfeiture for one additional year, but assumes the Committee does not allow any payout for the performance share awards granted in 2010. See Outstanding Equity Awards at Fiscal Year-End table at page 33 above.

(7)	The amount shown includes the 40% portion of the 2007 awards not yet vested and the entire amount of 2010 awards.

(8)	The Committee has discretion to provide for continued vesting of unvested restricted stock or to reduce the vesting period to not less than three years. Assumes Committee would exercise its discretion to not allow any further vesting.

(9)	Represents a prorated amount of the value of all unvested shares of restricted stock, based on number of years elapsed and rounding up to whole years. See Outstanding Equity Awards at Fiscal Year-End table at page 33 above.

(10)	The amount shown includes the value of all unvested shares of restricted stock. See Outstanding Equity Awards at Fiscal Year-End table at page 33 above.

(11)	Amounts shown include any difference between the discounted present value of benefits in such event compared to amounts shown in the Pension Benefits table. Upon a Change of Control, the amounts shown also include the discounted present value of any unvested amounts under the Pension Restoration Plan.

(12)	Represents face amount of policies paid for by the Company which are not generally available to all employees.

II. RE-APPROVAL OF THE PERFORMANCE MEASURES UNDER THE EMERSON ELECTRIC CO. 2006 INCENTIVE SHARES PLAN

Emerson is requesting stockholders to re-approve the performance measures for the Emerson Electric Co. 2006 Incentive Shares Plan (the “2006 Plan”), which plan was initially approved by the stockholders in 2006. No additional shares or amendments are being requested. Your approval is necessary for the Company to meet the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code. Below are the performance measures that are subject to re-approval followed by a summary of certain other provisions of the 2006 Plan, which are qualified by reference to the full text of the 2006 Plan, as amended, a copy of which is an appendix to this proxy statement as filed with the SEC.

Performance Measures. The performance objectives shall be based upon one or more of the following criteria: sales, earnings, earnings per share, net earnings, pre-tax earnings, earnings before interest and taxes, return on equity, return on total capital and asset management (which includes cash flow). The performance criteria may include or exclude specified items of an unusual, non-recurring or extraordinary nature including, without limitation, changes in accounting methods, changes in inventory methods, changes in corporate taxation, unusual accounting gains and losses, changes in financial accounting standards, or other extraordinary events causing dilution or diminution in the Company’s earnings, all as the Committee may deem necessary or desirable to accomplish the purposes of the performance program. Performance objectives need not be the same for all participants and may be established separately for the Company as a whole or for its various groups, divisions, subsidiaries and affiliates. The Committee, in its discretion, at the time it establishes the performance objectives, may establish a minimum performance target and provide for reduced payment if the performance objective is not achieved but the minimum performance target is met.

Eligibility. Participants in the 2006 Plan are those key employees of the Company or its subsidiaries or affiliates determined to be senior management personnel who are important to the growth of the Company’s business and to whom the independent Compensation Committee makes an award. There are approximately 375 persons eligible to participate. Approximately 9.7 million shares remain available for awards under the 2006 Plan, subject to anti-dilution adjustment.

Other Terms. As described under “Performance Shares Program” on page 23, the Committee may establish one or more performance programs, each with performance periods of at least three years (although the typical performance period is four years), and grant up to 800,000 performance shares during such period to any one individual. If the applicable performance objective is achieved, a participant will receive an amount equal to the market value of one share of common stock for each performance share, paid in common stock, cash or any combination. The Committee may also establish additional vesting conditions or the payment of an amount equal to cash dividends on performance shares or on a portion thereof. Performance awards are deemed fully earned in the event of a change of control (as defined in the plan). Unless otherwise determined by the Committee, in order to receive a payout the participant must have been continuously employed from the date of award through the expiration of the performance period and the payment date, subject to proration of payments at the discretion of the Committee in the event of retirement at age 65. Moreover, the Committee, in its discretion, may provide for pro-rated, partial or no payout in the event of termination due to death, disability or otherwise. The 2006 Plan also authorizes restricted stock awards which generally vest after a minimum of a three-year holding period and are not subject to performance objectives, but are entitled to dividends and voting rights and acceleration upon a change of control. The Committee may amend the 2006 Plan, except that no amendment may be made without stockholder approval if such amendment would increase the aggregate number of shares under the plan.

The right to receive payout pursuant to awards granted under the 2006 Plan is based on, among other things, the awards made by the Committee and the Company’s future performance and is therefore not presently determinable. Information regarding awards to, and payout of, performance shares granted to our named executive officers is set forth under “Compensation Discussion and Analysis” and in the supplementary compensation tables.

Board Recommendation. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RE-APPROVAL OF THE PERFORMANCE MEASURES UNDER THE EMERSON ELECTRIC CO. 2006 INCENTIVE SHARES PLAN.

III. PROPOSAL TO APPROVE THE EMERSON ELECTRIC CO. 2011 STOCK OPTION PLAN

Emerson is requesting stockholders to approve the Emerson Electric Co. 2011 Stock Option Plan (the “2011 Plan”). The Board approved the 2011 Plan on November 2, 2010, subject to approval by stockholders. The 2011 Plan is intended to be a successor to the Company’s 2001 Stock Option Plan (the “2001 Plan”). The 2011 Plan will cover 20 million shares of the Company’s common stock, the same number covered by the 2001 Plan.

Key Compensation Plan. The primary purposes of the 2011 Plan are to provide stock-based incentives which focus participants on the Company’s longer-term objectives and specifically link participants’ interests to stockholder interests. Awards under the 2011 Plan are designed to retain, reward and motivate participants to contribute to the Company’s continued success and to encourage their ownership of the Company’s stock.

Grant Practices. We make stock option awards on a three-year cycle, rather than annually. Awards are made at fair market value of the Company’s stock price on the date of the award. Over the life of the 2001 Plan to date, our annualized average number of options granted is 1.7 million. We do not anticipate any changes in the frequency of our award grant practices. No stock appreciation rights (“SARs”) were granted under the 2001 Plan.

Key Features. Important aspects of 2011 Stock Option Plan include:

•	No awards are issued at a discount to fair market value.

•	Options have a “double” trigger for exercisability following a change of control.

•	Options generally must become exercisable over a period of three years or longer.

•	Payment of dividend equivalents is expressly prohibited.

•	Repricing of awards is expressly prohibited without stockholder approval.

•	Non-management Directors are not eligible to receive option grants.

•	The following shares are not added back to the total available under the Plan: shares withheld for taxes, shares used to pay the exercise price, or shares purchased with option proceeds.

The foregoing should be read in conjunction with the following summary of the 2011 Plan, which is qualified by reference to the complete text of the 2011 Plan set forth in Appendix B to this proxy statement.

Eligibility. Key employees of the Company, its subsidiaries, or any other entity in which the Company has a significant equity or other interest, as determined by the Committee (“affiliates”), are eligible to receive awards under the 2011 Plan. There are approximately 3,000 key employees currently eligible to participate in the 2011 Plan, including the executives named in the Summary Compensation Table.

Stock Subject to the Plan, Limitations. The 2011 Plan authorizes the Compensation Committee (the “Committee”) to grant, over a ten-year period, options to purchase up to a maximum of 20 million shares of common stock or SARs. If any award expires, or is terminated without having been exercised in full or is forfeited or canceled, the shares subject to such option will again be available for the grant of options under the 2011 Plan. In addition, any shares issued under the 2011 Plan through the settlement, assumption or substitution of outstanding awards or through obligations to grant future awards as a condition of the Company acquiring another entity will not reduce the maximum number available under the Plan. However, any shares withheld for taxes will be counted delivered for purposes of determining the maximum number of shares available for delivery. If any option is exercised by tendering shares, the full number of shares for which the option is exercised will be deemed delivered. Repurchased shares will not be added to the shares available under the Plan. The full number of shares for which a SAR is exercised shall be deemed to have been delivered to a SAR holder for purposes of determining the maximum number of shares available for delivery under the 2011 Plan.

No individual may be granted awards covering more than 1,000,000 shares in any one year. Options may be in the form of “incentive stock options”, or “ISOs”, under Section 422 of the Internal Revenue Code (“Code”). The fair market value of incentive stock options which first become exercisable by any optionee during any calendar year is subject to additional limitation under the Plan and Code, currently $100,000. Options granted under the Plan, which do not qualify as ISOs under the Code, are referred to as non-qualified stock options or “NQSOs”.

Administration. The 2011 Plan is administered by the Committee, whose members are non-employee Directors of the Company as defined in Rule 16b-3 under the Exchange Act. The Committee determines the individuals to whom, and the time or times at which, options and SARs are granted and the number of shares subject to each option or SAR. The Committee has plenary authority to interpret the 2011 Plan, to determine the terms of each option and SAR agreement (which need not be identical) and to make all other determinations in the administration of the 2011 Plan. The Committee may delegate to the Chief Executive Officer of the Company the authority to grant options to individuals who are not subject to the requirements of Section 16(a) of the Exchange Act (i.e., those who are not executive officers of the Company). The Committee also has the authority to appoint a subcommittee whose members qualify as “outside directors” under Section 162(m) of the Code.

Option Prices. The purchase price under each option may not be less than 100% of the fair market value of the common stock at the time of grant, which is generally based on the closing price on the date of grant. The purchase price is to be paid in cash, common stock, or in a combination thereof. The optionee may facilitate the payment of the exercise price through a third party broker in lieu of directly paying the option price in cash.

Exercise of Options, Change of Control. Generally, options will be exercisable at such times as the Committee approves. All options become exercisable over a period of at least three years, other than any options that may be issued in connection with an acquisition. The term of each option will be not more than 10 years from the date of grant. In the event of a “change of control,” all options become exercisable only if the options are not appropriately assumed by the acquirer or if, within two years of the change of control, the optionee is terminated other than for cause, his or her compensation, title, duties or responsibilities are substantially reduced or adversely affected, or he or she is required to relocate as a condition for continued employment. A change of control generally means:

•	the acquisition by a person or group of 20% or more of the Company’s voting securities;

•	members of the current Board of Directors, and persons who subsequently become members with the approval of a majority of the current Board Members and other members so approved (other than those who first become Board members in connection with an actual or threatened election contest), ceasing to constitute a majority; or

•	consummation of (a) a reorganization, merger, consolidation or a similar transaction pursuant to which the persons who were stockholders of the Company prior thereto do not thereafter own more than 50% of the voting power of the Company; (b) a liquidation or dissolution of the Company; or (c) a sale of all or substantially all of the assets of the Company.

Termination of Employment, Death or Disability. An option must be exercised prior to the termination of employment, except as follows:

•	Committee Approval. If employment is terminated with the approval of the optionee’s employer, the Committee in its discretion may permit the option to be exercised within three months after such termination, to the extent the option was already exercisable.

•	Divestiture. If a subsidiary or affiliate of the Company is divested, all outstanding options held by an optionee employed by such divested subsidiary or affiliate may be exercised within three months after such divestiture.

•	Retirement. If employment of an optionee is terminated on account of retirement, the option shall be fully exercisable at any time within five years after such termination.

•	Disability. If employment is terminated on account of disability, the option shall become fully vested and may be exercised by the optionee or a representative within one year after the determination of disability.

•	Death. In the event of death of the optionee while employed by the Company or one of its subsidiaries or affiliates, the option shall be fully exercisable within one year after the date of death, and in the event of death of the optionee within three months after termination of employment (or one year in the case of termination due to disability or five years in the case of termination due to retirement), the option may be exercised, to the extent it was exercisable at the date of death, within one year after the date of death.

None of the above may result in an option being exercised more than ten years after grant.

Stock Appreciation Rights. The Committee, in its discretion, may grant SARs under the 2011 Plan for any number of shares. In addition, the Committee may grant to an optionee an alternative SAR for all or any part of the number of shares covered by the optionee’s options. The Committee may later grant to the holder of options that are not incentive stock options an alternative SAR covering all or a portion of such shares, provided, however, that the aggregate amount of shares covered under an alternative SAR held by an option holder may not exceed the total number of shares covered by such holder’s unexercised options. The exercise period for a SAR shall be specified in advance and shall not be more than 10 years from the date of grant, and no SAR (other than a SAR granted in connection with an acquisition of another entity or) must become exercisable over a period of three years or longer. Upon exercise, the SAR award amount will be paid either in cash, in common stock of the Company, or any combination of cash and stock. The SAR award amount is the excess of the per share market price, generally based on the closing price on the New York Stock Exchange, of the Company’s common stock on the date of exercise over the per share market price of the Company’s common stock on the date the SAR was granted, multiplied by the number of shares as to which the SAR is exercised.

SARs are subject to the same provisions as options upon changes of control and termination of employment, death or disability.

Other Items. Options and SARs generally are not transferable with limited exceptions for estate planning. The number of shares subject to options and SARs, and the option prices and SAR exercise amounts, will be appropriately adjusted in the event of changes in the outstanding common stock by reason of stock dividends, recapitalizations, mergers or similar transactions. The Board of Directors may at any time terminate or modify the 2011 Plan, except that without further approval of the stockholders, the plan may not be amended to make any modifications which by law require such approval. In no event may the plan or any award provide that dividend equivalent cash payments be made to holders of options or SARs. In no event may any of the following occur without prior shareholder approval:

•	amendment or adjustment of the plan or any award to reduce the exercise price of any outstanding option or SAR;

•	cancellation of outstanding options or SARs in exchange for options or SARs with a lower exercise price, or any other equity or non-equity plan award; or

•	repurchase by the Company of any option or SAR which has an exercise price less than the then current fair market value of the Company’s common stock.

No amendment of the plan may, without the consent of the optionee, adversely affect the rights of such optionee. The 2011 Plan will terminate on November 1, 2021. Options outstanding at the termination of the 2011 Plan (and SARs outstanding, if any) will not be affected by such termination.

No determination has been made with respect to persons who may be granted options or SARs under the 2011 Plan and therefore, the benefits of amounts that will be received by or allocated to such persons are not currently determinable. For a discussion of grants made in early fiscal 2011 under the 2001 Stock Option Plan see “Stock Options Program” on page 25. The last sales price of the common stock of the Company on the New York Stock Exchange on November 23, 2010 was $55.10 per share.

Federal Income Tax Consequences

Incentive Stock Options. An optionee does not realize income and the Company is not entitled to a deduction either on the grant or exercise of an ISO. The optionee’s basis in the shares acquired upon exercise will be the amount of cash paid upon exercise. (See the discussion below for the tax consequences of the exercise of an option with stock already owned by the optionee.) If the optionee does not dispose of the ISO shares within one year from the exercise date or two years from the grant date (“holding period”), optionee will recognize long-term capital gain or loss upon a sale or other disposition in an amount equal to the difference between the amount realized and the basis. If an optionee disposes of the shares within the holding period (an “early disposition”), the optionee will realize ordinary income equal to the lesser of (a) the fair market value of the shares on the date of exercise, or (b) the amount realized on the disposition, over the option exercise price. The Company or one of its subsidiaries will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on disposition of such shares over the fair market value of the shares on the date of exercise will be long- or short-term capital gain, depending upon the holding period of the shares. The excess of the fair market value of the shares at the time the ISO is exercised over the exercise price for the shares is treated as a tax preference item (the “incentive stock option preference”). See “Taxation of Preference Items” below.

Non-Qualified Stock Options. Although an optionee does not recognize income at the time of the grant of the NQSO, he or she recognizes ordinary income upon the exercise in an amount by which the fair market value of the stock on the date of exercise exceeds the amount of cash paid for the stock. The Company or one of its subsidiaries will be entitled to a deduction in the same amount.

Payment in Shares. If the optionee exercises an option and surrenders stock already owned by him or her (“old shares”), the following rules apply:

•	To the extent the number of shares acquired (“new shares”) exceeds the number of old shares exchanged, the optionee will recognize ordinary income on the receipt of such additional shares (provided the option is not an ISO) in an amount equal to the fair market value of such additional shares less any cash paid for them, and the Company or one of its subsidiaries will be entitled to a deduction in an amount equal to such income. The basis of such additional shares will be equal to the fair market value of such shares (or, in the case of an ISO, the cash, if any, paid for additional shares) on the date of exercise, and the holding period for such additional shares will commence on the date the option is exercised.

•	Except as provided below, to the extent the number of new shares acquired does not exceed the number of old shares exchanged, no gain or loss will be recognized on such exchange, the basis of the new shares received will be equal to the basis of the old shares surrendered, and the holding period of the new shares received will include the holding period of the old shares surrendered. However, if the optionee exercises an ISO by surrendering old shares which were acquired through the exercise of an ISO and if the surrender occurs prior to the expiration of the holding period applicable to ISOs, the surrender will be deemed to be an early disposition of the old shares. The federal income tax consequences of an early disposition are discussed above.

Stock Appreciation Rights. Although the recipient of a SAR does not recognize income at the time the right is granted, in the year the right is exercised he or she recognizes income in an amount equal to the cash and the fair market value of the property received. The Company or one of its subsidiaries will be entitled to a deduction in the same amount.

The Company or one of its subsidiaries is entitled to deduct as compensation to the recipient the amount included in the recipient’s gross income as a result of the payment of the award in stock only in its taxable year in which or with which ends the taxable year of the recipient in which he or she recognizes gross income. If a SAR is paid in stock, the recipient’s basis will be equal to the fair market value of the stock when received, and the holding period for capital gains purposes will begin on that date.

Taxation of Long-Term Capital Gains. For capital assets held for more than 12 months, the maximum rate of tax on net capital gains is 15%. Currently, this long-term capital gains rate is scheduled to increase after 2010.

Taxation of Preference Items. Section 55 of the Internal Revenue Code imposes an Alternative Minimum Tax equal to the excess, if any, of (1) 26% of the optionee’s “excess amount” up to $175,000 ($87,500 in the case of married taxpayers filing separately) and 28% of such “excess amount” in excess of $175,000 ($87,500 in the case of married taxpayers filing separately) over (2) his or her “regular” federal income tax. An optionee’s “excess amount” is determined by subtracting an exemption amount from his or her “alternative minimum taxable income”. Alternative minimum taxable income is determined by adding his or her incentive stock option preference and any other items of tax preference to his or her adjusted gross income and then subtracting certain allowable deductions.

The foregoing is a summary of the federal income tax consequences to the participants in the 2011 Plan and to the Company, based upon current income tax laws, regulations and rulings. These laws, regulations, and rulings may change at any point in the future.

Board Recommendation. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 2011 STOCK OPTION PLAN.

Equity Compensation Plan Information

The following table sets forth aggregate information regarding the Company’s equity compensation plans as of September 30, 2010:

Number of Securities
Remaining Available for
	Number of Securities	Weighted-Average	Future Issuance under
	to be Issued upon	Exercise Price of	Equity Compensation
	Exercise of	Outstanding	Plans (Excluding
	Outstanding Options,	Options, Warrants	Securities Reflected in
Plan Category	Warrants and Rights(2)	and Rights	Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	23,777,172	$38.04	18,130,649
Equity compensation plans not approved by security holders	—	—	—
Total	23,777,172	$38.04	18,130,649

(1) Includes the Company’s previously approved Stock Option and Incentive Shares Plans, but does not include the 2011 Stock Option Plan. Included in column (a) are 5,274,500 shares reserved for performance share awards (awarded primarily in 2010), which will be distributed primarily in shares of common stock and partially in cash contingent upon the Company achieving the financial performance objective through 2013 and performance of services by the employees. Also included in column (a) are 4,828,955 shares reserved for performance share awards (awarded primarily in 2007), 2,871,878 of which will be issued primarily in shares of common stock and paid partially in cash in early fiscal 2011 as a result of achieving the financial objective at a 96% performance level by the end of fiscal 2010, 1,914,586 shares of which will be distributed in shares of common stock contingent upon one additional year of service by employees, and the remainder of which have been earned under prior performance share programs but for which participants elected to defer payment. As provided by the Company’s Incentive Shares Plans, performance share awards represent a commitment to issue such shares without cash payment by the employee, contingent upon achievement of the objective and the performance of services by the employee. The price in column (b) represents the weighted-average exercise price for outstanding options. Included in column (c) are 10,277,930 shares remaining available for award under the previously approved 2006 Incentive Shares Plan and 338,122 shares remaining available under the previously approved Restricted Stock Plan for Non-Management Directors.

(2) Does not include 405,625 shares to be issued upon vesting of Avocent restricted stock units which were assumed and converted to Emerson restricted stock units in connection with the acquisition of Avocent Corporation in early fiscal 2010. These restricted stock units will be converted into Emerson shares without cash payment, contingent upon continued service through the end of the applicable vesting period.

Information regarding stock option plans and incentive shares plans set forth in Note 14 of Notes to Consolidated Financial Statements of the 2010 Annual Report is hereby incorporated by reference.

IV. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with its Charter, the Audit Committee has selected KPMG LLP, independent registered public accounting firm, to audit the Company’s consolidated financial statements for fiscal 2011. KPMG LLP served as the Company’s independent registered public accounting firm for fiscal 2010. The Audit Committee is asking the stockholders to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011.

The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Committee determines that such a change would be in the Company’s and the stockholders’ best interests.

The Audit Committee has approved in advance all services provided by KPMG LLP. A member of KPMG LLP will be present at the meeting with the opportunity to make a statement and respond to appropriate questions from stockholders.

Board and Audit Committee Recommendation. THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

V. ADVISORY VOTE ON EXECUTIVE COMPENSATION

Recently enacted federal legislation (Section 14A of the Exchange Act) requires that we include in this proxy statement a non-binding stockholder vote on our executive compensation as described in this proxy statement (commonly referred to as “Say-on-Pay”) and a non-binding stockholder vote to advise on whether the Say-on-Pay vote should occur every one, two or three years.

We encourage shareholders to review the Compensation Discussion and Analysis on pages 17 to 29. Emerson’s long and consistent value creation over time is attributable to a rigorously-applied management process implemented over the years by successive teams of talented and committed executives. The Company’s executive compensation program underpins and reinforces this process and the performance it generates. We believe the program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our stockholders. This balance is evidenced by the following:

•	We provide a significant part of executive compensation in performance based incentives, including primarily performance shares. Payouts of performance shares are based on achievement of financial objectives over four years and are capped at 100 percent of the share awards.

•	We have three-year award and payout cycles, rather than an annual award cycle, for performance shares, three-year award and vesting cycles for stock options, and no set award cycle for restricted stock awards, but with a minimum three-year cliff vesting.

•	We respond to economic conditions appropriately, such as reducing base salaries and bonuses of the named executive officers in 2009, reflecting lower year-over-year results.

•	We do not provide tax gross-ups to our named executive officers.

•	We have no employment, severance or golden parachute agreements with any of our named executive officers and therefore, no excise tax gross-ups.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers as described in this proxy statement under “Executive Compensation”, including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this proxy statement.

Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

Board Recommendation. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

VI. VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

As mentioned above, recently enacted legislation requires that we include in this proxy statement a separate non-binding stockholder vote to advise on whether the Say-on-Pay vote should occur every one, two or three years. You have the option to vote for any one of the three options, or to abstain on the matter.

The Board has determined that an advisory vote on executive compensation every three years is the best approach for the Company based on a number of considerations, including the following:

•	Our compensation program is designed to induce performance over a multi-year period. For example, as discussed in the Compensation Discussion and Analysis, performance share awards represent a significant part (45-55%) of the total compensation and 70-80% of the long-term compensation for named executive officers. Unlike many companies, Emerson awards performance shares every three years rather than annually, and the payout is based on a four-year performance period. Similarly, stock options are generally awarded every three years. A vote held every three years would be more consistent with, and provide better input on, our long-term compensation, which constitutes the majority of the compensation of our named executive officers;

•	A three-year vote cycle gives the Board sufficient time to thoughtfully consider the results of the advisory vote and to implement any desired changes to our executive compensation policies and procedures; and

•	A three-year cycle will provide investors sufficient time to evaluate the effectiveness of our short- and long-term compensation strategies and the related business outcomes of the Company.

Although the vote is non-binding, our Board of Directors will take into account the outcome of the vote when making future decisions about the Company’s executive compensation policies and procedures. The Company’s stockholders also have the opportunity to provide additional feedback on important matters involving executive compensation even in years when Say-on-Pay votes do not occur. For example, the rules of the New York Stock Exchange require the Company to seek stockholder approval for new employee equity compensation plans and material revisions thereto. As discussed under “Election of Directors — Corporate Governance,” the Company provides stockholders an opportunity to communicate directly with the Board, including on issues of executive compensation.

Board Recommendation. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO CONDUCT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

VII. STOCKHOLDER PROPOSAL ON SUSTAINABILITY REPORT

Certain stockholders have informed the Company that they intend to present the following proposal at the meeting:

SUSTAINABILITY REPORT

WHEREAS:

Internationally recognized index leader Dow Jones defines sustainable business as “encouraging long lasting social well being in communities where [companies] operate, interacting with different stakeholders (e.g. clients, suppliers, employees, government, local communities, and non-governmental organizations), and responding to their specific and evolving needs, thereby securing a long-term ’license to operate,’ superior customer and employee loyalty, and ultimately superior financial returns.”

We believe reporting on environmental, social and governance (ESG) business practices makes a company more responsive to the global business environment, characterized by finite natural resources, changing legislation, and heightened public expectations for corporate accountability. Reporting also helps companies better integrate and gain strategic value from existing sustainability efforts, identify gaps and opportunities in products and processes, develop company-wide communications, publicize innovative practices, and receive feedback.

Today, companies such as Bloomberg provide information on ESG performance that others including Goldman Sachs and Morgan Stanley utilize to assist in investment decisions. The Carbon Disclosure Project (CDP), representing 534 institutional investors globally with $64 trillion in assets, has for years requested greater disclosure from companies on their climate change management programs. The 2009 company response rate to the CDP for S&P 500 and the FTSE Global Equity Index Series 500 was 66% and 82%, respectively, including Emerson Electric. However, Emerson’s low score of 21/100 reflects its lack of greenhouse gas (GHG) emissions abatement targets and goals. In the industrials sector, 76% of companies in the Global 500 responded to the CDP, of which more than half set GHG emissions reduction goals.

Furthermore, ESG disclosure is on the rise. According to a 2008 KPMG report on sustainability reporting, 79% of the 250 Global Fortune companies produce reports compared to 52% in 2005. Of the 100 top U.S. companies by revenue, 73% produced reports compared to 32% in 2005.

In contrast, Emerson Electric (Emerson) does not report materially on its sustainability efforts and does not outline specific GHG management plans. Transparency on climate change abatement goals is one of the most financially significant environmental issues currently facing investors.

Occupational safety and health, vendor and labor standards, and product-related environmental impacts are particularly important ESG considerations in Emerson’s sector and have the potential to pose significant regulatory, legal, reputational and financial risks. We believe that Emerson has a positive story to tell given its environmentally-friendly products and would benefit from better disclosure.

RESOLVED

Shareholders request that Emerson Electric issue a sustainability report describing the company’s ESG performance including GHG reduction targets and goals. The report should be prepared at reasonable cost, omitting proprietary information, by September 1, 2011.

SUPPORTING STATEMENT

We recommend that the report include a company-wide review of policies, practices, and metrics related to ESG performance and that Emerson commit to continuous improvement in reporting. We encourage the use of the Global Reporting Initiative’s (GRI) Sustainability Reporting Guidelines (G3). The GRI (www.globalreporting.org) is a globally accepted reporting framework considered the gold standard of reporting. The G3 provide a flexible reporting system that allows companies to report incrementally over time.

The Company will provide to stockholders the names and addresses of the proponents and the number of shares of Emerson stock held by them promptly upon receiving an oral or written request therefor.

Board Recommendation. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

The Board respects and supports the stockholders’ interest in good corporate citizenship and social responsibility, and recognizes the importance, as both an ethical and a business responsibility, of addressing the environmental and social impacts of Emerson’s business. We are genuinely concerned about and engaged in the issues that would be covered in the sustainability report requested by the proponents. We believe that the Company has demonstrated a long history of dedication to good corporate citizenship — environmentally, socially, charitably and otherwise. Notably, the “Corporate Citizenship” section of our website at www.Emerson.com provides investors with detailed information about the following subjects:

•	Our business and personal standards of ethics;

•	Commitment to people, open communication and leadership as a cornerstone of our business process;

•	Efforts to create and sustain healthy and safe work environments reflecting our respect for our employees and others;

•	Environmental stewardship activities, including 1) through our commitment to provide products and services that improve energy efficiencies and reduce potential harm to the environment, and 2) through efforts to operate our facilities in a manner that protects the environment, meets or exceeds government requirements, and continually reduces energy consumption and waste;

•	Our engagement of the developing world in global growth, opportunity, and rising standards of living; and

•	Our contributions to the community, such as charitable contributions and support to local educational programs throughout the world.

For example, we have continued our efforts to develop LEED-certified buildings and our ongoing auditing and retrofit efforts on existing buildings. The U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) program for certification follows a rigorous registration process which evaluates and gives Certified, Silver, Gold and Platinum ratings to green buildings. In 2010, the Company’s energy-efficient Global Data Center earned LEED® Gold certification, as well as the 2009 Beyond Greentm High-Performance Building Award from the Sustainable Buildings Industry Council. Similarly, in 2009 the Company achieved a LEED® Gold certification for its Emerson Network Power Learning Center in Westerville, Ohio.

Given our demonstrated transparency, we do not believe that preparing the report requested by this proposal would be a good use of our human and financial resources. The Board believes that the Company’s proxy statement, other public filings, news releases and our website provide a comprehensive, wide-ranging and transparent report on our environmental, social and governance business practices. Moreover, the report will provide no meaningful additional safety, health, environmental and social benefits beyond our current policies and initiatives. We believe our time, efforts and finances would be better used in the continuation of such policies and initiatives.

We also believe that the proposal’s request is so broad that the Board is unsure what information, if any, must be included or should be excluded from a report covering our responses to any environmental, social and governance issues. A review of the Global Reporting Initiative’s website (www.globalreporting.org) demonstrates that their Sustainability Reporting Guidelines (the “Guidelines”) are over 40 pages (together with appendices, over 130 pages) in length and include substantial detail, yet at the same time are, in some cases, unclear. The Guidelines require extensive and detailed scientific and technical analyses, requiring substantial funds, personnel time and, most likely, the employment of consultants with specialized expertise. Both the proponent and the Global Reporting Initiative tout the flexibility of the Guidelines, but this “flexibility” only would serve to make it even more difficult for us to determine how to construct and prepare a sustainability report that would address the proponent’s request and be beneficial to our stockholders as a whole.

The proposal does not convey the burden involved in preparing a report using the Guidelines other than to note that the sustainability report should be prepared “at a reasonable cost.” It is clear to us that adoption of the proponent’s resolution will require an extraordinary and unreasonable amount of our time, effort and money and would divert these valuable resources from where they are most needed at the present time. Further, it would provide no meaningful additional benefit to our stockholders, employees or the communities in which we operate. We believe that it is not in our best interest or the best interests of our stockholders.

FOR THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST APPROVAL OF THE STOCKHOLDER PROPOSAL ON SUSTAINABILITY REPORT.

VIII. VOTING

Shares may be represented by proxy at the meeting by completing and returning the proxy card or voting by telephone or by Internet. If a quorum is present, the affirmative vote of a majority of the shares entitled to vote which are present in person or represented by proxy at the 2011 Annual Meeting is required to elect Directors, to re-approve the performance measures under the Emerson Electric Co. 2006 Incentive Shares Plan, to approve the Emerson Electric Co. 2011 Stock Option Plan, to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2011, to approve the Company’s executive compensation, to approve the stockholder proposal and to act on any other matters properly brought before the meeting. Because the vote on the frequency of advisory votes on executive compensation is advisory, there is no standard for determining which frequency has been “adopted” by the stockholders. Shares represented by proxies which are marked or voted “withhold authority” with respect to the election of any one or more nominees for election as Directors, proxies which are marked or voted “abstain” on the proposal to re-approve the performance measures under the Emerson Electric Co. 2006 Incentive Shares Plan, on the proposal to approve the Emerson Electric Co. 2011 Stock Option Plan, on the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2011, on the proposal to approve the Company’s executive compensation or on the stockholder proposal, and proxies which are marked or voted to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees, against the proposal to re-approve the performance measures under the Emerson Electric Co. 2006 Incentive Shares Plan, against the proposal to approve the Emerson Electric Co. 2011 Stock Option Plan, against the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2011, against the proposal to approve the Company’s executive compensation, against the stockholder proposal and against such other matters, respectively. Proxies marked or voted “abstain” on the proposal regarding the frequency of advisory votes on executive compensation will not be counted as a vote for any of the three options, and the Board of Directors shall determine the impact of such votes. In addition, under the rules of the New York Stock Exchange, the shares present and entitled to vote (excluding broker non-votes) on the proposal to approve the Company’s 2011 Stock Option Plan must represent more than 50% of all shares entitled to vote thereon.

If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Please note that previously, brokers were allowed to vote uninstructed shares in uncontested director elections or with regard to certain executive compensation matters. However, brokers now can no longer vote uninstructed shares on your behalf in director elections or with regard to executive compensation matters. For your vote to be counted, you must submit your voting instruction form to your broker.

The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in the discretion of the persons voting such proxies, except proxies which are marked to deny discretionary authority.

IX. STOCKHOLDERS’ PROPOSALS

Proposals of stockholders intended to be presented at the 2012 Annual Meeting scheduled to be held on February 7, 2012, must be received by the Company by August 12, 2011 for inclusion in the Company’s proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies. In order for a stockholder to nominate a candidate for Director, under the Company’s Bylaws timely notice of the nomination must be received by the Company in advance of the meeting. Ordinarily, such notice must be received not less than 90 nor more than 120 days before the meeting, i.e., between October 10 and November 9, 2011 for the 2012 Annual Meeting (but if the Company gives less than 100 days’ (1) notice of the meeting or (2) prior public disclosure of the date of the meeting, then such notice must be received within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made). The stockholder filing the notice of nomination must describe various matters regarding the nominee, including, but not limited to, such information as name, address, occupation and shares held. In order for a stockholder to bring other business before a stockholder meeting, timely notice must be received by the Company within the time limits described above in this paragraph for notice of nomination of a candidate for Director. Such notice must include a description of the proposed business, the reasons therefor, and other specified matters. These requirements are separate from the requirements a stockholder must meet to have a proposal included in the Company’s proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

In each case the notice must be given to the Secretary of the Company, whose address is 8000 West Florissant Avenue, St. Louis, Missouri 63136. Any stockholder desiring a copy of the Company’s Bylaws will be furnished one without charge upon written request to the Secretary. A copy of the Bylaws is available on the Company’s website at www.Emerson.com, Investor Relations, Corporate Governance, Bylaws.

X. MISCELLANEOUS

Householding of Proxies

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.

You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Investor Relations, or by telephoning 314-553-2197 or by visiting our website.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Investor Relations, or by telephoning 314-553-2197. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of the Company’s annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Investor Relations, or by telephoning 314-553-2197.

Additional Filings

The Company’s Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website on the Internet as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. They may be accessed as follows: www.Emerson.com, Investor Relations, SEC filings. Information on our website does not constitute part of this proxy statement.

APPENDIX A

EMERSON DIRECTOR INDEPENDENCE STANDARDS

In order to be considered independent under the rules of the New York Stock Exchange, the Board must determine that a director does not have any direct or indirect material relationship with Emerson Electric Co. (“Emerson”). The Board has established the following guidelines to assist it in determining director independence under the NYSE rules. Any Director who meets the following standards will be deemed independent by the Board:

1. The Director was not employed by Emerson, and no immediate family member of the Director was employed by Emerson as an executive officer, within the preceding three years;

2. The Director is not a partner or employee of Emerson’s independent auditor, and no immediate family member of the Director is a partner of Emerson’s independent auditor, or is employed by such auditor and personally works on Emerson’s audit, and neither the Director nor any immediate family member has been within the preceding three years a partner of or employed by Emerson’s independent auditor and has personally worked on Emerson’s audit within that time;

3. Neither the Director nor any immediate family member of the Director was employed as an executive officer by any company at the same time any Emerson executive officer served as a member of such company’s compensation committee within the preceding three years;

4. Neither the Director, nor any member of the Director’s immediate family received in any twelve-month period during any of Emerson’s last three fiscal years direct compensation in excess of $120,000 from Emerson other than regular director compensation, pension and other deferred payments that are not in any way contingent on continued service to Emerson, and compensation received by an immediate family member for service as a non-executive officer of Emerson;

5. If the Director is an employee of, or if any immediate family member is an executive officer of, another organization that does business with Emerson, the annual sales to, or purchases from, Emerson by such company in each of the last three fiscal years were less than the greater of two percent of the annual revenues of such company or $1,000,000;

6. If the Director is an executive officer of another organization which is indebted to Emerson, or to which Emerson is indebted, the total amount of either company’s indebtedness to the other is less than two percent of the total consolidated assets of the company the Director serves as an executive officer;

7. If the Director is, or is a director, executive officer or greater than 10% owner of an entity that is, a paid advisor, paid consultant or paid provider of professional services to Emerson, any member of Emerson’s senior management or any immediate family member of a member of Emerson’s senior management, the amount of such payments is less than the greater of 2% of such entity’s annual revenues or $1,000,000 during Emerson’s current fiscal year;

8. If the Director is a partner, principal or counsel in a law firm that provides professional services to Emerson, the amount of payments for such services is less than the greater of 2% of such law firm’s annual revenues or $1,000,000 during Emerson’s current fiscal year;

9. If the Director serves as an officer, director or trustee of a charitable organization to which Emerson makes contributions: (i) Emerson’s discretionary contributions to such organization are less than the greater of two percent of such organization’s total annual charitable receipts or $1 million; (ii) Emerson’s contributions are normal matching charitable gifts and similar programs available to all employees and independent directors; or (iii) the charitable donation goes through the normal corporate charitable donation approval processes, and is not made “on behalf of” a Director;

10. The Director’s ownership of Emerson stock, direct or indirect, is less than 1% of the total outstanding Emerson stock;

11. If the Director is affiliated with, or provides services to, an entity in which Emerson has an ownership interest, such ownership interest is less than 20%; and

12. Any other relationship between the Director and Emerson not covered by the standards set forth above is an arrangement that is usually and customarily offered to customers of Emerson.

If any relationship exists between Emerson and any Director that is not addressed by the standards set forth above, the Directors meeting these standards shall determine whether such relationship impairs the independence of such Director.

A-1

APPENDIX B

EMERSON ELECTRIC CO.
2011 STOCK OPTION PLAN

1. Purpose of the Plan. The Emerson Electric Co. 2011 Stock Option Plan (the “Plan”) is intended as an incentive to, and to encourage ownership of the stock of Emerson Electric Co. (“Company”) by, key employees of the Company, its subsidiaries, or any other entity in which the Company has a significant equity or other interest as determined by the Committee (such other entities hereinafter referred to as “affiliates”). It is intended that certain options granted hereunder will qualify as Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986 as amended (the “Code”) (“Incentive Stock Options”) and that other options granted hereunder will not be Incentive Stock Options.

2. Stock Subject to the Plan.

(a)	Stock Available For Delivery Upon Exercise of Options and Stock Appreciation Rights (“SARs”). Twenty million (20,000,000) shares of the Common Stock of the Company (“Common Stock”) have been allocated to the Plan and will be reserved for delivery upon exercise of options or SARs granted under the Plan. This number is subject to adjustment under Section 16. The maximum number of shares for which options or SARs may be granted to a participant under this Plan during any calendar year shall be 1,000,000.

(b)	Reservation of Shares. The Company will allocate and reserve in each fiscal year a sufficient number of shares of its Common Stock for issuance upon the exercise of options or SARs granted under the Plan. The Company may, in its discretion, use shares held in the Treasury or authorized but unissued shares of Common Stock for the Plan.

(c) Determination of Shares.

(i)	Any shares covered by an award (or portion of an award) granted under the Plan which is forfeited or canceled (whether because of a failure to meet an award contingency or condition or otherwise) or expires shall be deemed not to have been delivered for purposes of determining the maximum number of shares available for delivery under the Plan. Shares subject to awards granted under the Plan through the settlement, assumption or substitution of outstanding awards, or through obligations to grant future awards, as a condition of the Company acquiring another entity (“Acquisition Options” or “Acquisition SARs”) shall not reduce the maximum number of shares available for delivery under the Plan.

(ii)	Any shares withheld for tax withholding obligations shall be deemed to have been delivered to the option holder for purposes of determining the maximum number of shares available for delivery under the Plan. If any option is exercised by tendering shares of Common Stock, either actually or by proof of ownership, to the Company as full or partial payment in connection with the exercise of an option under this Plan, the full number of shares for which the option is exercised shall be deemed delivered to the option holder for purposes of determining the maximum number of shares available for delivery under the Plan. Any shares that are repurchased by the Company on the open market or in private transactions will not be added to the aggregate number of shares available for delivery under the Plan, even if the aggregate price paid for such repurchased shares does not exceed the cumulative amount received in cash by the Company for the exercise of options or issuance of awards granted under the Plan. The full number of shares for which an SAR is exercised shall be deemed to have been delivered to an SAR holder for purposes of determining the maximum number of shares available for delivery under the Plan.

(iii)	In no event shall more than twenty million (20,000,000) shares be available for granting Incentive Stock Options.

3. Administration. The Plan shall be administered by the Committee referred to in Section 4 (the “Committee”). Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, options and SARs shall be granted and the number of shares to be subject to each option or SAR. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Company’s (or any affiliate’s) success and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective stock option and SAR agreements (which need not be identical) and to make all other determinations which the Committee believes necessary or advisable for the proper administration of the Plan. The Committee’s determinations on matters relating to the Plan shall be final and conclusive on the Company and all participants. The Committee may, in its discretion, delegate to the Chief Executive Officer of the Company (the “CEO”) the authority to determine the individuals to whom, and the time or times at which and terms upon which, options and SARs shall be granted and the number of shares to be subject to each option or SAR; provided, however, that the Committee may not delegate such authority to the CEO with respect to employees of the Company who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 as amended (the “1934 Act”).

4. The Committee. The Committee shall consist of two or more non-employee directors as defined in Rule 16b-3 under the 1934 Act or any successor Rule. In the event the Committee shall no longer meet the qualification requirements set forth above, the Board of Directors of the Company shall appoint a new committee to administer the Plan, whose members shall cause the committee to qualify under the transaction approval requirements of Rule 16b-3. The Committee shall have the authority to appoint a subcommittee whose members qualify as “outside” directors under Section 162(m) of the Code and the regulations thereunder, to grant and otherwise administer awards under the Plan to the extent required to meet the requirements of Section 162(m) of the Code and the regulations thereunder.

5. Eligibility. The Committee’s powers and authority to award options (including Incentive Stock Options) and SARs include, but are not limited to, selecting individuals who are key employees of the Company, its subsidiaries or its affiliates, provided, that Incentive Stock Options may only be awarded to key employees of the Company or its subsidiaries.

6. Option Prices. The purchase price of the Common Stock under each option shall not be less than 100% of the fair market value of the stock at the time of the granting of the option. Such fair market value shall generally be considered to be the closing price of the Company’s Common Stock as reported on the New York Stock Exchange Composite Tape for the day the option is granted; provided, however, that the Committee may adopt any other criterion for the determination of such fair market value as it may determine to be appropriate if such closing price is not available.

7. Payment of Option Prices. The purchase price is to be paid in full upon the exercise of the option, (i) in cash, (ii) by the tender either actually or by proof of ownership to the Company of shares of the Common Stock of the Company, owned by the optionee and registered in the optionee’s name or held for the optionee’s benefit by a registered holder, having a fair market value equal to the cash exercise price of the option being exercised, with the fair market value of such stock to be determined in such appropriate manner as may be provided for by the Committee or as may be required in order to comply with, or to conform to the requirements of, any applicable laws or regulations, or (iii) by any combination of the payment methods specified in clauses (i) and (ii) hereof; provided, however, that no shares of Common Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the optionee through the exercise of an Incentive Stock Option or an employee stock purchase plan described in Section 423 of the Code, unless (i) such shares have been held by the optionee for at least one (1) year and (ii) at least two (2) years have elapsed since such option was granted. The optionee may facilitate the exercise of an option, in lieu of directly paying the option price in cash or shares owned by the optionee, through the sale of a portion of such shares by a third party, other than the Company, in accordance with the rules and procedures adopted by the Committee. The cash proceeds from sales by the Company of stock subject to option are to be added to the general funds of the Company and used for its general corporate purposes. The shares of Common Stock of the Company received by the Company as payment of the option price are to be added to the shares of the Common Stock of the Company held in its Treasury. Upon exercise of an option which is not an Incentive Stock Option by an optionee who is a reporting person under Section 16(a) of the 1934 Act, the Company shall, as required by applicable law, withhold sufficient shares to satisfy the Company’s obligation to withhold for federal and state taxes on such exercise, provided that prior to such exercise, the Committee may approve in advance an alternative method of withholding. Upon exercise of an option which is not an Incentive Stock Option by an optionee who is not a reporting person under Section 16(a) of the 1934 Act, the Committee may, in its discretion, in lieu of withholding cash otherwise payable to such person, withhold sufficient shares to satisfy the Company’s obligation to withhold for federal and state taxes on such exercise.

8. Option Amounts. The maximum aggregate fair market value (determined at the time an option is granted in the same manner as provided for in Section 6 hereof) of the Common Stock of the Company with respect to which Incentive Stock

Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and its subsidiaries) shall not exceed the amount specified in Section 422(d) of the Code.

9. Exercise of Options.

(a)	The term of each option shall be not more than ten (10) years from the date of granting thereof or such shorter period as is prescribed in Section 10 or 11 hereof. Within such limit, options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all optionees; provided, however, that except as provided in Sections 10 or 11 hereof, no option may be exercised at any time unless the optionee is then an employee of the Company, its subsidiaries or affiliates and has been so engaged or employed continuously since the granting of the option, and provided further that all options, other than an Acquisition Option or as provided in Sections 9, 10 or 11 hereof, must become exercisable over a period of three years or longer. The holder of an option shall have none of the rights of a stockholder with respect to the shares subject to option until such shares shall be issued to such holder upon the exercise of the option.

(b)	Notwithstanding the foregoing, in the event of a Change of Control (as hereinafter defined) all options shall become fully exercisable if:

(i)	the Committee shall determine that options granted under the Plan have not been appropriately assumed by the acquirer, or

(ii)	the Committee determines that the options granted under the Plan have been appropriately assumed by the acquirer, but within two years following such Change of Control (X) the optionee is involuntarily terminated other than for cause, (Y) the optionee’s compensation, title, duties or responsibilities are substantially reduced or adversely affected, or (Z) the optionee is required to relocate as a condition to continued employment.

(c) Without limiting the generality of the Committee’s discretion in determining whether the options are being appropriately assumed, the Committee shall have the authority to determine that options granted under the Plan are being appropriately assumed if the terms of the options remain substantially the same except that (i) following the Change of Control each option shall become exercisable for the consideration received by the holder of one share of Common Stock pursuant to such Change of Control, or, (ii) if such consideration does not consist solely of shares of the acquirer’s common stock, each option becomes exercisable for an amount of the acquirer’s common stock equal in fair value to the consideration received by the holder of one share of Common Stock in such Change of Control.

(d) If prior to an expected Change of Control the Committee determines that it is likely that the options granted under the Plan will be appropriately assumed by the acquirer, the Committee shall have the authority to devise procedures allowing for such assumption as it shall determine to be appropriate. If prior to an expected Change of Control the Committee determines that it is not likely that the options granted under the Plan will be appropriately assumed by the acquirer, the Committee shall have the authority to devise (i) procedures allowing for the exercise of options contingent upon the consummation of the Change of Control, (ii) procedures providing for the payment to an optionee of cash in lieu of such exercise, contingent upon the consummation of the Change of Control, in an amount equal to the difference between the exercise price and the fair value of any consideration being received by the holders of Common Stock pursuant to such Change of Control, or (iii) any other procedures the Committee determines to be appropriate.

(e) For purposes of this Plan, a “Change of Control” shall mean:

(i)	the purchase or acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the 1934 Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of 20% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company’s then-outstanding voting securities entitled to vote in the election of directors;

(ii)	the consummation of (A) any reorganization, merger, consolidation or similar transaction involving the Company, other than a reorganization, merger, consolidation or similar transaction in which the Company’s shareholders immediately prior to such transaction own more than 50% of the combined voting power entitled to vote in the election of directors of the surviving corporation, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (C) the liquidation or dissolution of the Company; or

(iii)	individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board.

10. Termination of Employment.

(a)	Any option granted hereunder must be exercised prior to the optionee’s termination of employment with the Company, a subsidiary or any affiliate, except as expressly set forth in this Section 10 or in Section 11.

(b)	If the employment of an optionee terminates with the consent and approval of the optionee’s employer, the Committee in its absolute discretion may permit the optionee to exercise the option, to the extent that the optionee was entitled to exercise it at the date of such termination of employment, at any time within three (3) months after such termination, but not after the expiration of the term of the option. In addition, in the event the Company, a subsidiary or an affiliate divests itself of all its interest in a subsidiary or an affiliate, all outstanding options held by an optionee employed by such divested subsidiary or affiliate may be exercised by such optionee at any time within three (3) months after such divestiture, but not after the expiration of the terms of the options. In addition, all outstanding options held by an optionee who terminates employment on account of retirement (as determined by the Committee) shall be fully exercisable at any time within five (5) years after such retirement, but not after the expiration of the terms of the options.

(c)	Options granted under the Plan shall not be affected by any change of employment so long as the optionee continues to be an employee of the Company or a subsidiary thereof or, in the case of SARs or options which are not Incentive Stock Options, an affiliate of the Company. The option agreements may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence. Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any subsidiary or affiliate, or interfere in any way with the right of the Company or any subsidiary or affiliate thereof to terminate his or her employment at any time.

11. Death and Disability.

(a)	In the event of the death of an optionee under the Plan while he or she is employed by the Company, or a subsidiary or affiliate of the Company, the options held by the optionee at death shall become fully vested immediately and may be exercised by a legatee or legatees under the optionee’s last will, or by personal representatives or distributees, at any time within a period of one (1) year after death, but not after the expiration of the terms of the options. In the event of the death of an optionee within three months after termination of employment (or within one (1) year thereafter in the case of the termination of an optionee who is disabled as below provided or within five (5) years thereafter in the case of termination of employment on account of retirement, as provided in Section 10 above), the option or SAR theretofore granted may be exercised, to the extent exercisable at the date of death, by a legatee or legatees under the optionee’s last will, or by personal representatives or distributees, at any time within a period of one (1) year after death, but not after the expiration of the terms of the options.

(b)	If the optionee terminates employment on account of disability, the options held by the optionee shall become fully vested and may be exercised by the optionee (or a representative) at any time within a period of one (1) year after the determination of disability but not after the expiration of the terms of the options. For this purpose, a person shall be deemed to be disabled if he or she is permanently and totally disabled within the meaning of Section 422(c)(6) of the Code, which, as of the date hereof, means that he or she is unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of not less than twelve (12) months. A person shall be considered disabled only if he or she furnishes such proof of disability as the Committee may require.

12. Non-Transferability of Options. Each option granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descent and distribution and an option may be exercised, during the lifetime of an optionee, only by such optionee; provided, however, that the Committee may, in its sole discretion, permit an optionee to transfer a non-qualified stock option, or cause the Company to grant a non-qualified stock option that would otherwise be granted to a person described in Section 5 (an “Eligible Optionee”), to any one or more of the following: an Eligible Optionee’s descendant, spouse, descendant of a spouse, spouse of any of the foregoing, a trust established primarily for the benefit of any of the foregoing, or of such Eligible Optionee, or to an entity which is a corporation, partnership, or limited liability company (or any other similar entity) the owners of which are primarily the aforementioned persons or trusts. Any such option so transferred or granted directly to the aforementioned persons, trusts or entities in respect of an Eligible Optionee shall be subject to the provisions of Section 10 concerning the exercisability during the Eligible Optionee’s employment.

13. Successive Option Grants. Successive option grants may be made to any holder of options under the Plan.

14. Registration. Each option under the Plan shall be granted only on the condition that the Company maintain with the Securities and Exchange Commission a registration statement for all Common Stock that can be purchased thereunder. In the event that the Company fails to maintain a registration statement for this Common Stock, the right to purchase this Common Stock through the exercise of options granted under the Plan will be suspended immediately.

15. Stock Appreciation Rights.

(a)	Grant. The Committee, in its discretion, may grant under the Plan a SAR for any number of shares. Each SAR granted shall specify a time period for exercise of such SAR, which shall not be more than ten (10) years from the date of grant. All SARs, other than an Acquisition SAR, must become exercisable over a period of three years or longer. The Committee may grant to an optionee an alternative SAR for all or any part of the number of shares covered by options. If an alternative SAR is granted, the SAR agreement shall specify the options in respect of which the alternative SAR is granted. Any subsequent exercise of specified options by the holder thereof shall reduce the alternative SAR by the same number of shares as to which the options are exercised. Any exercise of the alternative SAR shall reduce the holder’s specified options by the same number of shares as to which the SAR is exercised. An alternative SAR granted to an option holder shall specify a time period for exercise of such SAR, which time period may not extend beyond, but may be less than, the time period during which the corresponding options may be exercised (subject to the three-year minimum provided above). The failure of the holder of the alternative SAR to exercise such SAR within the time period specified shall not reduce the holder’s option rights. The Committee may later grant to the holder of an option that is not an Incentive Stock Option an alternative SAR covering all or a portion of such shares, provided, however, that the aggregate amount of all shares covered by an alternative SAR held by an option holder shall at no time exceed the total number of shares covered by such holder’s unexercised options.

(b)	Exercise. A SAR shall be exercised by the delivery to the Company of a written notice which shall state that the individual elects to exercise his or her SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the SAR award amount (hereinafter defined) the holder thereof requests be paid in cash and what portion, if any, the holder requests be paid in Common Stock of the Company. The Company shall promptly pay to such holder the SAR award amount in such proportion. The SAR award amount is (i) the excess of the price of one share of the Company’s Common Stock on the date of exercise over (A) the per share price of the Company’s Common Stock on the date the SAR was granted or (B) in the case of an alternative SAR, the per share option price for the option in respect of which the alternative SAR was granted multiplied by (ii) the number of shares as to which the SAR is exercised. For the purposes hereof the price of one share of the Company’s Common Stock on the date of exercise and on the date of the grant shall be the closing price of the Company’s Common Stock on the New York Stock Exchange Composite Tape on such respective dates provided that the Committee may adopt any other criterion for the determination of such price as it may determine to be appropriate.

(c)	Other Provisions of Plan Applicable. All provisions of the Plan applicable to options granted hereunder shall apply with equal effect to SARs. Not in limitation of the prior sentence, it is expressly provided that no SAR shall be transferable otherwise than by will or the laws of descent and distribution, and a SAR may be exercised during the lifetime of the holder thereof only by such holder, except as provided in Section 12 for options. Further, and not in limitation of the first sentence of this Section 15(c), in the event of a Change of Control, the SARs shall be treated in the same fashion as options under Section 9, and in the event of termination, death or disability, SARs shall be treated in the same fashion as options under Sections 10 and 11.

16. Adjustments upon Changes in Capitalization or Corporate Acquisitions. Notwithstanding any other provisions of the Plan, options and SARs shall be amended as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to each outstanding option or SAR, the option prices and SAR exercise amounts in the event of changes in the outstanding Common Stock by reason of stock dividends, recapitalizations, mergers, consolidations, spin-offs, split-offs, split-ups, combinations or exchanges of shares and the like, and, in the event of any such change in the outstanding Common Stock, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which options and SARs may be granted to any individual shall be appropriately adjusted by the Committee, whose determination shall be conclusive. In the event the Company, a subsidiary or an affiliate, enters into a transaction described in Section 424(a) of the Code with any other corporation, the Committee may grant options or SARs to employees or former employees of such corporation in substitution of options or SARs previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code.

17. Amendment and Termination; No Dividend Equivalents; No Repricing.

(a)	Amendment and Termination. The Board or the Committee may at any time terminate the Plan or make such modifications of the Plan as they shall deem advisable; provided, however, that the Board or the Committee may not, without further approval by the holders of Common Stock, make any modifications which, by applicable law or rule, require such approval. No termination or amendment of the Plan may, without the consent of the optionee to whom any option or SAR shall theretofore have been granted, adversely affect the rights of such optionee under such option or SAR.

(b)	No Dividend Equivalents. In no event shall the Plan or any award hereunder provide that dividend equivalents or any similar cash payments be made with respect to any Options or SARs granted under this Plan.

(c)	No Repricing. Without prior shareholder approval, in no event (other than as provided under Section 16) shall (i) the Plan or any award be amended or adjusted to reduce the exercise price of any outstanding Option or SAR, (ii) outstanding Options or SARS be canceled in exchange for either (x) Options or SARs with a lower exercise price or (y) any other equity or non-equity plan award, or (iii) the Company repurchase any Option or SAR which has an exercise price less than the then current fair market value of the Common Stock.

18. Effectiveness of the Plan. The Plan will become effective upon the approval and adoption by the Board of Directors of the Company on November 2, 2010, subject to approval of the Plan by the stockholders of the Company within twelve (12) months after such date. Options and SARs may be granted before such stockholder approval (but may not be exercisable before such approval), and if such approval is not obtained, this Plan and such options and SARs shall be void and of no force or effect.

19. Time of Granting of Options or SARs. An option or SAR grant under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, or the CEO, as the case may be, makes an award of an option or SAR to an eligible employee of the Company or one of its subsidiaries or affiliates, provided that such option or SAR is evidenced by a written option or SAR agreement duly executed on behalf of the Company and on behalf of the optionee within a reasonable time after the date of the Committee or CEO action.

20. Term of Plan. The Plan shall terminate ten (10) years after the date on which it was initially approved and adopted by the Board as set forth under Section 18 and no option or SAR shall be granted hereunder after the expiration of such ten-year period. Options or SARs outstanding at the termination of the Plan shall continue in full force and effect and shall not be affected thereby.

21. Code Section 409A. The options and SARs granted under this Plan are intended to be exempt from the requirements of Code Section 409A, and the Plan and all awards hereunder shall be interpreted consistent with this intent.

22. Governing Law. To the extent that Federal law does not otherwise control, the Plan shall be governed by and construed in accordance with the laws of the State of Missouri, without regard to the conflict of laws rules thereof.

23. Incentive Stock Options. The Company shall not be liable to a participant or other person if it is determined for any reason by the Internal Revenue Service, any court having jurisdiction, or any other entity that any options intended to meet the requirements to qualify as Incentive Stock Options are not incentive stock options as defined in Code Section 422.

* * *

The foregoing Plan was approved and adopted by the Board of Directors of the Company on November 2, 2010.

APPENDIX C
EMERSON ELECTRIC CO.
2006 INCENTIVE SHARES PLAN
     1. PURPOSE. The 2006 Incentive Shares Plan (the “Plan”) of Emerson Electric Co. (“Emerson” or the “Company”), is a part of a continuing program of key executive compensation authorized by the Board of Directors of the Company (“Board”) on April 5, 1977. On that date the Board approved an initial performance shares plan which anticipated that it would be supplemented by a further similar plan or plans, and subsequently it was supplemented by the Company’s 1981 Performance Shares Bonus Plan, the 1985 Performance Shares Bonus Plan, the Incentive Shares Plan adopted in 1988, the Incentive Shares Plan adopted in 1993 and the Incentive Shares Plan adopted in 1997. This Plan, a continuation of the initial plan, the 1981 Plan, the 1985 Plan, and the 1988, 1993 and 1997 Incentive Shares Plans has, as its purpose, to benefit the Company by increasing motivation on the part of its management personnel in senior executive positions who are materially important to the development of the Company’s business, by creating an incentive for them to remain in the employ of the Company and to work to the very best of their abilities for the achievement of the Company’s strategic growth objectives. This purpose is intended to be accomplished under the Plan by granting Incentive Shares of the Company’s Common Stock (“Common Stock”) to such key personnel (in addition to their annual cash compensation, including extra salary payments) which, if performance objectives and/or service requirements with the Company are achieved, will permit them to share in the Company’s success.
     2. PARTICIPANTS. Participants in the Plan shall be key employees of the Company, its subsidiaries, or any other entities in which the Company has a significant equity or other interest as determined by the Committee, as defined in Section 10 (the “Committee”) (such other entities hereinafter referred to as “affiliates”), or of any subsidiary of its subsidiaries or affiliates, who may, but need not be, officers of the Company or of its subsidiaries, affiliates or divisions, who are determined by the Committee, in its discretion, to be senior management personnel important to the growth of the Company, and to whom the Committee shall make any award under the Plan.
     3. SHARES COVERED BY THE PLAN. The total number of Shares covered by the Plan shall be 10,000,000 shares of Common Stock as presently constituted, plus up to 700,000 shares reserved but not issued under the 1997 Incentive Shares Plan. This number shall be adjusted to reflect subsequent stock dividends, stock splits, spin-offs, spin-outs, reverse stock splits and similar matters affecting outstanding shares of Common Stock. Shares not exceeding this number may be awarded as Performance Shares or Restricted Shares, each as hereinafter defined, in the discretion of the Committee. In the event any award of Shares is cancelled, forfeited, terminated or otherwise expires (“cancelled”) on account of termination of a Participant’s employment, failure to meet performance objectives, or for any other reason, the Committee may again award the Shares cancelled to an existing or new Participant.
     4. PERFORMANCE SHARES; PERFORMANCE PERIOD. The Committee, in its discretion, may award all or any part of the Shares covered by the Plan as units representing Performance Shares. The maximum number of Performance Shares which may be awarded to any individual for any performance period shall be 800,000 shares (subject to the anti-dilution provisions in Section 3). Any award of Performance Shares to a Participant for a specified performance period under the Plan which is cancelled as provided in Section 3 shall continue to be counted against the maximum number of Performance Shares which may be granted to such Participant for such period. Performance Shares shall not be issued at the time of award, but the award of units shall represent the right to receive payment (as determined by the Committee pursuant to Section 6 hereof) if specified performance objectives are achieved. The performance objectives may be established from time to time by the Committee. Performance objectives need not be the same in respect of all Participants and may be established separately for the Company as a whole or for its various groups, divisions, subsidiaries and affiliates, all as the Committee may determine, in its discretion. The performance objectives shall be established at the beginning of the applicable performance period and shall be based upon one or more of the following criteria: sales, earnings, earnings per share, net earnings, pre-tax earnings, earnings before interest and taxes, return on equity, return on total capital and asset management. The performance criteria may include or exclude specified items of an unusual, non-recurring or extraordinary nature including, without limitation, changes in accounting methods, changes in inventory methods, changes in corporate taxation, unusual accounting gains and losses, changes in financial accounting standards, or other extraordinary events causing dilution of or diminution in the Company’s earnings, all as the Committee may deem necessary or desirable to accomplish the purposes of the performance program. Except as provided in Section 12 hereof, the performance period for which achievement of any performance objective shall be determined shall not be less than three years.

Awards of Performance Shares may be conditioned on the Participant’s continued employment by the Company or a subsidiary or affiliate over the performance period or in any other manner the Committee may determine.
     5. PERFORMANCE SHARE AWARDS. Performance Share Awards shall be made pursuant to performance programs as follows:
(a) Performance Programs; Initial Grants. After the approval of this Plan by the Board, the Committee shall, in accordance with Section 4, establish one or more performance programs each with a specified objective or objectives and a specified performance period over which the specified objective is targeted for achievement. Participants may be awarded Shares in any one or more of the performance programs. In making its determination of who shall be Participants in any performance program the Committee shall take into account such factors as the Participant’s level of responsibility, job performance, potential for growth, level and types of compensation and such other factors as the Committee deems relevant.
(b) Subsequent Awards. During the performance period of a performance program, additional Performance Shares may be awarded (subject to the maximum number provided for above) in the discretion of the Committee, either (i) to new Participants in the performance program or (ii) if circumstances of significant promotion or additional responsibility so warrant, to any one or more of the initial Participants in the performance program.
(c) Notice of Awards. Upon the making of any award by the Committee, the Participant shall be advised of the number of Performance Shares awarded and of the terms of the award.
     6. PERFORMANCE SHARE PAYMENT. The payment amount which a holder of Performance Shares shall be entitled to receive if the applicable targeted performance objective is met shall be an amount equal to the market value of one share of Common Stock on the date that the Committee determines that the applicable targeted performance objective is met (following the expiration of the applicable performance period) multiplied by the number of Performance Shares held. For the purposes hereof market value as of any date shall be the value as of said date as reasonably determined by the Committee.
Notwithstanding the provisions of the foregoing paragraph, the Committee, in its discretion, may establish, at the time it establishes the targeted performance objective, a minimum performance target and may provide for payment on a reduced scale if the targeted performance objective is not achieved but the minimum performance target is met or exceeded. The Committee may not increase the amount of payment that would otherwise be paid upon attainment of a performance objective.
Payment amounts may be paid in shares of Common Stock and cash, or in any combination thereof as determined by the Committee; provided, however, that in no event shall the aggregate number of shares of Performance Shares for which payment is made, plus the number of Restricted Shares which are not cancelled, exceed the number specified in Section 3 (or as said number may be adjusted as provided in Section 3).
     7. TIME OF PAYMENT. Subject to the provisions of the following paragraphs of this Section 7, distribution of amounts to which a Participant is entitled, because the applicable targeted performance objective is met, shall be made as soon as practicable after the holder of the Performance Shares becomes entitled thereto, unless payment of the Performance Shares is subject to specified vesting conditions after attainment of the performance objective, in which case payment shall be delayed until such vesting conditions have been satisfied.
If the Committee so determines in its sole discretion, prior to receipt of any award of Performance Shares under the Plan, a Participant shall be advised of the award proposed to be made and at such time may make an election to have distribution of any amount such Participant may be entitled to receive in respect of such Shares (whether in cash, in Common Stock, or a combination thereof) deferred until such year as the Participant may elect, after the year in which the amount would otherwise be paid, up to and including the year of termination of employment on account of retirement, and at the same time (prior to the time the award is made) may elect to have such amount paid in such deferred annual installments over such years as the Participant shall then specify. If a Participant elects any such deferral, the following rules shall apply to the deferred payment:
(a) Such election shall be irrevocable and shall be made in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), and the regulations and other guidance issued thereunder.
(b) The right to such deferred payment shall be fully vested and nonforfeitable but shall be nonassignable, and any attempted transfer or assignment, or any pledge or other hypothecation of such right, shall be void and of no effect.

(c) In the event of the death during the deferral period of a Participant who has elected a deferred payment, the unpaid balance of the deferred amount owing to such Participant at the time of death shall be distributed to the Participant’s estate on the date which is six months after the date of death, irrespective of whether or not the deferral period elected has expired.
(d) Until payment is made to a Participant of the full deferred payment to which such Participant is entitled, the Company will accrue for the account of the Participant during the period of deferral an amount equal to the dividends per share paid on Common Stock during such period multiplied by the number of Shares still unpaid and held for such Participant’s account in accordance with the deferred payment election. At the time the Participant is entitled to receive any amount under the Plan, in accordance with the election, there shall also be paid to such Participant the accrued dividend equivalent amount, either in a lump sum or in deferred annual installments as specified by such Participant at the time of the original deferral election.
(e) Notwithstanding anything herein to the contrary, any such deferred payment that is otherwise scheduled to be or to begin to be distributed upon separation from service of a Participant who is a specified employee, as determined under Code Section 409A and the regulations and other guidance issued thereunder, may not be made or commenced before the date which is six (6) months after the date of such separation from service (or, if earlier, the date of the death of the employee).
The Committee, in its discretion, may amend the foregoing provisions hereof relating to the election of deferred payments and the rules applicable thereto if, in its judgment, the tax benefits intended by such provisions and rules will not be adversely affected.
     8. CONDITIONS TO PAYMENTS. Except as otherwise herein provided or determined by the Committee, a Participant, in order to be entitled to receive any payment on Performance Shares awarded, must be in the employ of the Company or a subsidiary or affiliate of the Company (or a subsidiary of a subsidiary or affiliate) on the expiration of the relevant performance period and upon the date of payment (or the date payment would have otherwise occurred but for a deferral election), and must have been continuously in the employ of the Company or a subsidiary or affiliate (or a subsidiary of a subsidiary or affiliate) from the date of the award of the Performance Shares except for leaves of absence which may be approved by the Committee. No vested interest in any payment under the Shares shall accrue during the term of the performance period and no payment in respect of the Shares shall be required to be made to any Participant whose employment with the Company or a subsidiary or affiliate (or a subsidiary of a subsidiary or affiliate) is terminated, with or without cause, prior to the time such Participant is entitled or would have otherwise been entitled to receive a distribution hereunder but for a deferral election; provided, however, (a) that if a Participant in the Plan retires upon the attainment of age 65 prior to the time such Participant is to receive distribution (or would have received such distribution but for a deferral election) on any Performance Shares awarded, the amount of payment to such Participant shall be pro-rated in such manner as the Committee shall reasonably determine, and (b) that the Committee, in its absolute discretion, may provide for such pro-rata or other payment (or no payment), as it may determine, to a Participant whose employment terminates (on account of death, disability or otherwise) prior to the time the Participant is entitled to receive distribution of Performance Shares and prior to the Participant’s retirement at age 65; provided, however, that any such distribution shall be subject to any deferral election in effect and the provisions of Section 7 hereof. If termination is on account of death, the Committee may provide for payment of any distribution it authorizes to the Participant’s surviving spouse, heirs or estate, as the Committee may determine.
     9. RESTRICTED SHARES. In addition to Performance Shares the Committee may grant to eligible Participants shares covered by the Plan which are not subject to performance programs or performance objectives. Such other share grants shall be Restricted Shares. Unless otherwise approved by the Committee, Restricted Shares shall be forfeitable if the holder resigns or is discharged from the employ of the Company (or a subsidiary or affiliate, or a subsidiary of a subsidiary or affiliate, as the case may be) during a Restriction Period specified by the Committee, which shall be not less than three years from the date of the award. Such shares shall be forfeitable on such other terms and conditions as may be specified by the Committee in an award agreement which shall be signed by the Participant at the time of the award. After the grant of any such award the Committee, in its discretion, may waive any of the terms and conditions thereof and may reduce the Restriction Period applicable thereto; provided, however, that the Committee shall not reduce such period to less than three years; and provided further, however, that in the event any Change of Control (as hereinafter defined) shall occur the Restriction Period applicable to all Restricted Shares then outstanding shall be accelerated and be deemed to be satisfied so that the holders of such Restricted Shares shall immediately, and without any action by the Committee, hold said Shares fully vested and without any continuing restrictions thereon, excepting, however, such restrictions, if any, as may then be applicable under state or federal securities laws.
     10. COMMITTEE MEMBERSHIP; AUTHORITY. The Plan shall be administered by the members of the Compensation and Human Resources Committee of the Board or such other committee of the Board as may be authorized from time to time by the Board (the “Committee”). The members of the Committee shall be two or more directors, each of whom must satisfy the stated criteria to be considered (i) “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), as in effect from time to time, and (ii) “independent directors” as defined in Section 303A of the New York Stock Exchange Listed Company Manual, as amended from time to time. The Committee shall have plenary authority to interpret the Plan, to determine awards and the terms thereof, to establish any rules or regulations relating to the Plan which it determines to be appropriate, and to make any other determination which it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and all Participants. In the event the Committee shall no longer meet the qualification requirements set forth above, the Board shall appoint a new committee to administer the Plan, whose members shall cause the Committee to qualify under Rule 16b-3 and Section 303A. The Committee shall have the authority to appoint a subcommittee that meets the requirements of Code Section 162(m), and the regulations thereunder, to administer Performance Share awards, to the extent required to meet the requirements of Section 162(m) and the regulations thereunder.
     11. DETERMINATION OF ACHIEVEMENT OF OBJECTIVES. The Committee, in regard to any performance program adopted by it, shall determine whether any performance objective of any program has been met. In making this determination, the Committee shall apply the accounting results, as audited at the end of any fiscal year by the Company’s independent registered public accounting firm, but shall adjust such results for unusual, nonrecurring or extraordinary items to the extent such adjustments were preestablished by the Committee under Section 4. Prior to making a Performance Share payment, the Committee shall certify in writing the achievement of the applicable performance objective(s) and the amount of the award to be paid to each Participant.
     12. CHANGE OF CONTROL. In the event of a Change of Control (as hereinafter defined) Participants then holding awards of Performance Shares shall be entitled to receive such Shares (or equivalent value), free of any conditions and as if the specified performance periods had elapsed and the performance objectives relating thereto had been fully achieved; and in this event the holders of Performance Shares shall be entitled to full payment therefor, in Common Stock and in cash, or in such combination of stock and cash as determined by the Committee. For the purpose hereof the date of the expiration of the applicable performance period shall be deemed to be the date as of which any Change of Control shall occur. Notwithstanding the foregoing, Participants holding awards of Performance Shares, payment for which has been deferred hereunder in accordance with Section 7, shall be entitled to receive full payment therefor, as described above, only in the event of a Change of Control (as hereinafter defined) which is also determined to be a Change in Control Event under Code Section 409A and the regulations and other guidance issued thereunder.
     13. AMENDMENT OF PLAN. The Committee shall have the authority to make amendments and revisions of this Plan, provided that no amendments or revisions of the Plan shall be made without the consent of the stockholders of the Company if such amendment or revision would increase the aggregate number of Shares which may be granted or securities which may be issued under the Plan.
     14. PAYMENTS IN COMMON STOCK; SOURCE OF STOCK. It is anticipated that any shares of Common Stock delivered pursuant to the terms of the Plan will be Treasury shares of the Company acquired prior to or during the term of the Plan. The Committee, however, may instead utilize authorized but unissued shares of Common Stock, subject to payment of any required par value; and, subject to the approval of this Plan by the stockholders of the Company, the Board and officers of the Company are authorized to take such action as may be necessary to provide for the issuance of any or all of the shares which may be necessary to satisfy the Company’s obligations hereunder and to cause said shares to be listed on the New York and any other stock exchanges on which the Common Stock may at such time be listed.
Shares of Common Stock delivered to Participants hereunder in satisfaction of Performance Share rights, and other Incentive Shares so delivered after the release of any conditions applicable thereto may nonetheless thereafter be restricted stock under the Securities Act of 1933, as amended (the “1933 Act”), and the certificates for such Shares may have a legend imprinted thereon restricting the resale, hypothecation or further transfer of said shares except in a registered offering or pursuant to an available exemption from registration.

     15. ADDITIONAL PROVISIONS. The following additional terms and provisions apply to the Plan:
(a) The award of Performance Shares to a Participant in the Plan shall create no rights in such Participant as a shareholder of the Company until such time and to the extent that the Participant is delivered Shares of Common Stock in satisfaction of such Participant’s Performance Share units, except that the Committee may authorize the payment of an amount equal to cash dividends on Performance Shares or on a portion thereof awarded to Participants in the Plan. Holders of Restricted Shares granted hereunder shall have such rights as are expressly provided for herein and in the terms of the award.
(b) No adjustment shall be made in the Incentive Shares awarded on account of cash dividends which may be paid, or other rights which may be issued to, the holders of Common Stock during the term of the Plan except as stated in subparagraph (c) below.
(c) In the event of stock dividends, stock splits, spin-offs, spin-outs, reverse stock splits or similar matters affecting outstanding shares of Common Stock during the term of the Plan, appropriate revision shall be made (i) in the targeted growth objectives of performance programs, and (ii) in the Shares awarded to reflect the effect of such stock dividend, stock split, spin-off, reverse stock split or similar matter on the interests of the Participants in the Plan.
(d) No Participant in the Plan shall have any right as a Participant in the Plan to continue in the employ of the Company or of any of its subsidiaries for any period of time, or any right to a continuation of such Participant’s present or any other rate of compensation; and such rights and powers as the Company now has or which it may have in the future to dismiss or discharge any Participant from employment or to change the assignments of any Participant are expressly reserved to the Company.
(e) The Committee may require the Company to withhold from any payment due to a Participant (under this Plan or otherwise) any amount necessary to satisfy income tax withholding requirements in respect of any payment due under this Plan; and for this purpose may withhold cash and the Shares deliverable in respect of Performance Shares. Alternatively, the Committee may require the Participant to pay to the Company such cash amount or additional cash amount as may be necessary to satisfy withholding requirements in which case such Participant shall be entitled to receive delivery of all Shares due hereunder. Upon vesting of the Restricted Shares to a Participant, the Company may withhold sufficient shares to satisfy its withholding obligations for federal, state and local income taxes on such payment, or in its discretion may withhold cash from any amounts otherwise payable with respect to Performance Shares.
(f) “Change of Control” of the Company shall mean:
     (i) the purchase or acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the 1934 Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of 20% or more of either the then-outstanding shares of common stock of Emerson or the combined voting power of Emerson’s then-outstanding voting securities entitled to vote in the election of directors;
     (ii) the consummation of (A) any reorganization, merger, consolidation or similar transaction involving Emerson, other than a reorganization, merger, consolidation or similar transaction in which the Company’s shareholders immediately prior to such transaction own more than 50% of the combined voting power entitled to vote in the election of directors of the surviving corporation, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Emerson, or (C) the liquidation or dissolution of Emerson; or
     (iii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board.
     16. TERM OF PLAN; APPROVAL BY STOCKHOLDERS. The term of the Plan shall be for the period from the date of its approval by the Board until such time as the Board, in its discretion, elects to terminate the Plan or replace the Plan with a successor Plan. During the term of the Plan awards of Performance Shares may be made under performance programs with performance periods extending beyond the end of the term of the Plan and Restricted Shares may be granted with conditions or restrictions extending beyond the end of the term of the Plan. Restrictions in respect of Incentive Shares granted during the term of the Plan shall continue in effect after the termination of the Plan until they shall be satisfied or forfeited in accordance with their terms. This Plan shall be subject to approval by the stockholders of the Company.
     17. NON-ASSIGNABILITY. Rights under the Plan and in respect of Shares granted under the Plan are not transferable and may not be assigned or pledged by any Participant at any time, and no recognition shall be required to be given by the Company to any attempted assignment of any rights hereunder or of any attempted assignment of the Shares. This non-assignability shall not apply to any shares of the Common Stock delivered to Participants hereunder after such Shares shall be fully vested in the holder thereof, except as follows:
(a) Unless otherwise determined by the Committee, shares of Common Stock issued in payment of Performance Shares to any Participant who is subject to Section 16 of the 1934 Act may not be assigned for a period of six (6) months after issuance.
(b) The resale of shares of Common Stock may be restricted by reason of the 1933 Act as set forth in Section 14 hereof.
Unless otherwise determined by the Committee, if payment of Shares to a Participant is accelerated prior to vesting, and if the Participant is subject to Section 16 of the 1934 Act, such Shares shall be non-transferable for a period of six (6) months after they became fully vested.
     18. PLAN A PART OF CONTINUING COMPENSATION PROGRAM. This Plan is a part of a continuing program of incentive compensation for senior managerial personnel of the Company and is expected to be supplemented or continued in effect after the term hereof by an additional plan or plans as approved by the Board or stockholders of the Company.
     19. SEPARABILITY OF PROVISIONS. With respect to Participants subject to Section 16 of the 1934 Act, this Plan and transactions hereunder are intended to comply with all applicable provisions of Rule 16b-3 or its successors. To the extent that any provision of the Plan or action of the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.
*******
Approved by the Board of Directors on the 1st day of November, 2005, subject to approval of the stockholders of the Company.

AMENDMENT TO THE
EMERSON ELECTRIC CO. 2006 INCENTIVE SHARES PLAN
SOLELY FOR CODE SECTION 409A COMPLIANCE
          WHEREAS, Emerson Electric Co. (“Company”) previously adopted the Emerson Electric Co. 2006 Incentive Shares Plan ( “Plan”); and
          WHEREAS, effective January 1, 2005, the Company desires to amend the Plan solely for the purpose of complying with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”);
          NOW THEREFORE, effective January 1, 2005, the Plan is amended with respect to all amounts deferred or which become vested under the Plan on or after January 1, 2005 as follows:
1.	Any election to defer receipt of all or part of an award of Performance Shares must be made no later than the close of the Company’s taxable year immediately preceding the first taxable year of the Company in which any services are performed for which such Performance Share award is payable; however, a newly eligible participant may make an election within 30 days after the date he first becomes eligible to participate in the performance program, but only with respect to the portion of the Performance Shares award attributable to services performed after the date of his deferral election. Notwithstanding the foregoing, if the performance period is at least 12 consecutive months and the performance criteria are defined in writing no later than 90 days after the commencement of the period of service to which the criteria relates, a deferral election may be made on or before the date that is six months before the end of the performance period, provided (i) the Participant performs services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date a deferral election is made; and (ii) the award of Performance Shares has not become readily ascertainable. At the same time the Participant makes an election to defer receipt of a Performance Shares award, he shall also make an election to receive such Performance Shares in either a single distribution or in annual installments over such years as the Participant shall then specify.

2.	In the event a Participant has elected to defer receipt of all or any portion of his award of Performance Shares under a Plan until a specified year, payment shall be made or commence on the first day of such calendar year.

3.	In the event a Participant has elected to defer receipt of all or any portion of his award of Performance Shares under a Plan until his termination of employment, payment shall be made or commence on the first day of the month immediately following his termination date.

4.	In the event that any deferred amount becomes payable due to the Participant’s termination of employment (other than on account of death) and such Participant is a Specified Employee, as determined under Code Section 409A and the regulations promulgated thereunder, payment of any deferred amount that is otherwise scheduled to be or to begin to be distributed shall be made or commence on the first day of the seventh month immediately following the Participant’s termination of employment if such date is later than the date such deferred amount would otherwise be paid or commence to be paid.

5.	In the event of the death during the deferral period of a Participant who has made a deferral election, the unpaid balance of the deferred amount owing to such Participant at the time of death shall be distributed to the Participant’s estate on the first day of the month immediately following the date of the Participant’s death, irrespective of whether or not the deferral period elected has expired.

6.	In all cases in which a deferred amount is payable upon a fixed date, payment is deemed to be made upon the fixed date if the payment is made at such date or a later date within the same calendar year or, if later, by the 15th day of the third calendar month following the specified date. In addition, a payment is treated as made upon the date specified under the Plan if the payment is made no earlier than 30 days before the designated payment date. In no event shall the Participant be permitted, directly or indirectly, to designate the taxable year of the payment.

7.	In the event the Company elects to permit participants to change an election with respect to the time and/or manner of payment of a previously deferred award of Performance Shares, such change shall be filed with the Committee no later than December 31, 2007.

8.	The Committee shall have no discretion with respect to the timing and/or manner of payment of any deferred amount.

Approved by the Compensation Committee of the Board of Directors on the 6th day of August, 2007.

AMENDMENT TO THE
EMERSON ELECTRIC CO. 2006 INCENTIVE SHARES PLAN
     WHEREAS, Emerson Electric Co. (“Company”) previously adopted the Emerson Electric Co. 2006 Incentive Shares Plan ( “Plan”); and
     WHEREAS, the Compensation Committee of the Board of Directors of the Company has authority to amend the Plan pursuant to Section 13 therein;
     WHEREAS, effective January 1, 2008, the Company desires to amend the Plan solely for the purpose of clarifying its compliance with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”) relating to the exception for performance based compensation; and
     NOW THEREFORE, effective January 1, 2008, Section 8 of the Plan is deleted in its entirety and replaced with the following:
     8. CONDITIONS TO PAYMENTS. Except as otherwise herein provided or determined by the Committee, a Participant, in order to be entitled to receive any payment on Performance Shares awarded, must be in the employ of the Company or a subsidiary or affiliate of the Company (or a subsidiary of a subsidiary or affiliate) on the expiration of the relevant performance period and upon the date of payment (or the date payment would have otherwise occurred but for a deferral election), and must have been continuously in the employ of the Company or a subsidiary or affiliate (or a subsidiary of a subsidiary or affiliate) from the date of the award of the Performance Shares except for leaves of absence which may be approved by the Committee. No vested interest in any payment under the Shares shall accrue during the term of the performance period and no payment in respect of the Shares shall be required to be made to any Participant whose employment with the Company or a subsidiary or affiliate (or a subsidiary of a subsidiary or affiliate) is terminated, with or without cause, prior to the time such Participant is entitled or would have otherwise been entitled to receive a distribution hereunder but for a deferral election; provided, however, (a) that if a Participant in the Plan retires upon the attainment of age 65 prior to the time such Participant is to receive distribution (or would have received such distribution but for a deferral election) on any Performance Shares awarded, the amount of payment to such Participant shall be pro-rated in such manner as the Committee shall reasonably determine, and (b) that the Committee, in its absolute discretion, may provide for such pro-rata or other payment (or no payment), as it may determine, to a Participant whose employment terminates (on account of death, disability or otherwise) prior to the time the Participant is entitled to receive distribution of Performance Shares and prior to the Participant’s retirement at age 65; provided, however, that any such distribution shall be subject to any deferral election in effect and the provisions of Section 7 hereof. In no event shall a Participant who is a “covered employee”, as defined under Section 162(m) of the Internal Revenue Code, and whose employment terminates due to reasons other than death, disability or a change of ownership or control receive a pro-rata or other payment in the Committee’s sole discretion under this Section 8 unless the applicable performance objectives have been met. If termination is on account of death, the Committee may provide for payment of any distribution it authorizes to the Participant’s surviving spouse, heirs or estate, as the Committee may determine.
     Approved by the Compensation Committee of the Board of Directors on the 5th day of May, 2008.

EMERSON ELECTRIC CO.
8000 WEST FLORISSANT AVENUE
P.O. BOX 4100
ST. LOUIS, MO 63136-8506
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. IF YOU VOTE BY INTERNET OR PHONE, YOU DO NOT NEED TO RETURN THIS PROXY CARD.
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Emerson Electric Co. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy card must be received prior to the start of the Annual Meeting of Stockholders for your vote to be counted.
SPECIAL VOTING DEADLINE NOTICE TO PARTICIPANTS IN EMERSON ELECTRIC CO. BENEFIT PLANS
If you own shares of Emerson Electric Co. common stock through any benefit plan of Emerson or any of its subsidiaries, the shares represented by your proxy card include those shares. To allow sufficient time for the plan trustees to vote, the trustees must receive your voting instructions by 11:59 P.M. Eastern Time on January 27, 2011. If the trustees do not receive your properly completed instructions by that date, the trustees will vote the shares in the same proportion as the votes that the trustees receive from other plan participants, unless otherwise required by law.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M28062-P03251	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

EMERSON ELECTRIC CO.		For	Withhold	For All
		All	All	Except
THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2-5, FOR 3 YEARS IN PROPOSAL 6, AND AGAINST PROPOSAL 7.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES:		☐	☐	☐

1.	ELECTION OF DIRECTORS FOR TERMS ENDING IN 2014
Nominees:
01) D.N. Farr 03) C.A. Peters
02) H. Green 04) J.W. Prueher

ELECTION OF DIRECTOR FOR TERM ENDING IN 2012
Nominees:
05) R.L. Ridgway

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:		For	Against	Abstain

2.	Re-approval of the Performance Measures Under the Emerson Electric Co. 2006 Incentive Shares Plan.	☐	☐	☐

3.	Approval of the Emerson Electric Co. 2011 Stock Option Plan.	☐	☐	☐

4.	Ratification of KPMG LLP as Independent Registered Public Accounting Firm.	☐	☐	☐

5.	Approval, by non-binding advisory vote, of Emerson Electric Co. executive compensation.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

MATERIALS ELECTION
SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.
☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EVERY THREE (3) YEARS:		3 Years	2 Years	1 Year	Abstain

6.	Advisory vote on the frequency of executive compensation advisory votes.	☐	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOLLOWING:			For	Against	Abstain

7.	Approval of the stockholder proposal requesting the issuance of a sustainability report as described in the proxy statement.		☐	☐	☐
The undersigned hereby acknowledges receipt of Notice of Annual Meeting and accompanying Proxy Statement.
(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, February 1, 2011
10:00 A.M., Central Standard Time
Emerson Electric Co. Headquarters
8000 West Florissant Avenue
St. Louis, MO 63136
PLEASE PRESENT THIS
NON-TRANSFERABLE TICKET
AT THE REGISTRATION DESK
UPON ARRIVAL
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
M28063-P03251
é   FOLD AND DETACH HERE   é
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned, revoking all prior proxies, does hereby appoint D. N. FARR, F. L. STEEVES, and T. G. WESTMAN, or any of them, with full powers of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Stockholders of EMERSON ELECTRIC CO., to be held on February 1, 2011, commencing at 10:00 A.M., Central Standard Time, at the Headquarters of the Company, 8000 West Florissant Avenue, St. Louis, Missouri, and at any and all adjournments of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company which the undersigned is entitled to vote as specified and in their discretion on such other business as may properly come before the meeting. The matters stated on the reverse side were proposed by the Company, except as indicated.
THIS PROXY WILL BE VOTED AS SPECIFIED AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2, 3, 4 AND 5, FOR THREE (3) YEARS IN PROPOSAL 6, AND AGAINST PROPOSAL 7.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be marked, dated and signed, on the other side)